As filed with the Securities and Exchange Commission on June 15, 1998
                                                    Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              SUMMIT BANCORP, INC.
             (Exact name of registrant as specified in its charter)

            Massachusetts                               6712                            (To be applied for)
   (State or other jurisdiction of                (Primary standard                      (I.R.S. Employer
   incorporation or organization)            industrial classification)               identification number)

                                 81 Main Street
                           Medway, Massachusetts 02053
                                 (508) 533-3100
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)

                                 Eugene G. Stone
                      President and Chief Executive Officer
                                 81 Main Street
                           Medway, Massachusetts 02053
                                 (508) 533-3100
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   Copies to:
                            Robert B. Pomerenk, Esq.
                                 Eric Luse, Esq.
                      Luse Lehman Gorman Pomerenk & Schick
                           5335 Wisconsin Avenue, N.W.
                                    Suite 400
                             Washington, D.C. 20015

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box: |X|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                                          CALCULATION OF REGISTRATION FEE

                                                                  Proposed          Proposed maximum
        Title of each class of            Amount to be        maximum offering         aggregate            Amount of
     securities to be registered           registered         price per share      offering price (1)    registration fee
     ---------------------------           ----------         ---------------      ------------------    ----------------
Common Stock, $.01 par value per share  1,190,250 shares          $10.00               11,902,500             $3,512
====================================== ===================  ==================== ======================  ================

(1)  Estimated solely for the purpose of calculating the registration fee.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS
Up to 1,190,250 shares of common stock
                                                            SUMMIT BANCORP, INC.
                                                                  81 Main Street
                                                     Medway, Massachusetts 02053
                                                                  (508) 533-4343
--------------------------------------------------------------------------------

         Summit Bancorp, Inc., a Massachusetts-chartered stock holding company, is offering for sale up to 1,190,250 shares, or 45%, of its common stock pursuant to the terms of a stock issuance plan. Summit Bancorp, Inc. will issue the remaining 55% of its common stock to Service Bancorp, MHC, a Massachusetts mutual holding company. Summit Bancorp, Inc. has been organized as the mid-tier stock holding company subsidiary of Service Bancorp, MHC, and will own 100% of the common stock of Summit Bank, a Massachusetts-chartered stock savings bank. The stock issuance plan has been approved by the corporators of Service Bancorp, MHC, and has been conditionally approved by state and federal banking regulators. Because the names of Summit Bank, Summit Bancorp, Inc. and Service Bancorp, MHC are so similar, we will refer to Summit Bank as the "Bank", we will refer to Summit Bancorp, Inc. as the "Stock Company" and we will refer to Service Bancorp, MHC as the "Mutual Company."

--------------------------------------------------------------------------------

                                TERMS OF OFFERING

         An independent appraiser has estimated that the pro forma market value of the Stock Company is between $17.0 million and $23.0 million. Based on this estimate, the Stock Company will issue between 1.7 million and 2.3 million shares of its common stock and intends to sell 45% of these shares, or between 765,000 and 1,035,000 shares, to depositors of the Bank and members of the general public. The remaining 55% of the Stock Company's shares, or between 935,000 and 1,265,000 shares, will be issued to the Mutual Company. The number of shares issued may be increased to 2,645,000 shares. If the number of shares issued increases, the shares offered for sale in the stock offering will also increase to up to 1,190,250 shares. The number of shares to be issued is subject to regulatory approval. Based on these estimates, the Stock Company is making the following offering of shares of common stock:

                                                                                                               Adjusted
                                                           Minimum          Midpoint          Maximum           Maximum
                                                           -------          --------          -------           -------
o  Price per share.................................        $10.00            $10.00           $10.00            $10.00
o  Number of shares................................        765,000           900,000         1,035,000         1,190,250
o  Offering expenses...............................       $460,760          $485,600         $500,000          $500,000
o  Net proceeds....................................      $7,189,240        $8,514,400       $9,850,000        $11,402,500
o  Net proceeds per share..........................         $9.40             $9.46            $9.52             $9.58

         Please refer to Risk Factors beginning on page _____ of this prospectus. These securities are not deposits or accounts and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Depositors Insurance Fund or any other government agency, and are not guaranteed by the Bank, the Stock Company or the Mutual Company. The common stock is subject to investment risk, including the possible loss of principal invested. Neither the Securities and Exchange Commission, the Massachusetts Division of Banks, the Federal Deposit Insurance Corporation, nor any state securities regulator has approved or disapproved these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

         Trident Securities, Inc. will use its best efforts to assist in selling at least the minimum number of shares of common stock but does not guarantee that this number will be sold. All funds received from subscribers will be held in an interest bearing savings account at the Bank until the completion or termination of the stock offering. The Stock Company has applied to have the common stock quoted on the Nasdaq SmallCap Market under the symbol "____."

         For information on how to subscribe, call the Stock Information Center at (508) 533-________.

                             -----------------------

                        Prospectus dated August __, 1998

                            Trident Securities, Inc.

                                      [MAP]

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
QUESTIONS AND ANSWERS ABOUT THE STOCK OFFERING................................4
SUMMARY AND OVERVIEW..........................................................6
SELECTED FINANCIAL AND OTHER DATA............................................10
RISK FACTORS.................................................................12
SERVICE BANCORP, MHC.........................................................17
SUMMIT BANCORP, INC..........................................................18
SUMMIT BANK..................................................................18
REGULATORY CAPITAL COMPLIANCE................................................19
USE OF PROCEEDS..............................................................20
DIVIDEND POLICY..............................................................21
MARKET FOR COMMON STOCK......................................................21
CAPITALIZATION...............................................................22
PRO FORMA DATA...............................................................23
PARTICIPATION BY MANAGEMENT..................................................28
THE OFFERING AND THE REORGANIZATION..........................................29
SUMMIT BANK AND SUBSIDIARIES
         CONSOLIDATED STATEMENTS OF INCOME...................................41
MANAGEMENT'S DISCUSSION AND ANALYSIS
         OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS....................42
BUSINESS OF THE COMPANY......................................................55
BUSINESS OF THE BANK.........................................................55
FEDERAL AND STATE TAXATION...................................................77
REGULATION...................................................................78
MANAGEMENT OF THE STOCK COMPANY..............................................87
MANAGEMENT OF THE BANK.......................................................89
RESTRICTIONS ON ACQUISITION OF THE STOCK COMPANY AND THE BANK................98
DESCRIPTION OF CAPITAL STOCK OF THE STOCK COMPANY...........................102
TRANSFER AGENT AND REGISTRAR................................................103
LEGAL AND TAX MATTERS.......................................................103
EXPERTS  ...................................................................103
ADDITIONAL INFORMATION......................................................103
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS .................................F-1
GLOSSARY ...................................................................G-1


         This document contains forward-looking statements which involve risks and uncertainties. The Stock Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed in "Risk Factors" beginning on page ___ of this prospectus.

Please see the Glossary beginning on page G-1 for the meaning of capitalized terms that are used in this prospectus.

                 QUESTIONS AND ANSWERS ABOUT THE STOCK OFFERING

Q:   What is the purpose of the stock offering?

A: We are selling shares of common stock so that we can raise capital to grow and compete more effectively in our market area, and so that our depositors, employees, management and directors may obtain an equity ownership in the Bank. As part of the reorganization, you will have the opportunity to become a stockholder of the Stock Company, which will allow you to share indirectly in the future earnings and growth of our Bank. The capital raised in the stock offering will enable us to expand our lending and investment activities, and may be used to establish or acquire new branch offices or acquire other financial institutions.

Q:   Who will be permitted to purchase stock?

A:   The stock will be offered on a priority basis to the following persons:

     o Persons who had one or more deposit accounts with us with aggregate balances of at least $50 on March 31, 1997. Any remaining shares will be offered to:

     o Persons who had one or more deposit accounts with us with aggregate balances of at least $50 on June 30, 1998. Any remaining shares will be offered to:

     o The Bank's employee stock ownership plan. Any remaining shares will be offered to:

     o The Bank's and the Mutual Company's employees, officers, directors and trustees.

     If the above persons do not subscribe for all of the shares of common stock, the remaining shares will be offered to certain members of the general public, with preference given to natural persons residing in the Massachusetts towns of Franklin, Medfield, Medway and Millis.

Q:   How much stock may I order?

A: The minimum order is 25 shares (or $250). The maximum order for any individual person, persons having a joint account, or persons acting together is 10,000 shares (or $100,000). We may decrease or increase the maximum purchase limitation without notifying you. However, if we increase the maximum purchase limitation, and you previously subscribed for the maximum number of shares, you will be given the opportunity to subscribe for additional shares.

Q:   What happens if there are not enough shares to fill all orders?

A: If the stock offering is oversubscribed in any of the categories listed above, then shares will be allocated among all subscribers in that category based on a formula that is described in detail in "The Offering and the Reorganization" section of this prospectus.

Q:   How do I order the stock?

A: You must complete and return the stock order form and certification to us together with your payment, so that we receive it on or before 12:00 noon, Massachusetts time, on September___, 1998. Payment may only be made by (i) check or money order, or (ii) authorization of withdrawal from passbook or money market accounts or certificates of deposit maintained by the Bank.

Q: As a depositor of Summit Bank, what will happen if I do not order any common stock?

A: You are not required to purchase common stock. Your deposit accounts, certificate accounts and any loans you may have with the Bank will not be affected by the stock offering.

Q:   How do I decide whether to buy stock in the stock offering?

A: In order to make an informed investment decision, you should read this entire prospectus, particularly the section titled "Risk Factors."

Q:   Who can help answer any questions I may have about the stock offering?

     If   you have questions about the Offering, you may contact:


                            Stock Information Center
                                   Summit Bank
                                 81 Main Street
                           Medway, Massachusetts 02053
                                (508) 533-______

                              SUMMARY AND OVERVIEW

          This is a summary of selected information from this document and does not contain all the information that you need to know before making an informed investment decision. To understand the stock offering fully, you should read carefully this entire prospectus, including the consolidated financial statements and the notes to the consolidated financial statements of Summit Bank. References in this document to the "Bank," "we," "us," or "our" mean Summit Bank. In certain instances where appropriate, "us" or "our" refers collectively to Summit Bancorp, Inc. and the Bank. References in this prospectus to the "Stock Company" mean Summit Bancorp, Inc., and references to the "Mutual Company" mean Service Bancorp, MHC. References to the "Offering" mean the subscription and if necessary, community offering described in this prospectus.

The Companies

                              Summit Bancorp, Inc.
                                 81 Main Street
                           Medway, Massachusetts 02053
                                 (508) 533-4343

         After the Offering, the Stock Company will own 100% of the Bank's common stock. Purchasers in the Offering will acquire in the aggregate 45% of the Stock Company's common stock and the Mutual Company will acquire 55% of the Stock Company's common stock. Although these percentages may change in the future, the Mutual Company must always own at least 51% of the Stock Company's common stock. See page __.

                                   Summit Bank
                                 81 Main Street
                           Medway, Massachusetts 02053
                                 (508) 533-4343

         The Bank is a community-oriented Massachusetts-chartered stock savings bank. We provide financial services to individuals, families and small businesses primarily in Norfolk County and surrounding markets in the greater Boston metropolitan area. We are engaged primarily in the business of offering various FDIC-insured retail deposits to customers through our five full-service branch offices, and investing those deposits, together with funds generated from operations and borrowings, in one- to four-family residential mortgage loans, commercial real estate loans, construction and development loans, commercial business loans, consumer loans, and mortgage-backed and other securities. At March 31 , 1998, we had total assets of $131.2 million, total deposits of $108.1 million and total retained earnings of $9.9 million. See pages __ to __.

Description of the Mutual Holding Company Structure

         The mutual holding company structure differs in significant respects from the stock holding company structure that is typically used in a standard mutual-to-stock conversion. In a standard conversion, a converting mutual institution or its newly-formed holding company usually sells 100% of its common stock in a stock offering. A savings institution that conducts a stock offering using the mutual holding company structure sells less than 50% of its shares to the public. As a result, control of the Stock Company will remain with the Mutual Company.

         Because the Mutual Company is a mutual corporation, its actions will not necessarily always be in the best short-term interests of the Stock Company's stockholders. In making business decisions, the Mutual Company's Board of Trustees will consider a variety of constituencies, including the depositors and employees of the Bank, and the communities in which the Bank operates. As the majority stockholder of the Stock Company, the Mutual Company is also interested in the continued success and profitability of the Bank and the Stock Company. Consequently, the Mutual Company will act in a manner that furthers the general interest of all of its constituencies, including, but not limited to, the interest of the stockholders of the Stock Company. The Mutual Company believes that the interests are in many circumstances the same, such as the increased profitability of the Stock Company and the Bank and continued service to the communities in which the Bank operates.

Conversion of the Mutual Company to the Stock Form of Organization

         Although the Mutual Company will own and control at least 51% of the common stock of the Stock Company so long as the Mutual Company remains in existence, the Mutual Company is permitted by law to convert to the stock form of organization. Such a conversion transaction would be effected through a merger of the Mutual Company into the Stock Company or the Bank concurrently with the sale of the shares of the Stock Company's common stock held by the Mutual Company in a subscription offering to qualifying depositors and others. Regulations of the Division prohibit such a conversion for three years following the Offering, subject to a waiver by the Division for supervisory reasons or for compelling and valid business reasons established to the satisfaction of the Division. Moreover, the Division has not yet adopted regulations governing the conversion of Massachusetts-chartered mutual holding companies to stock form. Accordingly, there can be no assurance that the Mutual Company will convert to stock form or of the conditions that the Division would impose on a conversion transaction by the Mutual Company. The stock issuance plan provides that any conversion transaction shall be fair and equitable to the Stock Company's Minority Stockholders and establishes a formula for readjusting the Minority Ownership Interest (if required by applicable banking regulators) in the event the Mutual Company has significant assets (other than common stock of the Stock Company) or the Mutual Company waives the receipt of dividends declared by the Stock Company. Neither the Bank nor the Stock Company has any plan to undertake a conversion transaction. If a conversion transaction does not occur, the Mutual Company will continue to own at least 51% of the outstanding common stock of the Stock Company and purchasers of the common stock in the Offering will remain Minority Stockholders. Accordingly, investors should not subscribe for shares of common stock in anticipation of a sale of control of the Stock Company or the Bank. See "Risk Factors--Conversion of Mutual Company to Stock Form."

The Stock Offering

         The Stock Company is offering for sale between 765,000 and 1,035,000 shares of its common stock, for a price per share of $10.00. If market or financial conditions change, we may increase the Offering to up to 1,190,250 shares without further notice to you. The number of shares that we sell in the Offering is subject to approval of the Division and the FRB. We have engaged Trident Securities, Inc. to assist us on a best efforts basis in selling the common stock in the Offering. See pages ___ to ___.

Stock Pricing and Number of Shares to be Issued

         The Bank's Board of Directors set the subscription price per share at $10.00, the subscription price most commonly used in stock offerings involving savings institutions. The number of shares of common stock issued in the Offering is based on the independent valuation prepared by RP Financial, LC., Arlington, Virginia. The independent valuation states that as of May 29, 1998, the estimated market value of the Stock Company after giving effect to the reorganization ranged from a minimum of $17.0 million to a maximum of $23.0 million. Based on the independent valuation and the subscription price, the number of shares of common stock that the Stock Company will issue will range from 1.7 million shares to 2.3 million shares. The Board of Directors has decided to offer for sale 45% of these shares, or between 765,000 shares and 1,035,000 shares, to qualifying depositors and others pursuant to this prospectus. The Board determined to sell 45% of the stock in the Offering in order to raise the maximum amount of proceeds while permitting the Stock Company to issue additional shares of common stock in the future pursuant to the stock award plan and stock option plan that the Stock Company intends to adopt no sooner than six months after the Offering. The 55% of the shares of common stock that are not sold in the Offering will be issued to the Mutual Company.

         Changes in the market and financial conditions and demand for the common stock may result in an increase of up to 15% in the independent valuation (to up to $26.5 million) and a corresponding increase in the maximum of the Offering Range (to up to $11.9 million). We will not notify subscribers if the maximum of the independent valuation and the maximum of the Offering Range are increased by 15% or less. We will, however, notify subscribers if the maximum of the independent valuation is increased by more than 15%, or if the minimum of the independent valuation is decreased. The independent valuation is not a recommendation as to the advisability of purchasing stock, and you should not buy stock based on the independent valuation.

Stock Purchase Priorities

         The Stock Company will offer shares of its common stock on the basis of the following purchase priorities.

          o Persons who had one or more deposit accounts with us with aggregate balances of at least $50 on March 31, 1997. Any remaining shares will be offered to:

          o Persons who had one or more deposit accounts with us with aggregate balances of at least $50 on June 30, 1998. Any remaining shares will be offered to:

          o The Stock Company's employee stock ownership plan. Any remaining shares will be offered to:

          o    The  Bank's  and  the  Mutual  Company's   employees,   officers,
               directors and trustees.


         If the above persons do not subscribe for all of the shares of common stock, the remaining shares will be offered to certain members of the general public, with preference given to natural persons residing in the Massachusetts towns of Franklin, Medway, Medfield and Millis.

Prohibition on Transfer of Subscription Rights

         You may not sell or assign your subscription rights. Any transfer of subscription rights is illegal and may subject you to sanctions by the Commissioner or the FDIC. The Bank and the Stock Company will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders believed by them to involve the transfer of such rights.

Termination of the Offering

         The Subscription Offering will terminate at 12:00 noon, Massachusetts time, on September __, 1998. If a Community Offering is held, it is expected to begin immediately after the termination of the Subscription Offering, but may begin during the Subscription Offering. The Stock Company may terminate any Community Offering at any time prior to_____, 1998, without regulatory approval.

Benefits to Management from the Offering

         Our full-time employees will participate in our employee stock ownership plan. We also intend to implement a stock award plan and a stock option plan no earlier than six months following completion of the Offering, which will benefit our officers, trustees and directors. If we adopt the stock award plan, certain officers, trustees and directors will be awarded shares of common stock at no cost to them. However, the stock award plan and stock option plan may not be adopted until at least six months after completion of the Offering and are subject to shareholder approval. In addition, the Bank intends to enter into employment agreements with certain executive officers following completion of the Offering. See pages__ to__.

Use of the Proceeds Raised from the Sale of Common Stock

         The Stock Company will use the net proceeds from the Offering as follows. The percentages we use are estimates:


          o 50% will be contributed to the Bank in exchange for 100% of the capital stock of the Bank.

          o 8% will be loaned to the ESOP to fund its purchase of common stock.

          o    42% will be retained by the Stock Company as a possible source of
               funds  for  the  payment  of  dividends  to   shareholders,   the
               repurchase of stock, and for other general corporate purposes.

         The proceeds received by the Bank will be available for expansion of our retail banking services through new branch openings or deposit or branch acquisitions, acquisitions of other financial institutions, new loan originations, and the purchase of investment and mortgage-backed securities, in addition to general corporate purposes. See pages __ and __.

Dividends

         The Board of Directors of the Stock Company currently does not intend to pay cash dividends on its common stock. While the Board of Directors may consider a policy of paying cash dividends on its common stock in the future, there is no assurance that cash dividends will ever be paid, or, if paid, what the amount of dividends will be, or whether such dividends, once paid, will continue to be paid. For a discussion of the Stock Company's anticipated dividend policy, including restrictions on its ability to pay dividends, see "Dividend Policy."

Market for the Common Stock

         We have applied to have the Stock Company's common stock listed on the Nasdaq SmallCap Market under the symbol "____." The requirements for listing include a minimum number of publicly traded shares, a minimum market value of the Stock Company's common stock, and a minimum number of market makers and record holders. Trident Securities, Inc. has indicated its intention to make a market in the common stock, and based on our analysis of the results of recent stock offerings, we anticipate that the Stock Company will satisfy these requirements. If we are unable, for any reason, to list the common stock on the Nasdaq SmallCap Market, or to continue to be eligible for listing, then we intend to list the common stock on the over-the-counter market with quotations available on the OTC Bulletin Board, if we qualify under their listing criteria.

Risk Factors

         The purchase of the Stock Company's common stock involves a substantial degree of risk. Prospective stockholders should carefully consider the matters set forth in this prospectus, including those set forth in "Risk Factors."

                       SELECTED FINANCIAL AND OTHER DATA

         The following information at and for the years ended June 30, 1997 and 1996 is derived from the audited consolidated financial statements of the Bank. The information at and for the nine months ended March 31, 1998 and 1997 is based on the unaudited consolidated financial statements of the Bank, which management believes reflect all adjustments, consisting only of normal recurring adjustments, necessary to present fairly the financial information as of such dates and for such periods. The summary of operations and key operating ratios and other data for the nine months ended March 31, 1998 and 1997 do not necessarily mean that results for any other period will be similar. The information is a summary only and you should read it in conjunction with the Consolidated Financial Statements and Notes of the Bank beginning on page F-1.

Selected Financial Data

                                                                 June 30,
                                            March 31,     ----------------------
                                              1998          1997          1996
                                              ----          ----          ----
                                                   (Dollars in Thousands)
Total assets .........................      $131,204      $104,878      $ 90,354
Loans receivable, net ................        72,197        66,934        59,667
Short-term investments ...............         6,400         6,305         2,597
Mortgage-backed securities--
  available for sale .................         7,305         2,745         2,076
Investment securities--
  available for sale (1) .............        37,603        22,989        19,181
Deposits .............................       108,056        92,897        81,189
Total borrowings .....................        12,404         2,622           369
Retained earnings ....................         9,890         8,695         7,421



Summary of Operations
                                         Nine Months Ended        Years Ended
                                             March 31,             June 30,
                                         -----------------     -----------------
                                          1998      1997        1997       1996
                                          ----      ----        ----       ----
                                                 (Dollars in Thousands)
Total interest income ..............     $6,309     $5,147     $7,037     $6,102
Total interest expense .............      2,972      2,324      3,174      2,746
                                         ------     ------     ------     ------
   Net interest income .............      3,337      2,823      3,863      3,356
Provision for loan losses ..........         75         35         35         93
                                         ------     ------     ------     ------
Net interest income, after
  provision for loan losses ........      3,262      2,788      3,828      3,263
Fees and service charges ...........        312        295        406        388
Gain on sales of loans and
  securities .......................        719        369        493        308
Other non-interest income ..........         44         46         60         78
                                         ------     ------     ------     ------
Total non-interest income ..........      1,075        710        959        774
Total non-interest expense .........      2,861      2,212      3,094      2,735
                                         ------     ------     ------     ------
Income before income taxes .........      1,476      1,286      1,693      1,302
Income tax provision ...............        521        477        611        501
                                         ------     ------     ------     ------
Net income .........................     $  955     $  809     $1,082     $  801
                                         ======     ======     ======     ======

----------

(1) Includes certificates of deposit and FHLB stock, which are not available for sale.

Key Operating Ratios and Other Data


                                         At or for the             At or for the
                                        Nine Months Ended            Years Ended
                                            March 31,                 June 30,
                                        -----------------        ------------------
                                        1998         1997         1997         1996
                                        ----         ----         ----         ----
Performance Ratios (1):
Return on average assets ........       1.12%        1.15%        1.13%        0.97%
Return on average retained
  earnings ......................      13.64%       13.73%       13.58%       11.35%
Average interest rate spread
  during period .................       3.71%        3.84%        3.86%        3.99%
Net interest margin (2) .........       4.15%        4.27%        4.29%        4.34%
Ratio of operating expense to
  average assets ................       3.34%        3.15%        3.24%        3.31%
Ratio of average interest-
 earning assets to average
 interest-bearing liabilities ...     111.82%      112.48%      112.38%      109.81%
Efficiency ratio (3) ............      64.85%       62.61%       64.16%       66.22%

Asset Quality Ratios:
Non-accrual loans and other
  real estate owned to total
  assets ........................       0.26%        0.69%        0.22%        0.99%
Allowance for loan losses as
  a percent of non-accrual loans      163.27%      220.00%      246.11%       52.28%
Allowance for loan losses as
  a percent of loans
  receivable, net ...............       0.77%        0.84%        0.71%        0.79%

Capital Ratios:
Retained earnings to total assets       7.54%        8.10%        8.29%        8.21%
Average retained earnings to
  average assets ................       8.18%        8.39%        8.33%        8.55%

Other Data:
Number of full-service offices ..          5            4            4            4
Number of deposit accounts ......     16,306       15,379       15,598       14,830
Number of loans outstanding .....      1,649        1,500        1,557        1,410

-----------

(1)  Ratios for the nine month periods have been annualized where applicable.

(2)  Net interest income divided by average interest-earning assets.

(3) Non-interest expense divided by the sum of net interest income and non-interest income.

                                  RISK FACTORS

         In addition to the other information in this prospectus, you should consider carefully the following risk factors in evaluating an investment in the common stock.

Growth of the Bank's Commercial Business and Commercial Real Estate Lending

         In recent years, the Bank's lending activities have increasingly emphasized commercial business and commercial real estate lending to take advantage of the demand for such loans in the Bank's primary lending area. At March 31, 1998, the Bank's portfolio of commercial real estate mortgage loans totaled $12.1 million, or 16.67% of gross loans, which represented an increase in this type of loan of $6.3 million, or 107.3%, since June 30, 1996. Additionally, at March 31, 1998, the Bank's portfolio of commercial business loans totaled $3.5 million, or 4.84% of gross loans, which represented an increase in this type of loan of $830,000, or 30.8%, since June 30, 1996. At March 31, 1998, the Bank had an additional $2.8 million of outstanding commitments to fund commercial real estate and commercial business loans. See "Business of the Bank--Lending Activities." These loans generally have larger principal amounts and a greater degree of risk than one- to four-family residential mortgage loans. Moreover, many of the Bank's borrowers have more than one commercial real estate mortgage loan or commercial business loan outstanding with the Bank.

         Commercial real estate mortgage loans and commercial business loans are generally viewed as having greater credit risk and requiring substantially greater oversight efforts than one- to four-family residential mortgage loans. The repayment of such loans generally depends, in large part, on sufficient income from the property to cover operating expenses and debt service. Economic events and government regulations, which are outside the control of the borrower or lender, may impact the value of the properties securing such loans or the future cash flow of the affected properties. See "Business of the Bank--Delinquent Loans, Other Real Estate Owned and Classified Assets."

Mutual Company Control of Stock Company and Other Anti-Takeover Provisions

         The mutual holding company structure and Massachusetts regulations generally restricting (i) conversion of a mutual holding company to stock form for a period of three years following a minority stock offering and (ii) the acquisition of control of a fully-converted savings bank for three years after conversion, create substantial impediments to any change of control of the Stock Company, or the Mutual Company.

         Mutual Holding Company Structure. Under Massachusetts law, at least 51% of the Stock Company's voting shares must be owned by the Mutual Company, and the Mutual Company will be controlled by its Board of Trustees. As the majority stockholder of the Stock Company, the Mutual Company will be able to elect all of the directors of the Stock Company and direct the affairs and business operations of the Stock Company. The Mutual Company will be able to prevent any challenge to the ownership or control of the Stock Company by Minority Stockholders. Accordingly, the purchasers of the common stock in the Offering will be Minority Stockholders of the Stock Company and will have limited influence on the election of directors or the affairs of the Stock Company, and will have no control over the affairs of the Mutual Company. No assurance can be given that the Mutual Company will not take actions that may be considered adverse to the interests of Minority Stockholders.

         Provisions in the Stock Company's and the Bank's Governing Instruments. Certain provisions of the Stock Company's Articles of Organization and Bylaws (particularly a provision limiting voting rights), the Bank's Charter and Bylaws, as well as certain federal and state regulations, will assist the Stock Company in maintaining its status as an independent, publicly-owned corporation. These provisions provide for, among other things, a supermajority vote to approve certain transactions and amend the charter, the staggered election of members of the boards of directors so that no more than one-third of the directors are elected annually, no cumulative voting for the election of directors, limits on the calling of special meetings of stockholders and uniform price provisions for certain business combinations. Moreover, the regulations of the Division prohibit, for a period of three years following the date of a conversion, offers to acquire or the acquisition of beneficial ownership of more than 10% of the outstanding stock of a stock savings bank. Any person, or group acting in concert, violating this restriction may not vote the Bank's or the Stock Company's securities in excess of the designated percentage. These provisions in the Bank's and the Stock Company's governing instruments may discourage potential proxy contests and other potential takeover attempts, particularly those which have not been negotiated with the Board of Directors, and thus, generally may serve to perpetuate current management. See "Restrictions on Acquisition of the Stock Company and the Bank."

         Restrictions on Conversion to Stock Form. Massachusetts regulations prohibit a mutual holding company from converting to stock form for at least three years following the completion of its minority stock offering unless the Division waives the restriction for supervisory reasons or for compelling and valid business reasons established to the satisfaction of the Division. Moreover, the mutual-to-stock conversion regulations of the Division prohibit the sale of control of a converted savings bank for a period of three years following conversion unless waived by the Division. Accordingly, prospective investors should not purchase the common stock if they are doing so in anticipation of a sale of control of the Stock Holding Company.

Uncertainty as to Future Growth Opportunities

         The Bank's total assets have increased by 100.7% since June 30, 1993, and the Bank intends to continue to grow in the future by focusing on mortgage and small business lending in its market area. The Bank also intends to grow by establishing new branches or by acquiring other financial institutions or branches. The Bank's ability to grow through selective acquisitions of other financial institutions or branches of such institutions will depend on successfully identifying, acquiring and integrating such institutions or branches. Moreover, the Bank's ability to increase its origination of real estate mortgage and commercial business loans will depend on market conditions in the Bank's primary lending area. There can be no assurance the Bank will be able to generate loan growth internally or identify attractive acquisition candidates, acquire such candidates on favorable terms or successfully integrate any acquired institutions or branches into the Bank. Neither the Stock Company nor the Bank has any specific plans, arrangements or understandings regarding any such expansions or acquisitions at this time, nor have criteria been established to identify potential candidates for acquisition.

Sensitivity to Changes in Interest Rates

         The Bank's profitability, like that of most financial institutions, depends to a large extent upon its net interest income, which is the difference between its interest income on interest-earning assets, such as loans and securities, and its interest expense on interest-bearing liabilities, such as deposits and borrowed funds. Accordingly, the Bank's results of operations and financial condition depend largely on movements in market interest rates and its ability to manage its assets and liabilities in response to such movements.

         The Bank tries to manage its interest rate risk exposure by (1) originating and retaining adjustable-rate loans while generally selling long-term one- to four-family fixed-rate loans in the secondary market, (2) originating fixed-rate commercial real estate loans and matching the maturities of these loans with long-term FHLB borrowings, (3) investing in debt securities with relatively short maturities or call dates, (4) classifying all of the Bank's investment portfolio as available for sale to provide greater flexibility to liquidate assets in response to changes in interest rates, and (5) maintaining a high concentration of"core deposits" which typically have lower yields and are less interest rate sensitive. The Bank offers a one-year adjustable rate mortgage loan that reprices annually, a three-year adjustable rate mortgage loan that reprices every third year, and a "5-1" loan (for first time home buyers) that has a fixed interest rate for the first five years and adjusts annually thereafter. See "Business of the Bank--Lending Activities--Loan Maturity and Repricing". While management expects that adjustable rate mortgage loans will increase the yield on the Bank's loan portfolio in a rising interest rate environment, the larger mortgage payments required from adjustable-rate borrowers in the event of higher interest rates could lead to an increase in defaults by such borrowers.

         At March 31, 1998, $65.8 million, or 59.7%, of the Bank's interest-bearing deposits and borrowed funds mature or reprice within one year or less, and $54.0 million, or 43.8% of the Bank's interest-earning assets mature or reprice within one year or less. As a result, at March 31, 1998, the Bank's cumulative one-year gap position, the difference between the amount of interest-earning assets maturing or repricing within one year and interest-bearing liabilities maturing or repricing within one year, was a negative 8.99%. Because 39.1% of the Bank's total deposits consisted of certificates of deposit with maturities of one year or less at March 31, 1998, the Bank's cost of funds is likely to increase at a greater rate in a rising interest rate environment than if the Bank had a greater percentage of its deposits in transaction accounts (NOW, savings and money market deposit accounts). Accordingly, if market interest rates increase, the Bank's cost of funds may increase more rapidly than the yield on its loans, thereby adversely affecting the Bank's interest rate spread, net interest income and net income.

Geographic Concentration of Loans

         The Bank's lending area is concentrated primarily in Norfolk County and nearby surrounding markets in the greater Boston metropolitan area (the "primary lending area"). Accordingly, the asset quality of the Bank's loan portfolio is largely dependent upon the economy and unemployment rate in this area. These factors are affected to a great extent by the success of companies operating in the area. The success of these companies in the past few years has helped to keep the economy stable. Their continued success, however, is dependent on the strength of national and international financial markets, both of which are subject to rapid change. A downturn in the economy in the Bank's primary lending area would likely adversely affect the Bank's operations. See "Business of the Bank--Market Area" and "--Competition."

Potential Increased Compensation Expenses after the Reorganization and Offering

         In November 1993, the American Institute of Certified Public Accountants issued Statement of Position 93-6 entitled "Employers' Accounting for Employee Stock Ownership Plans," which requires an employer to record compensation expense in an amount equal to the fair market value of shares committed to be released to employees from an employee stock ownership plan, instead of an amount equal to the cost basis of such shares. If the shares of common stock appreciate in value over time, this will result in increased compensation expense with respect to the employee stock ownership plan that the Stock Company intends to establish. It is impossible to determine at this time the extent of such impact on future net income. However, if for example, the ESOP purchases 8% of the common stock at the adjusted maximum of the Offering Range, and such shares are expensed on average at $15 per share over a ten year period, the annual compensation expenses associated with the ESOP would be $142,830. See "Pro Forma Data." In addition, after completion of the reorganization and Offering, the Stock Company intends to implement, subject to stockholder approval (which approval cannot be obtained earlier than six months subsequent to the reorganization and Offering), a restricted stock plan. Upon implementation, the award of shares of common stock from the restricted stock plan will result in significant additional compensation expense. See "Pro Forma Data" and "Management of the Bank--Benefit Plans--Recognition and Retention Plan."

Proposed Stock Benefit Plans

         Following the Offering, the Stock Company intends to seek stockholder approval of the Recognition Plan and the Stock Option Plan at a meeting of stockholders which may be held no earlier than six months after completion of the Offering. If the Recognition Plan is approved by stockholders of the Stock Company, the Recognition Plan intends to acquire an amount of common stock equal to at least 4% of the shares of common stock sold in the Offering, or 41,400 shares of common stock at the maximum of the Offering Range. Such shares would be granted to officers, trustees and directors of the Bank, the Stock Company and the Mutual Company at no cost to these recipients, for a total value of $414,000 at the maximum of the Offering Range. If such shares were issued from the Stock Company's authorized but unissued shares, the dilution of such issuance to public stockholders' voting interests would be 1.73%. If the Stock Option Plan is approved by stockholders of the Stock Company, the Stock Company intends to reserve for future issuance pursuant to such plan a number of shares of common stock equal to 10% of the common stock sold in the Offering. Options to purchase common stock at fair market value as of the date of the award of the options will be granted to officers, trustees and directors of the Bank, the Stock Company and the Mutual Company at no cost to them, and without risk as there is no requirement that officers, trustees and directors exercise their options. If the shares of common stock granted upon the exercise of such options were issued from the Stock Company's authorized but unissued shares, the dilution of such issuance to public stockholders' voting interests would be 4.09%.

Strong Competition Within the Bank's Market Area

         Competition in the banking and financial services industry is intense. In its market area, the Bank competes for loans and deposits with commercial banks, savings institutions, mortgage brokerage firms, mutual funds, insurance companies, and brokerage and investment banking firms operating locally and elsewhere. Many of these competitors have substantially greater resources and lending limits than the Bank and may offer certain services that the Bank does not or cannot provide. Deposit customers have shifted funds from relatively low-yielding deposit accounts at banking institutions into other types of investments, including, in particular, mutual funds.

Regulatory Oversight and Legislation

         The Bank is subject to extensive regulation, supervision and examination by the Massachusetts Division of Banks, as its chartering authority, and by the FDIC as insurer of its deposits up to applicable limits. The Bank also is a member of the Federal Home Loan Bank System and is subject to certain limited regulations promulgated by the Federal Home Loan Bank (the "FHLB"). As the holding company of the Bank, the Stock Company will be subject to regulation and oversight by the FRB and the Division. Such regulation and supervision govern the activities in which an institution and its holding company may engage and are intended primarily for the protection of the insurance fund, depositors and borrowers. Regulatory authorities have broad discretion in their supervisory and enforcement activities and may impose restrictions on the operations and management of an institution. Regulatory and law enforcement authorities also have wide discretion and extensive enforcement powers under various consumer protection and civil rights laws, including the Truth-in-Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Real Estate Settlement Procedures Act and the Massachusetts deceptive acts and practices law. These laws permit private individual and class action law suits and provide for the recovery of attorneys fees in certain instances. Any change in the interpretation or application to the Bank of such laws, regulations and oversight and enforcement powers, whether by the Division, the FDIC, other state or federal authorities, Congress or the Massachusetts legislature, could have a significant impact on the Stock Company, the Bank and their respective operations. See "Regulation."

Absence of Market for Common Stock

         The Stock Company, as a newly organized corporation, has never issued capital stock and, consequently, there is no established market for its common stock at this time. The Stock Company has applied to have its common stock quoted on the Nasdaq SmallCap Market under the symbol "_______," subject to the completion of the Offering and compliance with certain conditions including the presence of at least two registered and active market makers. If the Stock Company is unable, for any reason, to list the common stock on the Nasdaq SmallCap Market, then the Stock Company intends to list the common stock on the over-the-counter market with quotations available on the OTC Bulletin Board if it qualifies under their listing criteria. A public trading market, having the desirable characteristics of depth, liquidity and orderliness, depends upon the existence of willing buyers and sellers at any given time, the presence of which depends on the individual decisions of buyers and sellers over which neither the Stock Company nor any market maker has control. Accordingly, there can be no assurance that an active and liquid trading market for the common stock will develop or that, if developed, would continue, nor is there any assurance that purchasers of the common stock will be able to sell their shares at or above the purchase price. The market value of the common stock would be affected adversely in the event a liquid market for the common stock does not develop or broker-dealers discontinue making a market in the common stock. See "Market for Common Stock."

Possible Increase in Estimated Valuation Range and Number of Shares Issued

         The number of shares to be sold in the Offering may be increased as a result of an increase in the Estimated Valuation Range of up to 15% to reflect changes in market and financial conditions after the Offering begins. In the event that the Offering Range is so increased, it is expected that the Stock Company will issue up to 1,190,250 shares of common stock at $10 per share for an aggregate purchase price of up to $11,902,500. An increase in the number of shares issued will decrease a subscriber's pro forma net earnings per share and stockholders' equity per share, and will increase the Company's pro forma consolidated stockholders' equity and net earnings. Such an increase will also increase the $10 per share purchase price as a percentage of pro forma stockholders' equity per share and net earnings per share. See "Pro Forma Data."

Role of the Financial Advisor/Best Efforts Offering

         The Bank and the Stock Company have engaged Trident Securities, Inc. as a financial and marketing advisor, and Trident Securities, Inc. has agreed to use its best efforts to solicit subscriptions and purchase orders for common stock in the Offering. Trident Securities, Inc. has not prepared any report or opinion constituting a recommendation or advice to the Bank or the Stock Company, nor has it prepared an opinion as to the fairness of the $10 per share purchase price or the terms of the Offering. Trident Securities, Inc. expresses no opinion as to the price at which common stock to be issued in the Offering may trade. Furthermore, Trident Securities, Inc. has not verified the accuracy or completeness of the information contained in this prospectus. See "The Reorganization and Offering--Plan of Distribution and Selling Commissions."

Conversion of Mutual Company to Stock Form

         The Mutual Company may convert to stock form (a Conversion Transaction) by merging the Mutual Company either into the Stock Company or the Bank. In a Conversion Transaction, the shares of common stock owned by the Mutual Company will be canceled and shares of common stock of the Stock Company will be offered for sale to eligible depositors and others in a subscription and community offering in accordance with regulations of the FDIC and the Division. The stock issuance plan provides that any Conversion Transaction must be fair and equitable to Minority Stockholders, and establishes a formula for adjusting the Minority Ownership Interest in the event such adjustment is required by applicable banking regulators. Regulations of the Division would prohibit a Conversion Transaction for three years following the Offering, subject to a waiver by the Division for supervisory reasons or for compelling and valid business reasons established to the satisfaction of the Division. To date, however, the Division has not yet issued regulations regarding the conversion of a Massachusetts mutual holding company to stock form, and there can be no assurance that such regulations will be effective at such time as the Mutual Company may wish to undertake a Conversion Transaction. Moreover, there can be no assurance as to what form such regulations will take and what conditions the Division may impose on a Conversion Transaction. Neither the Bank nor the Stock Company has any plan to undertake a Conversion Transaction. If a Conversion Transaction does not occur, the Mutual Company will continue to own at least 51% of the outstanding common stock, and purchasers in the Offering will remain Minority Stockholders.

         The Mutual Company may, from time-to-time, waive the receipt of any dividends declared and paid by the Stock Company, subject to regulatory approval. There can be no assurance that the Mutual Company will waive the receipt of dividends, or that any dividend waiver would be approved by applicable banking regulators. Any waiver of dividends by the Mutual Company, if permitted by regulatory authorities, is likely to (i) be subject to various conditions, and (ii) result in a reduction of the Minority Ownership Interest in the event of a Conversion Transaction to reflect the benefit of any waived dividends to the Minority Stockholders. Such an adjustment would have the effect of diluting the aggregate voting interest of the Minority Stockholders in the Stock Company immediately following a Conversion Transaction. Moreover, in the event of a Conversion Transaction, any dividends received by the Mutual Company, as well as any other assets of the Mutual Company (other than common stock in the Company), will be credited to the Mutual Company in determining the number of shares of Stock Company common stock that will be offered for sale in a Conversion Transaction and the amount of any voting dilution of the Minority Ownership Interest. See "Dividend Policy."

Conditions to Closing of the Offering

         The Offering will not be consummated until the following conditions are satisfied: (i) the Bank's corporators approve the stock issuance plan; (ii) the Bank receives favorable rulings or opinions of counsel with respect to the federal and Massachusetts tax consequences of establishing the Stock Holding Company and issuing common stock in the Offering; (iii) the Division authorizes the Offering; and (iv) the FRB approves the Offering and the application by the Stock Company under the Bank Holding Company Act to acquire direct or indirect control of the Bank. The Bank's corporators have voted to approve the stock issuance plan and the Bank has received conditional approval of its applications by the applicable regulatory authorities; however, there can be no assurances that all required conditions will be satisfied or that final regulatory approvals will be obtained. Moreover, the reorganization and Offering cannot be completed until 15 days following approval of the holding company application by the FRB. Approvals and authorizations by the FRB or the Division do not constitute recommendations or endorsements of the reorganization or the Offering by such entities.

Dependence on Key Personnel

         The Bank depends to a considerable degree on Eugene G. Stone, who has served as the Bank's President and Chief Executive Officer since 1988. Although the Bank maintains a "Key Man" life insurance policy for Mr. Stone, the loss of Mr. Stone as President and Chief Executive Officer would adversely affect the operations of the Bank.

Technology Risks and Year 2000 Problem

         The banking industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. In addition to improving customer services, the effective use of technology increases efficiency and enables financial institutions to reduce costs. The Stock Company's future success will depend, in part, on its ability to address the needs of its customers by using technology to provide products and services that will satisfy customer demands, as well as to create additional efficiencies in the Bank's operations. Many of the Bank's competitors have substantially greater resources than the Bank to invest in technological improvements. There can be no assurance that the Bank will be able to effectively implement new technology-driven products and services or be successful in marketing such products and services to the public.

         In addition, because of the demand for technology-driven products, banks are contracting increasingly with outside vendors to provide data processing and core banking functions. The use of technology-related products, services, delivery channels, and processes expose a bank to various risks, particularly transaction, strategic, reputation and compliance risk. Banks are generally expected to successfully manage technology-related risks with all other risks to ensure that a bank's risk management is integrated and comprehensive, primarily through identifying, measuring, monitoring and controlling risks associated with the use of technology. There can be no assurance that the Bank will be able to successfully manage the risks associated with its increased dependency on technology. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business."

         The year 2000 issue centers upon concern among industry experts that on January 1, 2000 computers will be unable to "read" the new year and there may be widespread computer malfunctions. The Bank generally relies on software and hardware developed by independent third parties to provide the information systems used by the Bank, and we have been advised by our information systems providers that the issue is being addressed. We are also in the process of reviewing internally developed programs to assure year 2000 compliance. Based on information currently available, management does not believe that significant additional costs will be incurred in connection with the year 2000 issue.

                              SERVICE BANCORP, MHC

         The Mutual Company was formed in August 1997 as part of the Bank's conversion from mutual to stock form. The Mutual Company is a Massachusetts-chartered mutual holding company with the powers set forth in its Charter and Bylaws and under Massachusetts law. The Mutual Company will own at least 51% of the voting stock of the Stock Company so long as the Mutual Company remains in existence. The Mutual Company is subject to regulation and supervision by the FRB and the Division. See "Regulation--Holding Company Regulation." Immediately after the Offering is completed, the Mutual Company is not expected to engage in any business activity other than to hold at least 51% of the Stock Company's common stock and to invest any liquid assets of the Mutual Company. The Mutual Company's offices are located at 81 Main Street, Medway, Massachusetts 02053, and its telephone number at that address is (508) 533-4343.

                              SUMMIT BANCORP, INC.

         Summit Bancorp, Inc. was recently organized at the direction of the Board of Directors of the Bank and the Board of Trustees of the Mutual Company for the purpose of issuing all of the common stock in the Offering and acquiring all of the capital stock of the Bank upon completion of the Offering. The Bank and the Mutual Company have applied to the Division to form the Stock Company, and also have applied to the FRB for the Stock Company to own up to 100% of the voting stock of the Bank. No final approvals of the Division or the FRB have been received as of the date of this prospectus. The Stock Company will be subject to regulation and supervision by the Division and the FRB. See "Regulation--General" and "--Holding Company Regulation." Upon completion of the Offering, the Stock Company will have no significant liabilities and no assets other than 100% of the shares of the Bank's outstanding common stock, its loan to the ESOP and up to 50% of the net proceeds of the Offering. The Stock Company intends to loan to the ESOP a portion of the net proceeds that it retains to enable the ESOP to purchase up to 8% of the common stock issued in the Offering. See "Use of Proceeds." A description of the management of the Stock Company is set forth under "Management of the Stock Company." Initially, the Stock Company will neither own nor lease any property, but will instead use the premises, equipment and furniture of the Bank. At the present time, the Stock Company does not intend to employ any persons other than certain officers who are currently officers of the Bank but will use the support staff of the Bank from time to time. Additional employees will be hired as appropriate to the extent the Stock Company expands its business in the future. The Stock Company's offices are located at the executive offices of the Bank, at 81 Main Street, Medway, Massachusetts 02053. Its telephone number is (508) 533-4343.

                                   SUMMIT BANK

         The Bank was organized in 1871 as a Massachusetts-chartered mutual savings bank and was reorganized into the stock form of ownership in August 1997 as part of the Bank's original mutual holding company reorganization. No common stock was offered for sale to depositors or other persons at the time of the reorganization in 1997. The Bank's deposits are insured by the Bank Insurance Fund, as administered by the FDIC, up to the maximum amount permitted by law, and by the Depositors Insurance Fund in excess of the maximum FDIC insurance. The Bank is a community-oriented savings bank engaged primarily in the business of offering FDIC-insured deposits to customers through its branch offices and using those deposits, together with funds generated from operations and borrowings, to make one- to four- family residential mortgage loans, commercial real estate loans, commercial business loans, construction loans and consumer loans, and to invest in mortgage-backed and other securities. At March 31, 1998, the Bank had total assets of $131.2 million, total deposits of $108.1 million and retained earnings of $9.9 million. The Bank's business is described in more detail in "Business of the Bank."

                          REGULATORY CAPITAL COMPLIANCE

         At March 31, 1998, the Bank exceeded each of its regulatory capital requirements. Set forth below is a summary of the Bank's compliance with the FDIC capital standards as of March 31, 1998, on an historical and pro forma basis assuming that the indicated number of shares were sold as of such date and receipt by the Bank of 50% of the net proceeds. For purposes of the table below, the amount expected to be borrowed by the ESOP and the cost of its shares expected to be acquired by the Recognition Plan are deducted from pro forma regulatory capital. See "Management of the Bank." The Mutual Company and the Stock Company (as bank holding companies) are subject to FRB capital adequacy guidelines (on a consolidated basis) which are substantially similar to the FDIC capital requirements for the Bank. On a pro forma consolidated basis after the reorganization and Offering, the Stock Company's pro forma stockholders' equity will exceed these requirements. See "Regulation--Holding Company Regulation."


                                                            Pro Forma at March 31, 1998, Based upon the Sale of
                                                --------------------------------------------------------------------------------
                                                                                                                  1,190,250
                                                    765,000             900,000            1,035,000              Shares(1)
                                                     Shares              Shares              Shares              at Adjusted
                              Historical at      at Minimum of        at Midpoint of       at Maximum of          Maximum of
                              March 31, 1998     Offering Range       Offering Range      Offering Range        Offering Range
                                      Percent             Percent              Percent            Percent                Percent
                                        of                  of                   of                  of                    of
                            Amount   Assets(2)   Amount   Assets(2)   Amount   Assets(2)  Amount   Assets(2)   Amount    Assets(2)
                            ------   ---------   ------   ---------   ------   ---------  ------   ---------   ------    ---------
                                                                        (In Thousands)
GAAP capital.............  $  9,890   7.54%     $12,559     9.34%    $ 13,060     9.67%   $ 13,573   10.00%   $ 14,163    10.38%
                           ========   ====      =======     ====     ========    =====    ========   =====    ========    =====

Leverage capital:
  Capital level (3)......  $  9,454   7.78%     $12,123     9.72%    $ 12,624    10.07%   $ 13,137   10.43%   $ 13,727    10.83%
  Requirement (4)........     4,859   4.00%       4,990     4.00%       5,015     4.00%      5,039    4.00%      5,068     4.00
                           --------   ----      -------     ----     --------    -----    --------    ----    --------     ----
    Excess...............  $  4,595   3.78%     $ 7,133     5.72%    $  7,609     6.07%   $  8,098    6.43%   $  8,659     6.83%
                           ========   ====      =======     ====     ========    =====    ========    ====    ========     ====

Risk-based capital:
  Capital level (3)(5)...  $ 10,014  14.39%     $12,683    17.81%    $ 13,184    18.43%  $13,697     19.07%   $ 14,287    19.79%
  Requirement............     5,567   8.00        5,698     8.00%       5,722     8.00%      5,747    8.00%      5,776     8.00
                           --------   ----      -------     ----     --------    -----    --------    ----    --------     ----
    Excess...............  $  4,447   6.39%     $ 6,985     9.81%    $  7,462    10.43%   $  7,950   11.07%   $  8,511    11.79%
                           ========   ====      =======     ====     ========    =====    ========   =====    ========    =====

----------

(1) As adjusted to give effect to an increase in the number of shares which could occur due to an increase in the Offering Range of up to 15% as a result of regulatory considerations or changes in market conditions or general financial and economic conditions following the commencement of the Offering.

(2) GAAP capital levels are shown as a percentage of total assets. Leverage capital levels are shown as a percentage of tangible assets. Risk-based capital levels are shown as a percentage of risk-weighted assets.

(3) Pro forma capital levels assume that the Bank funds the Recognition Plan to enable the Recognition Plan to purchase a number of shares equal to 4% of the common stock sold in the Offering, and that the ESOP purchases 8% of the shares sold in the Offering. See "Management of the Bank" for a discussion of the Recognition Plan and ESOP.

(4) The current leverage capital requirement for banks is 3% of total adjusted assets for banks that receive the highest supervisory rating for safety and soundness and that are not experiencing or anticipating significant growth. The current leverage capital ratio applicable to all other banks is 4% to 5%. Management of the Bank believes that the applicable leverage capital requirement for the Bank is 3% of total adjustable assets. See "Regulation--Regulatory Capital Requirements.

(5)  Assumes   net   proceeds   are   invested   in  assets  that  carry  a  50%
     risk-weighting.

                                 USE OF PROCEEDS

         Although  the actual  net  proceeds  from the sale of the common  stock cannot be determined until the Offering is completed, it is presently anticipated, based on the assumptions set forth in "Pro Forma Data", that the net proceeds from the sale of the common stock will be as set forth in the following table.

                                                                          Net Offering Proceeds
                                                               Based upon the Sale for $10.00 per share of
                                                       ---------------------------------------------------------
                                                          765,000        900,000        1,035,000      1,190,250
                                                          Shares         Shares          Shares         Shares
                                                          ------         ------          ------         ------
                                                                             (In Thousands)
Gross proceeds......................................   $   7,650       $   9,000      $  10,350      $  11,903
Expenses............................................        (476)           (500)          (500)          (500)
                                                       ---------       ---------      ---------      ---------
Estimated net proceeds..............................   $   7,174       $   8,500      $   9,850      $  11,403
                                                       =========       =========      =========      =========


         The Stock Company will contribute 50% of the net proceeds of the Offering to the Bank. The net proceeds received by the Bank from the Stock Company will be added to the Bank's general funds which the Bank currently intends to use for general corporate purposes, including investments in short- and medium-term investment grade debt securities and marketable equity securities. Depending on market conditions, the Bank also intends to use such funds to increase its origination of mortgage, consumer and commercial business loans. The Bank may also use such funds to establish new branch offices and ATM locations, and to expand operations through acquisitions of other financial institutions, branch offices or other financial services companies. However, the Stock Company and the Bank have no current arrangements, understandings or agreements regrading any such transactions. To the extent that the stock-based benefit programs which the Stock Company intends to adopt subsequent to the Offering are not funded with authorized-but-unissued shares of common stock, the Stock Company or the Bank may use net proceeds from the Offering to fund the purchase of stock to be awarded under such stock benefit programs. See "Risk Factors--Possible Dilutive Effect of Issuance of Additional Shares" and "Management of the Bank--Stock Option Plan" and "--Recognition Plan."

         The Stock Company intends to use a portion of the net proceeds it retains to make a loan directly to the ESOP to enable the ESOP to purchase in the Offering, or in the open market to the extent common stock is not available to fill the ESOP's subscription, 8% of the shares sold in the Offering. The amount of the ESOP loan may be increased to the extent ESOP shares are not available at the $10 per share offering price. See "Management of the Bank--Employee Stock Ownership Plan and Trust." The Stock Company and the Bank may alternatively choose to fund the ESOP's stock purchase through a loan by a third party financial institution. The remaining net proceeds retained by the Stock Company will be invested initially in short- and medium-term investments.

         Upon completion of the Offering, the Board of Directors of the Stock Company will have the authority to adopt stock repurchase plans, subject to statutory and regulatory requirements. The FDIC may prohibit the holding company of a state-chartered savings bank which has converted from the mutual to stock form of ownership from repurchasing its capital stock within one year following the date of its conversion to stock form, except that stock repurchases of no greater than 5% of outstanding capital stock may be made during this one-year period where compelling and valid business reasons are established to the satisfaction of the FDIC. The regulations of the Division also restrict stock repurchases by mutual holding company subsidiaries within three years of a stock issuance unless the repurchase (i) is part of a pro rata offer made to all stockholders and approved by the Division, (ii) is limited to the repurchase of qualifying shares of a director, (iii) is made in the open market by an employee stock benefit plan; or (iv) is limited to 5% of the outstanding capital stock of the subsidiary savings bank or subsidiary holding company and the Division is satisfied that valid and compelling business reasons exist for the repurchase.

         Based upon facts and circumstances following the Offering and subject to applicable regulatory requirements, the Board of Directors may determine to repurchase stock in the future. Such facts and circumstances may include but not be limited to: (i) market and financial factors such as the price at which the stock is trading in the market, the volume of trading, the attractiveness of other investment alternatives in terms of the rate of return and risk involved in the investment, the ability to increase the book value and/or earnings per share of the remaining outstanding shares, and the opportunity to improve the Stock Company's return on equity;
(ii) the avoidance of dilution to stockholders by not having to issue additional shares to cover the exercise of stock options or the purchase of shares by the ESOP in the event the ESOP is unable to acquire shares in the Offering, or to fund the Stock Plans; and (iii) any other circumstances in which repurchases would be in the best interests of the Stock Company and its shareholders. In the event the Stock Company determines to repurchase stock, such repurchases may be made at market prices which may be in excess of the purchase price in the Offering. Any stock repurchases will be subject to the determination of the Board of Directors that both the Stock Company and the Bank will be capitalized in excess of all applicable regulatory requirements after any such repurchases and that such capital will be adequate, taking into account, among other things, the level of non-performing and other risk assets, the Stock Company's and the Bank's current and projected results of operations and asset/liability structure, the economic environment, tax and other considerations. See "The Reorganization and Offering--Procedure for Purchasing Shares."

                                 DIVIDEND POLICY

         The Board of Directors of the Stock Company currently does not intend to pay a cash dividend on its common stock. While the Board of Directors may consider a policy of paying cash dividends on its common stock in the future, there can be no assurance that dividends will be paid or if paid, what the amounts of dividends will be, or whether such dividends, once paid, will continue to be paid. In addition, the source of funds for the Stock Company's payment of dividends will, in part, depend upon dividends from the Bank, the net proceeds retained by the Stock Company and the earnings of the Stock Company. The Mutual Company may, from time to time, waive the receipt of dividends declared and paid by the Stock Company, subject to regulatory approval. Under FRB policy, a bank holding company should pay dividends only to the extent that the holding company's net income for the past year is sufficient to cover both the payment of the dividend and a rate of earnings retention that is consistent with the holding company's capital needs, asset quality and overall financial condition. See "Regulation--Holding Company Regulation--Dividends."

         The Bank will not be permitted to pay dividends on its common stock if its stockholders' equity would be reduced below the amount required for its liquidation account. See "The Reorganization and Offering--Liquidation Rights." In addition, the Bank's ability to pay cash dividends on its common stock is subject to various other federal and state restrictions. Under FDIC regulations, the Bank would be prohibited from paying dividends if, among other things, the Bank were not in compliance with applicable regulatory capital requirements. Under Massachusetts law, a stock savings bank may pay dividends only out of its net profits and only to the extent it does not impair its capital and surplus accounts. Provided that the Bank can meet these requirements, Massachusetts law permits net profits of a bank to be distributed as a dividend so long as, after such distribution, either (i) the capital and surplus accounts of the bank equal at least 10% of its deposit liabilities, or (ii) the surplus account of the bank equals 100% of its capital account, subject to certain statutory exceptions. Dividends or any repurchase by the Bank of its stock in excess of the Bank's current and accumulated earnings could result in the realization by the Bank of taxable income. See "Federal and State Taxation--Federal Taxation."

                             MARKET FOR COMMON STOCK

         The Stock Company has applied to have the common stock quoted on the Nasdaq SmallCap Market System under the symbol "_____." The requirements for listing include a minimum number of publicly traded shares, a minimum market capitalization, and a minimum number of market makers and record holders. Trident Securities, Inc. has indicated its intention to make a market in the common stock, and based on our analysis of the results of recent conversion stock offerings we anticipate that the Stock Company will satisfy the Nasdaq SmallCap listing requirements. If we are unable, for any reason, to list the common stock on the Nasdaq SmallCap Market, or to continue to be eligible for such listing, then we intend to list the common stock on the over-the-counter market, with quotations available on the OTC Bulletin Board, subject to the applicable listing criteria for such markets.

         The existence of a public trading market will depend upon the presence in the market of both willing buyers and willing sellers at any given time. The presence of a sufficient number of buyers and sellers at any given time is a factor over which neither the Stock Company nor any broker or dealer has control. The absence of an active and liquid trading market may make it difficult to sell the common stock and may have an adverse effect on the price of the common stock. Purchasers should consider the potentially illiquid and long-term nature of their investment in the common stock.

                                 CAPITALIZATION

         The following table presents the historical capitalization of the Bank at March 31, 1998, and the pro forma consolidated capitalization of the Stock Company after giving effect to the Offering, based upon the sale of the number of shares indicated in the table and the other assumptions set forth under "Pro Forma Data."


                                                                                Pro Forma Consolidated Capitalization
                                                                             Based upon the Sale for $10.00 Per Share of
                                                                 -------------------------------------------------------------------
                                                                                                                         1,190,250
                                                                   765,000            900,000          1,035,000         Shares(1)
                                                   Actual          Shares              Shares           Shares          at Adjusted
                                                    as of        at Minimum of     at Midpoint of     at Maximum of     Maximum of
                                                March 31, 1998   Offering Range    Offering Range    Offering Range   Offering Range
                                                --------------   --------------    --------------    --------------   --------------
                                                                                  (In Thousands)
Deposits(2) ...............................        $ 108,056        $ 108,056         $ 108,056         $ 108,056         $ 108,056
Borrowed funds ............................           12,404           12,404            12,404            12,404            12,404
                                                   ---------        ---------         ---------         ---------         ---------
Total deposits and
 borrowed funds ...........................        $ 120,460        $ 120,460         $ 120,460         $ 120,460         $ 120,460
                                                   =========        =========         =========         =========         =========

Stockholders' equity:
 Common Stock, $.01
  par value, 12,000,000
  shares authorized; shares
  to be issued as reflected ...............        $      --        $      17         $      20         $      23         $      26
Additional paid-in
  capital(3) ..............................               --             (612)             (720)             (828)             (952)
Retained earnings(4) ......................            9,890            9,890             9,890             9,890             9,890
Less:
  Common stock acquired
   by ESOP(5) .............................               --             (612)             (720)             (828)             (952)
  Common stock acquired
   by Recognition .........................               --             (360)             (360)             (414)             (476)
                                                   ---------        ---------         ---------         ---------         ---------
Total stockholders' equity ................        $   9,890        $  16,146         $  17,324         $  18,498         $  19,865
                                                   =========        =========         =========         =========         =========

-----------

(1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the Estimated Valuation Range to reflect changes in market or general financial conditions following the commencement of the Offering.

(2) Does not reflect withdrawals from deposit accounts for the purchase of common stock in the Offering. Such withdrawals would reduce pro forma deposits by the amount of such withdrawals.

(3) Reflects the issuance of shares to the Mutual Company and the sale of shares in the Offering. Does not include proceeds from the Offering that the Stock Company intends to lend to the ESOP to enable it to purchase shares of common stock in the Offering. No effect has been given to the issuance of additional shares of common stock pursuant to the stock option plan that the Stock Company expects to adopt. If such plan is approved by stockholders, an amount equal to 10% of the shares of common stock issued in the Offering will be reserved for issuance upon the exercise of options. See "Management of the Bank."

(4) The retained earnings of the Bank will be restricted after the Offering. See "Dividend Policy" and "Regulation--Federal Regulation of Savings Institutions--Limitations on Capital Distributions." Includes unrealized gains on securities available for sale, net of tax, of $436,000.

(5) Assumes that 8% of the shares sold in the Offering will be purchased by the ESOP and that the funds used to acquire the ESOP shares will be borrowed from the Stock Company. The common stock acquired by the ESOP is reflected as a reduction of stockholders' equity. See "Management of the Bank--Employee Stock Ownership Plan and Trust."

(6) Assumes that subsequent to the Offering an amount equal to 4% of the shares of common stock sold in the Offering is purchased by the Recognition Plan through open market purchases. The common stock to be purchased by the Recognition Plan is reflected as a reduction of stockholders' equity. See "Risk Factors--Possible Dilutive Effect of Issuance of Additional Shares," "Pro Forma Data" and "Management of the Bank."

                                 PRO FORMA DATA

         The actual net proceeds from the sale of the common stock cannot be determined until the Offering is completed. The following estimated pro forma information is based upon the following assumptions: (i) 150,000 shares of common stock will be purchased by employees and directors of the Bank, the Mutual Company and the Stock Company, the ESOP will purchase 8% of the common stock sold in the Offering, and the remaining shares will be sold in the Subscription and/or Community Offering; (ii) Trident Securities, Inc. will receive a fee equal to 2% of the aggregate Subscription Price of shares sold to persons other than employees, trustees, directors and the ESOP, subject to a limit of $150,000; and (iii) reorganization and Offering expenses, excluding the fees payable to Trident Securities, Inc., will be approximately $350,000. Actual expenses may vary from those estimated.

         Pro forma consolidated net income of the Stock Company for the nine months ended March 31, 1998 and for the fiscal year ended June 30, 1997 has been calculated as if the common stock had been sold at the beginning of the respective periods and the net proceeds had been invested at 5.66% and 5.39%, respectively (the one year U.S. Treasury bill rate as of March 31, 1998 and June 30, 1997, respectively). The U.S. Treasury rate was used on the reinvestment of proceeds because it more appropriately reflects a market rate of return than the arithmetic average of the average yield of the Bank's interest-earning assets and cost of deposits. The tables do not reflect the effect of withdrawals from deposit accounts for the purchase of common stock. The pro forma after-tax yield for the Stock Company and the Bank is assumed to be 3.23% for the nine months ended March 31, 1998 and 3.40% for the fiscal year ended June 30, 1997 (in both cases, based on an assumed tax rate of 40.0%). Historical and pro forma per share amounts have been calculated by dividing historical and pro forma amounts by the indicated number of shares of common stock, as adjusted to give effect to the purchase of shares by the ESOP. No effect has been given in the pro forma stockholders' equity calculations for the assumed earnings on the net proceeds. As discussed under "Use of Proceeds," the Stock Company will retain 50% of the net proceeds of the Offering.

         The following pro forma information may not be representative of the financial effects of the foregoing transactions at the dates on which such transactions actually occur and should not be taken as indicative of future results of operations. Pro forma consolidated stockholders' equity represents the difference between the stated amount of assets and liabilities of the Stock Company. The pro forma stockholders' equity is not intended to represent the fair market value of the common stock and may be greater than amounts that would be available for distribution to stockholders in the event of liquidation.

         The following tables summarize historical data of the Bank and pro forma data of the Stock Company at or for the nine months ended March 31, 1998 and at or for the fiscal year ended June 30, 1997, based on the assumptions set forth above and in the tables and should not be used as a basis for projections of market value of the common stock following the Offering. The tables below give effect to the Recognition Plan, which is expected to be adopted by the Stock Company following the Offering and presented to stockholders for approval. See "Management of the Bank--Recognition Plan." No effect has been given in the tables to the possible issuance of additional shares reserved for future issuance pursuant to the Stock Option Plan to be adopted by the Board of Directors of the Stock Company and presented to stockholders for approval, nor does book value as presented give any effect to the liquidation account to be established for the benefit of Eligible Account Holders or Supplement Eligible Account Holders, or the tax effect of the bad debt reserve and other factors.

                                                                        At or for the Nine Months Ended March 31, 1998
                                                                         Based upon the sale for $10.00 per share of
                                                               ----------------------------------------------------------------
                                                                                                                   1,190,250
                                                                  765,000         900,000         1,035,000        Shares(1)
                                                                  Shares          Shares            Shares        at Adjusted
                                                               at Minimum of    at Midpoint of   at Maximum of    Maximum of
                                                               Offering Range   Offering Range   Offering Range  Offering Range
                                                               --------------   --------------   --------------  --------------
                                                                         (Dollars in Thousands, except per share data)
Gross proceeds ................................................   $  7,650        $  9,000        $ 10,350          $ 11,903
Less expenses .................................................        476             500             500              500
                                                                  --------        --------        --------          --------

  Estimated net proceeds ......................................      7,174           8,500           9,850            11,403

  Less:  common stock purchased by ESOP .......................       (612)           (720)           (828)             (952)
  Less:  common stock purchased by Recognition Plan ...........       (306)           (360)           (414)             (476)
                                                                  --------        --------        --------          --------

    Estimated net proceeds, as adjusted .......................   $  6,256        $  7,420        $  8,608          $  9,975
                                                                  ========        ========        ========          ========

For the 9 months ended March 31, 1998
Consolidated net income
  Historical income ...........................................   $    955        $    955        $    955          $    955
  Pro forma income on net proceeds ............................        152             180             209               242
  Pro forma ESOP adjustment ...................................        (28)            (32)            (37)              (43)
  Pro forma Recognition Plan adjustment (3) ...................        (28)            (32)            (37)              (43)
                                                                  --------        --------        --------          --------
    Pro forma net income ......................................   $  1,051        $  1,071        $  1,090          $  1,111
                                                                  ========        ========        ========          ========

Net income per share:
  Historical ..................................................   $   0.58        $   0.49        $   0.43          $   0.37
  Pro forma income on net proceeds ............................       0.09            0.09            0.09              0.09
  Pro forma ESOP adjustment (2) ...............................      (0.02)          (0.02)          (0.02)            (0.02)
  Pro forma Recognition Plan adjustment (3) ...................      (0.02)          (0.02)          (0.02)            (0.02)
                                                                  --------        --------        --------          --------
    Pro forma net income per share (2)(3)(4) ..................   $   0.63        $   0.54        $   0.48          $   0.42
                                                                  ========        ========        ========          ========

At March 31, 1998:
Stockholders' equity:
  Historical ..................................................   $  9,890        $  9,890        $  9,890          $  9,890
  Estimated net proceeds ......................................      7,174           8,500           9,850            11,403
  Less: common stock acquired by ESOP (2) .....................       (612)           (720)           (828)             (952)
  Less: common stock acquired by Recognition Plan (3) .........       (306)           (360)           (414)             (476)
                                                                  --------        --------        --------          --------
   Pro forma stockholders' equity (5) .........................   $ 16,146        $ 17,310        $ 18,498          $ 19,865
                                                                  ========        ========        ========          ========

Stockholders' equity per share:
  Historical ..................................................   $   5.82        $   4.95        $   4.30          $   3.74
  Estimated net proceeds ......................................       4.22            4.25            4.28              4.31
  Less: common stock acquired by ESOP .........................      (0.36)          (0.36)          (0.36)            (0.36)
  Less: common stock acquired by Recognition Plan .............      (0.18)          (0.18)          (0.18)            (0.18)
                                                                  --------        --------        --------          --------
  Pro forma stockholders' equity per share(3)(4)(5) ...........   $   9.50        $   8.66        $   8.04          $   7.51
                                                                  ========        ========        ========          ========
Offering price as a multiple of pro forma net earnings
  per share (annualized) ......................................      11.90x          13.89x          15.63x            17.86x
                                                                  ========        ========        ========          ========
Offering price as a percentage of pro forma stockholders'
  equity per share ............................................     105.26%         115.47%         124.38%           133.16%
                                                                  ========        ========        ========          ========

(Footnotes on next page)

--------------

(1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the Estimated Valuation Range to reflect changes in market or general financial conditions following the commencement of the Offering.

(2) It is assumed that 8% of the shares sold in the Offering will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from the Stock Company. The amount to be borrowed is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon 10 equal annual installments of principal, with an assumed interest rate of 8.5%. The pro forma net earnings information makes the following assumptions: (i) the Bank's contribution to the ESOP is equivalent to the debt service requirement for a full year and was made at the end of the period; (ii) 4,590, 5,400, 6,210 and 7,142 shares at the minimum, midpoint, maximum and adjusted maximum of the Offering Range, respectively, were committed to be released during the nine months ended March 31, 1998, at an average fair value of $10.00 per share in accordance with Statement of Position ("SOP") 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. See "Management of the Bank--Employee Stock Ownership Plan and Trust."

(3) Gives effect to the Recognition Plan expected to be adopted by the Stock Company following the Offering. This plan intends to acquire a number of shares of common stock equal to 4% of the shares sold in the Offering, or 30,600, 36,000, 41,400, and 47,610 shares of common stock at the minimum, midpoint, maximum and adjusted maximum of the Offering Range, respectively, either through open market purchases, or from authorized-but- unissued shares of common stock or treasury stock of the Stock Company, if any. Funds used by the Recognition Plan to purchase the shares will be contributed to the plan by the Stock Company. In calculating the pro forma effect of the Recognition Plan, it is assumed that the shares were acquired by the plan in open market purchases at the beginning of the period presented for a purchase price equal to the Subscription Price, and that 20% of the amount contributed was an amortized expense during the period. The issuance of authorized-but-unissued shares of the common stock to the Recognition Plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 4% and pro forma net earnings per share would be $0.74, $0.64, $0.57 and $0.51 at the minimum, midpoint, maximum and adjusted maximum of the Offering Range, respectively, and pro forma stockholders' equity per share would be $8.82, $8.09, $7.57 and $7.11 at the minimum, midpoint, maximum and adjusted maximum of the Offering Range, respectively. There can be no assurance that the actual purchase price of the shares granted under the Recognition Plan will be equal to the Subscription Price. See "Management of the Bank--Recognition Plan."

(4) No effect has been given to the issuance of additional shares of common stock pursuant to the Stock Option Plan expected to be adopted by the Stock Company following the Offering. Under the stock option plan, an amount equal to 10% of the common stock sold in the Offering, or 76,500, 90,000, 103,500 and 119,025 shares at the minimum, midpoint, maximum and adjusted maximum of the Offering Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Stock Option Plan. The issuance of common stock pursuant to the exercise of options under the Stock Option Plan will result in the dilution of existing stockholders' interests. Assuming all options were exercised at the end of the period at an exercise price equal to the Subscription Price, existing stockholders' voting interest would be diluted by 9.1%, and at the minimum, midpoint, maximum and adjusted maximum of the Offering Range, the pro forma net earnings per share would be $0.71, $0.62, $0.55 and $0.49, respectively, and the pro forma stockholders' equity per share would be $8.85, $8.14, $7.63 and $7.19, respectively. See "Management of the Bank--Stock Option Plan."

(5) The retained earnings of the Bank will continue to be restricted after the Offering. See "Dividend Policy" and "Regulation--Regulation of Savings Institutions."

                                                                          At or For the Fiscal Year Ended June 30, 1997
                                                                           Based upon the Sale for $10.00 per share of
                                                                ----------------------------------------------------------------
                                                                                                                    1,190,250
                                                                    765,000         900,000        1,035,000         Shares(1)
                                                                    Shares          Shares          Shares         at Adjusted
                                                                 at Minimum of   at Midpoint of   at Maximum of    Maximum of
                                                                Offering Range   Offering Range  Offering Range   Offering Range
                                                                --------------   --------------  --------------   --------------
                                                                           (Dollars in Thousands, except per share data)
Gross proceeds ................................................     $  7,650        $  9,000        $ 10,350        $ 11,903
Less expenses .................................................          476             500             500             500
                                                                    --------        --------        --------        --------
  Estimated net proceeds ......................................        7,174           8,500           9,850          11,403

  Less: common stock purchased by ESOP (2) ....................         (612)           (720)           (828)           (952)
  Less: common stock purchased by Recognition Plan (3) ........         (306)           (360)           (414)           (476)
                                                                    --------        --------        --------        --------
    Estimated net proceeds, as adjusted .......................     $  6,256        $  7,420        $  8,608        $  9,975
                                                                    ========        ========        --------        ========

For the 12 Months Ended June 30, 1997:
  Historical ..................................................     $  1,082        $  1,082        $  1,082        $  1,082
  Pro forma income on net proceeds ............................          212             252             292             339
  Pro forma ESOP adjustment (2) ...............................          (37)            (43)            (50)            (57)
  Pro forma Recognition Plan adjustment (3) ...................          (37)            (43)            (50)            (57)
                                                                    --------        --------        --------        --------
    Pro forma net income ......................................     $  1,220        $  1,248        $  1,274        $  1,307
                                                                    ========        ========        ========        ========

Net income per share:
  Historical ..................................................     $   0.66        $   0.56        $   0.49        $   0.42
  Pro forma income on net proceeds ............................         0.13            0.13            0.13            0.13
  Pro forma ESOP adjustment (2) ...............................        (0.02)          (0.02)          (0.02)          (0.02)
  Pro forma Recognition Plan adjustment (3) ...................        (0.02)          (0.02)          (0.02)          (0.02)
                                                                    --------        --------        --------        --------
    Pro forma net income per share (2)(3)(4) ..................     $   0.75        $   0.65        $   0.58        $   0.51
                                                                    ========        ========        ========        ========

At June 30, 1997:
Stockholders' equity:
  Historical ..................................................     $  8,695        $  8,695        $  8,695        $  8,695
  Estimated net proceeds ......................................        7,174           8,500           9,850          11,403
  Less: common stock acquired by ESOP (2) .....................         (612)           (720)           (828)           (952)
        common stock acquired by Recognition Plan (3) .........         (306)           (360)           (414)           (476)
                                                                    --------        --------        --------        --------
   Pro forma stockholders' equity (5) .........................     $ 14,951        $ 16,115        $ 17,303        $ 18,670
                                                                    ========        ========        ========        ========

Stockholders' equity per share:
  Historical ..................................................     $   5.11        $   4.35        $   3.78        $   3.29
  Estimated net proceeds ......................................         4.22            4.25            4.28            4.31
  Less: Common stock acquired by ESOP (2) .....................        (0.36)          (0.36)          (0.36)          (0.36)
        Common stock acquired by Recognition Plan (3) .........        (0.18)          (0.18)          (0.18)          (0.18)
                                                                    --------        --------        --------        --------
  Pro forma stockholders' equity per share(3)(4)(5) ...........     $   8.79        $   8.06        $   7.52        $   7.06
                                                                    ========        ========        ========        ========

Offering price as a multiple of pro forma net earnings per
  share .......................................................        13.33x          15.38x          17.24x          19.61x
                                                                    ========        ========        ========        ========
Offering price as a percentage of pro forma stockholders'
  equity per share ............................................       113.77%         124.07%         132.98%         141.64%
                                                                    ========        ========        ========        ========

(Footnotes on next page)

-------------

(1) As adjusted to give effect to an increase in the number of shares which could occur due to a 15% increase in the Estimated Valuation Range to reflect changes in market or general financial conditions following the commencement of the Offering.

(2) It is assumed that 8% of the shares sold in the Offering will be purchased by the ESOP. For purposes of this table, the funds used to acquire such shares are assumed to have been borrowed by the ESOP from the Stock Company. The amount to be borrowed is reflected as a reduction of stockholders' equity. The Bank intends to make annual contributions to the ESOP in an amount at least equal to the principal and interest requirement of the debt. The Bank's total annual payment of the ESOP debt is based upon 10 equal annual installments of principal, with an assumed interest rate of 8.50%. The pro forma net earnings information makes the following assumptions: (i) the Bank's contribution to the ESOP is equivalent to the debt service requirement for a full year and was made at the end of the period; (ii) 6,120, 7,200, 8,280 and 9,522 shares at the minimum, midpoint, maximum and adjusted maximum of the Offering Range, respectively, were committed to be released during the fiscal year ended June 30, 1997, at an average fair value of $10.00 per share in accordance with Statement of Position ("SOP") 93-6; and (iii) only the ESOP shares committed to be released were considered outstanding for purposes of the net earnings per share calculations. See "Management of the Bank--Employee Stock Ownership Plan and Trust."

(3) Gives effect to the Recognition Plan expected to be adopted by the Stock Company following the Offering. This plan intends to acquire a number of shares of common stock equal to 4% of the shares sold in the Offering, or 30,600, 36,000, 41,400, and 47,610 shares of common stock at the minimum, midpoint, maximum and adjusted maximum of the Offering Range, respectively, either through open market purchases, or from authorized-but- unissued shares of common stock or treasury stock of the Stock Company, if any. Funds used by the Recognition Plan to purchase the shares will be contributed to the plan by the Bank. In calculating the pro forma effect of the Recognition Plan, it is assumed that the shares were acquired by the plan in open market purchases at the beginning of the period presented for a purchase price equal to the Subscription Price, and that 20% of the amount contributed was an amortized expense during the period. The issuance of authorized-but-unissued shares of the common stock to the Recognition Plan instead of open market purchases would dilute the voting interests of existing stockholders by approximately 4% and pro forma net earnings per share would be $0.63, $0.55, $0.49 and $0.43 at the minimum, midpoint, maximum and adjusted maximum of the Offering Range, respectively, and pro forma stockholders' equity per share would be $9.51, $8.68, $8.08 and $7.55 at the minimum, midpoint, maximum and adjusted maximum of the Offering Range, respectively. There can be no assurance that the actual purchase price of the shares granted under the Recognition Plan will be equal to the Subscription Price. See "Management of the Bank--Recognition Plan."

(4) No effect has been given to the issuance of additional shares of common stock pursuant to the Stock Option Plan expected to be adopted by the Stock Company following the Offering. Under the Stock Option Plan, an amount equal to 10% of the common stock sold in the Offering, or 76,500, 90,000, 103,500 and 119,025 shares at the minimum, midpoint, maximum and adjusted maximum of the Offering Range, respectively, will be reserved for future issuance upon the exercise of options to be granted under the Stock Option Plan. The issuance of common stock pursuant to the exercise of options under the Stock Option Plan will result in the dilution of existing stockholders' interests. Assuming all options were exercised at the end of the period at an exercise price equal to the Subscription Price, existing stockholders' voting interest would be diluted by 9.1%, and at the minimum, midpoint, maximum and adjusted maximum of the Offering Range, the pro forma net earnings per share would be $0.61, $0.53, $0.47 and $0.42, respectively, and the pro forma stockholders' equity per share would be $9.52, $8.71, $8.13 and $7.62, respectively. See "Management of the Bank--Stock Option Plan."

(5) The retained earnings of the Bank will continue to be restricted after the Offering. See "Dividend Policy" and "Regulation--Regulation of Savings Institutions."

                           PARTICIPATION BY MANAGEMENT

         The following table sets forth information regarding intended common stock subscriptions by each of the directors, trustees and executive officers of the Bank, the Mutual Company and the Stock Company and their families, and by all such directors, trustees and executive officers as a group. In the event the individual maximum purchase limitation is increased, persons subscribing for the maximum amount may increase their purchase order. This table excludes shares to be purchased by the ESOP, and any Recognition Plan awards or stock option grants that may be made no earlier than six months after the completion of the Offering. See "Management of the Bank--Recognition Plan" and "--Stock Option Plan."


                                                                                                     Percent of
                                Position                                                            Shares Issued
                             With the Stock                                                             in the
       Name                      Company           Total Shares(1)         Aggregate Price           Offering(2)
       ----                      -------           ---------------         ---------------           -----------
Eugene G. Stone              President, Chief         5,000                 $ 50,000                       *
                            Executive Officer
                               and Director
Warren W. Chase, Jr.        Vice President and        2,500                   25,000                       *
                               Treasurer
Michael A. Dalrymple          Vice President            200                    2,000                       *
Pamela J. Mozynski            Vice President            200                    2,000                       *
John J. Mogan, Jr.            Vice President          2,500                   25,000                       *
Daniel G. Trombley            Vice President          2,500                   25,000                       *
James W. Murphy             Director and Clerk        5,000                   50,000                       *
Kelly A. Adler                    Director           10,000                  100,000                     1.1
Harold W. Bemis                   Director              250                    2,500                       *
William L. Casey                  Director              500                    5,000                       *
Paul J. DeSimone                  Director              100                    1,000                       *
John G. Dugan                     Director            2,500                   25,000                       *
Richard Giusti                    Director            5,000                   50,000                       *
John Hasenjaeger                  Director           10,000                  100,000                     1.1
Robert J. Heavey                  Director            5,000                   50,000                       *
Thomas R. Howie                   Director              200                    2,000                       *
Kenneth C.A. Isaacs               Director           10,000                  100,000                     1.1
Paul V. Kenney                    Director              500                    5,000                       *
Eugene R. Liscombe                Director            1,500                   15,000                       *
Robert A. Matson                  Director              500                    5,000                       *
Lawrence E. Novick                Director           10,000                  100,000                     1.1

All directors, trustees and
 executive officers as a group
 (21 persons)                                        73,950                 $739,500                     8.2%
                                                     ======                 ========                     ===

----------------

*    Less than 1%.

(1) The maximum number of shares for which any officer, trustee or director may subscribe is 10,000 shares.

(2)  At the midpoint of the Offering Range.

                       THE OFFERING AND THE REORGANIZATION

         The Division has approved the Offering of the common stock subject to the satisfaction of certain conditions imposed by the Division. However, such approval does not constitute a recommendation or endorsement of the Offering by the Division.

Description of and Reasons for the Offering and the Reorganization

         The Bank's Board of Directors and the Mutual Company's Board of Trustees unanimously adopted the stock issuance plan and the Mutual Company's corporators have approved it. Pursuant to the stock issuance plan, the Bank will reorganize into what is called a "two-tier" mutual holding company structure. It is a two-tier structure because it will have two levels of holding companies: a "mid-tier" stock holding company and a "top-tier" mutual holding company. As discussed more specifically below, the mid-tier Stock Company is being formed primarily to facilitate (i) the sale of common stock in the Offering, and (ii) the management of the Bank's capital following the Offering. Under the terms of the stock issuance plan: (i) the Mutual Company will form the Stock Company as a Massachusetts corporation; and (ii) the Mutual Company will contribute 100% of the Bank's outstanding common stock to the Stock Company; and (iii) the Stock Company will issue shares of common stock to the public and the Mutual Company. These steps are referred to in this prospectus as the "reorganization." The number of shares of common stock sold to the public pursuant to this prospectus will be equal to 45% of the shares issued in the Offering, and the number of shares issued to the Mutual Company will be equal to 55% of the shares issued in the Offering. The sale of 45% of the common stock pursuant to this prospectus is referred to as the "Offering." The two-tier mutual holding company structure is most easily understood by considering the following diagram:



           The Mutual                                        Public
            Company                                        Stockholders
       (a Massachusetts
        mutual holding
           company)

                    55% of the                                      45% of the
                     common                                           common
                     stock                                             stock

                The Stock Company (a Massachusetts corporation)

                                                100% of the
                                                common stock

                                    The Bank
                      (a Massachusetts stock savings bank)



         The Bank reorganized into a mutual holding company structure in August 1997 by establishing the Mutual Company and the Bank in its current stock form. The primary purpose in forming the Mutual Company was to create a stock charter for the Bank, and to establish a structure that would enable the Bank to raise additional equity capital and compete more effectively in the financial services marketplace.

         The sole purpose of the reorganization of the Bank's existing mutual holding company structure is to establish the Stock Company and to facilitate the sale of common stock in the Offering. The two-tier structure will, among other things: (i) enable the Stock Company to repurchase its common stock without adverse tax consequences; (ii) permit the Stock Company to make investments for the benefit of all stockholders; (iii) enable the Stock Company to fund the loan to the ESOP; and (iv) provide greater flexibility in structuring and approving mergers and acquisitions. The Bank did not form the mid-tier Stock Company at the time of the formation of the Mutual Company in August 1997 because Massachusetts regulations did not specifically authorize the two-tier structure at that time.

         The primary purpose of the Offering is to permit the Stock Company to raise additional equity capital for growth and expansion of the Bank's operations both internally and through the potential acquisition or establishment of new branches or the acquisition of other financial institutions. Since the Stock Company is not offering all of its common stock for sale to depositors and the public in the Offering (but is issuing a majority of its stock to the Mutual Company), the Offering will result in less capital raised in comparison to a standard mutual-to-stock conversion. The mutual holding company structure, however, will also offer the Bank the opportunity to raise additional capital since the stock held by the Mutual Company will be available for sale in the future in the event the Mutual Company decides to convert to the capital stock form of organization in a Conversion Transaction. See "Regulation--Holding Company Regulation--Conversion of the Mutual Company to Stock Form."

         Although the Stock Company will have the power to issue shares of capital stock to persons other than the Mutual Company, as long as the Mutual Company is in existence, the Mutual Company will be required to own a majority of the voting stock of the Stock Company. The Stock Company may issue any amount of non-voting stock to persons other than the Mutual Company and the Stock Company must own 100% of the voting stock of the Bank. The Bank and the Stock Company may issue any amount of non-voting stock or debt to persons other than the Mutual Company.

Stock Pricing and Number of Shares to be Issued in the Offering

         The shares of common stock will be issued at an aggregate purchase price equal to the estimated pro forma market value of such stock based on an independent appraisal of the Stock Company and the Bank prepared by RP Financial, LC., an independent appraisal firm. RP Financial, LC. determined that the estimated pro forma market value of the common stock as of May 29, 1998 ranged from $17.0 to $23.0 million, with a midpoint of $20.0 million. The shares of common stock being sold in the Offering represent a minority ownership interest in the outstanding common stock of the Stock Company equal to 45.0% of the estimated pro forma market value of the common stock based on the Independent Valuation. The aggregate purchase price of the common stock to be sold in the Offering will range from $7.7 million to $10.4 million at a purchase price of $10 per share. Following the commencement of the Offering, the maximum of the Estimated Valuation Range may be increased by up to 15% to up to $26.5 million, which would result in a corresponding increase in the maximum of the Offering Range to up to 1,190,250 shares, to reflect changes in market and financial conditions, without a resolicitation of subscribers. No resolicitation of subscribers will be made and subscribers will not be permitted to modify or cancel their subscriptions unless the gross proceeds from the sale of the common stock are less than the minimum or more than 15% above the maximum of the Offering Range. Any adjustment of shares will have a corresponding effect on the estimated net proceeds of the Offering and the pro forma capitalization and per share data of the Stock Company. In addition to the shares of common stock to be sold in the Stock Offering, 55% of the shares of common stock outstanding upon the closing of the Offering will be issued to the Mutual Company.

         Depending on market and financial conditions at the time of the completion of the Offering, the Bank may increase or decrease the number of shares to be issued in the Offering. If the change in the number of shares to be issued in the Offering results in fewer than 765,000 shares or more than 1,035,000 shares being sold in the Offering, the Bank may also elect to terminate the Offering. In the event that the Bank elects to terminate the Offering, subscribers will receive a prompt refund of their purchase orders, together with interest earned thereon, at the Bank's current passbook rate from the date of receipt to the date of termination of the stock offering, and all authorizations for withdrawals of deposits will be canceled. In the event the Bank receives orders for fewer than 765,000 at the discretion of the Board of Directors and subject to the approval of the Division and the FRB, if necessary, the Bank may establish a new Offering Range and resolicit subscribers. In the event of such a resolicitation, subscribers will be permitted to modify or cancel their purchase orders. Any adjustments in the pro forma market value of the Bank and the Stock Company as a result of market and financial conditions, or a resolicitation of prospective subscribers would be subject to Division approval. A resolicitation, if any, following conclusion of the Offering would not extend beyond the Expiration Date, without prior approval of the Division and the FRB, if necessary.

         The number of shares of common stock to be offered in the Offering is based upon the estimated pro forma market value of the common stock as determined by the Independent Valuation, and the purchase price of the common stock as determined by the Bank. Based on factors including the size of the Offering, marketability of the shares to be sold in the Offering, expected liquidity of the shares in the aftermarket, and community preference, the Bank determined that the shares should be sold in the stock offering for $10.00 per share. The number of shares issued will change in the event the Independent Valuation changes when it is updated immediately prior to the consummation of the Offering, but the purchase price is fixed at $10.00 per share and will not change if the Independent Valuation changes.

         RP Financial, LC., which is experienced in the valuation and appraisal of business entities, including savings institutions, has been retained by the Bank to prepare the Independent Valuation. RP Financial, LC. will receive a fee of $20,000 for its appraisal, including subsequent updates, plus its reasonable out-of-pocket expenses incurred in connection with the Independent Valuation. The Bank has agreed to indemnify RP Financial, LC. under certain circumstances against liabilities and expenses (including certain legal fees) arising from or based upon the services provided by RP Financial, LC., except where the liability is adjudicated to have resulted from RP Financial, LC.'s negligence or willful misconduct.

         The Independent Valuation was prepared by RP Financial, LC. in reliance upon the information contained herein, including the consolidated financial statements. The appraisal contains an analysis of a number of factors including, but not limited to, the Bank's financial condition and operating trends, the competitive environment in which the Bank operates, operating trends of certain thrift institutions and savings and loan holding companies, relevant economic conditions both nationally and in Massachusetts that affect the operations of thrift institutions, and stock market values of certain institutions. RP Financial, LC. has advised the Bank that it also has considered the effect of the Minority Ownership Interest represented by the common stock in the Offering in terms of liquidity of the common stock in the after-market, marketability of the common stock, the proposed dividend policy, the possibility of conversion of the Mutual Company to stock form, and other factors considered relevant. In addition, RP Financial, LC. has advised the Bank that it has considered and will consider the effect of the additional capital raised by the sale of the common stock in the Offering on the estimated aggregate pro forma market value of such shares.

         On the basis of the foregoing, RP Financial, LC. has determined that as of May 29, 1998, the estimated aggregate pro forma market value of the common stock to be issued by the Stock Company was $20.0 million (the mid-point of the Estimated Valuation Range). The Stock Company and the Bank have determined to offer the shares in the Offering at a price of $10 per share. The Stock Company and the Bank expect to sell a maximum of 45% of the Common Stock, or 900,000 shares (at the mid-point of the Offering Range), in the Offering. The Bank's Board of Directors and the Stock Company's Board of Directors reviewed the appraisal prepared by RP Financial, LC., and, in determining the reasonableness and adequacy of such appraisal in consideration of FRB and Massachusetts regulations and policies, has reviewed the methodology and reasonableness of the assumptions utilized by RP Financial, LC. in the preparation of such appraisal. The Board of Directors of the Bank and the Board of Directors of the Stock Company have also considered the implied pricing of the shares based on the appraised value and the range of the number of shares offered in the Offering. In determining the Offering Range, the Boards reviewed RP Financial, LC.'s appraisal and, in particular, considered (i) the Bank's financial condition and results of operations for the year ended June 30, 1997 and the nine months ended March 31, 1998, (ii) financial comparisons of the Bank in relation to financial institutions of similar size and asset quality and (iii) stock market conditions generally and in particular for financial institutions, all of which are set forth in the appraisal. The Board also reviewed the methodology and the assumptions used by RP Financial, LC. in preparing its appraisal. As discussed above in this section, such number of shares are subject to change if the Independent Valuation changes at the conclusion of the Offering.

         The Independent Valuation will be updated at the time of the completion of the Offering, and the shares to be issued in the Offering may increase or decrease to reflect the changes in market conditions, the estimated pro forma market value of the Bank and the Stock Company, or both. If the updated estimate of the pro forma market value of the Bank and the Stock Company immediately upon conclusion of the Offering changes, there will be a corresponding change to the number of shares to be issued in the Offering. Subscribers will not be given the opportunity to change or withdraw their orders unless the Independent Valuation changes by more than 15%, or if more than 1,190,250 shares or fewer than 765,000 shares are sold in the Offering. Any adjustment of shares of common stock sold will have a corresponding effect on the estimated net proceeds of the Offering and the pro forma capitalization and per share data of the Stock Company.

         The Independent Valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing the common stock. In preparing the Independent Valuation, RP Financial, LC. has relied upon and assumed the accuracy and completeness of financial and statistical information provided by the Bank. RP Financial, LC. did not independently verify the financial statements and other information provided by the Bank, nor did RP Financial, LC. value independently the assets and liabilities of the Bank. The Independent Valuation considers the Stock Company and the Bank only as going concerns and should not be considered as an indication of the liquidation value of the Stock Company and the Bank. Moreover, because such Independent Valuation is based upon estimates and projections on a number of matters, all of which are subject to change from time to time, no assurance can be given that persons purchasing the common stock will be able to sell such shares at a price equal to or greater than the $10.00 per share purchase price.

         No sale of shares of common stock may be consummated unless, prior to such consummation, RP Financial, LC. confirms to the Stock Company and the Bank, the FRB and the Division that, to the best of its knowledge, nothing of a material nature has occurred that, taking into account all relevant factors, would cause RP Financial, LC. to conclude that the Independent Valuation is incompatible with its estimate of the pro forma market value of the common stock of the Stock Company at the conclusion of the Offering. Any change that would result in a market value that is below the minimum or 15% above the maximum of the Offering Range would be subject to Division and FRB approval. If such confirmation is not received, the Stock Company may extend the Offering, reopen or commence a new offering, establish a new Offering Range and commence a resolicitation of all purchasers with the approval of the Division and the FRB or take such other actions as permitted by the Division and the FRB in order to complete the Offering.

Subscription Offering

         Subject to the limitations set forth in the "--Limitations upon Purchases of Common Stock" section, the priorities for the purchase of Common Stock in the subscription offering are as follows:

         Priority 1: Eligible Account Holders. Each Eligible Account Holder shall be given the opportunity to purchase up to $100,000 of common stock offered in the Offering; provided that the Stock Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to up to 5% of the maximum number of shares offered in the Offering or decrease such maximum purchase limitation to as low as 0.1% of the maximum number of shares offered in the Offering, subject to the overall purchase limitation set forth in the section herein titled "Limitations upon Purchases of Common Stock."

If there are insufficient shares available to satisfy all subscriptions of Eligible Account Holders, shares will be allocated to Eligible Account Holders so as to permit each such subscribing Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated pro rata to remaining subscribing Eligible Account Holders whose subscriptions remain unfilled in the same proportion that each such subscriber's aggregate deposit account balances as of the Eligibility Record Date ("Qualifying Deposits") bears to the total amount of Qualifying Deposits of all subscribing Eligible Account Holders whose subscriptions remain unfilled. Subscription rights to purchase common stock received by executive officers and directors of the Bank including associates of executive officers and directors, based on their increased deposits in the Bank in the one year preceding the Eligibility Record Date, shall be subordinated to the subscription rights of other Eligible Account Holders. To ensure proper allocation of stock, each Eligible Account Holder must list on his subscription order form all deposit accounts in which he had an ownership interest as of the Eligibility Record Date.

         Priority 2: Supplemental Eligible Account Holders. To the extent there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, each Supplemental Eligible Account Holder shall have the opportunity to purchase up to $100,000 of common stock offered in the Offering; provided that the Stock Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to up to 5% of the maximum number of shares offered in the Offering or decrease such maximum purchase limitation to as low as 0.1% of the maximum number of shares offered in the Offering subject to the overall purchase limitations set forth in the section herein titled "Limitations upon Purchases of Common Stock." In the event Supplemental Eligible Account Holders subscribe for a number of shares which, when added to the shares subscribed for by Eligible Account Holders, exceed available shares, the shares of common stock will be allocated among subscribing Supplemental Eligible Account Holders so as to permit each subscribing Supplemental Eligible Account Holder to purchase a number of shares sufficient to make his total allocation equal to the lesser of 100 shares or the number of shares subscribed for. Thereafter, unallocated shares will be allocated to each subscribing Supplemental Eligible Account Holder whose subscription remains unfilled in the same proportion that such subscriber's aggregate deposit account balances as of the Supplemental Eligibility Record Date ("Supplemental Qualifying Deposits") bear to the total amount of Supplemental Qualifying Deposits of all subscribing Supplemental Eligible Account Holders whose subscriptions remain unfilled.

         Priority 3: Employee Stock Ownership Plan. The ESOP shall be given the opportunity to purchase up to 8% of the common stock issued in the Offering. In the event of an oversubscription in the Offering, subscriptions for shares by the ESOP may be satisfied, in whole or in part, through open market purchases by the ESOP subsequent to the closing of the Offering, subject to the maximum purchase limitations set forth under "Limitations upon Purchases of Common Stock."

         Priority 4: Employees, Officers, Directors and Trustees. To the extent there are sufficient shares remaining after satisfaction of subscriptions by Eligible Account Holders, Supplemental Eligible Account Holders, and the ESOP, each employee, officer, director and trustee of the Mutual Company and the Bank shall have the opportunity to purchase up to $100,000 of common stock offered in the Offering; provided that the aggregate subscription rights granted to such employees, officers, directors and trustees shall be limited to up to 30% of the total number of shares of common stock sold in the Offering. Shares purchased under this section shall be aggregated with shares purchased under the preceding priority categories when calculating the 30% purchase limitation applicable to purchases by such persons. Shares purchased under this section are also subject to purchase limitations on management persons set forth in the section herein titled "Limitations upon Purchases of Common Stock." For purposes of this paragraph, directors shall not be deemed to be associates or a group acting in concert solely as a result of their membership on the Board of Directors of the Bank or the Board of Trustees of the Mutual Company. In the event that employees, officers, directors and trustees subscribe under this section for more shares of common stock than are available for purchase by them, the shares of common stock available for purchase will be allocated by the Board of Directors among such subscribing persons on an equitable basis, such as by giving weight to the period of service, compensation and position of the individual subscriber, provided that no fractional shares will be allocated or issued.

Community Offering

         Any shares of common stock not subscribed for in the Subscription Offering may be offered for sale in a Community Offering. This will involve an offering of unsubscribed shares directly to the general public for the Subscription Price of $10 per share. If a Community Offering is conducted, it will be for a period of not more than 45 days unless extended by the Stock Company and the Bank, and may begin concurrently with, during or promptly after the Subscription Offering. No person, by himself or herself, or with an associate or group of persons acting in concert, may subscribe for or purchase more than $100,000 of common stock offered in the Community Offering. Further, the Stock Company and the Bank may limit total subscriptions in the Community Offering so as to assure that the number of shares available for the public offering may be up to a specified percentage of the number of shares of common stock.

         In the event of an oversubscription for shares in the Community Offering, shares may be allocated in the sole discretion of the Bank (to the extent shares remain available) first to cover orders of natural persons residing in the Bank's local community of Franklin, Medway, Medfield and Millis, Massachusetts (the "Community"), then to cover the orders of any other person subscribing for shares in the Community Offering so that each such person may receive 1,000 shares, and thereafter, on a pro rata basis to such persons based on the amount of their respective subscriptions.

         The terms "residence," "reside," "resided" or "residing" as used herein with respect to any person shall mean any person who occupied a dwelling within the Community, has an intent to remain within the Community for a period of time, and manifests the genuineness of that intent by establishing an ongoing physical presence within the Community together with an indication that such presence within the Community is something other than merely transitory in nature. To the extent the person is a corporation or other business entity, the principal place of business or headquarters shall be in the Community. To the extent a person is a personal benefit plan, the circumstances of the beneficiary shall apply with respect to this definition. In the case of all other benefit plans, the circumstances of the director shall be examined for purposes of this definition. The Bank may use deposit or loan records or such other evidence provided to it to determine whether a person is a resident. In all cases, however, such a determination shall be in the sole discretion of the Bank.

         The Bank and the Stock Company, in their sole discretion, may reject subscriptions, in whole or in part, received from any person. The Bank shall have the right, in its sole discretion, to determine whether prospective purchasers are "residents," "associates" or "acting in concert" as defined by the stock issuance plan and in interpreting any and all other provisions of the stock issuance plan. All such determinations are in the sole discretion of the Bank and may be based on whatever evidence the Bank chooses to use in making any such determination.

Syndicated Community Offering

         Any shares of common stock not sold in the Subscription Offering or in the Community Offering, if any, may be offered for sale to the general public by a selling group of broker-dealers to be managed by Trident Securities, Inc. in a Syndicated Community Offering, subject to terms, conditions and procedures as may be determined by the Bank and the Stock Company in a manner that is intended to achieve the widest distribution of the common stock subject to the rights of the Stock Company to accept or reject in whole or in part all orders in the Syndicated Community Offering. No person, together with associates or persons acting in concert with such person, may purchase in the Syndicated Community Offering more than $100,000 of common stock. It is expected that the Syndicated Community Offering will commence as soon as practicable after termination of the Subscription Offering and the Community Offering, if any. The Syndicated Community Offering will be completed within 45 days after the termination of the Subscription Offering, unless such period is extended as provided below.

         If for any reason a Syndicated Community Offering of unsubscribed shares of common stock cannot be effected and any shares remain unsold after the Subscription Offering and the Community Offering, if any, the Board of Directors of the Stock Company and the Bank will seek to make other arrangements for the sale of the remaining shares. Such other arrangements will be subject to the approval of the Division and the FRB and to compliance with applicable state and federal securities laws.


Restrictions on Agreements or Understandings Regarding Transfer of Common Stock to be Purchased in the Offering

         Prior to the completion of the Offering, no depositor may transfer or enter into an agreement or understanding to transfer the legal or beneficial ownership of the shares of common stock to be purchased by such person in the Offering. Each depositor who submits an Order Form will be required to certify that the purchase of common stock by such person is solely for the purchaser's own account and there is no agreement or understanding regarding the sale or transfer of such shares. The Bank intends to pursue any and all legal and equitable remedies in the event it becomes aware of any such agreement or understanding, and will not honor orders reasonably believed by the Bank to involve such an agreement or understanding.

Procedure for Purchasing Shares

         To ensure that each purchaser receives a prospectus at least 48 hours before the Expiration Date, prospectuses will not be mailed any later than five days prior to such date or hand delivered any later than two days prior to such date. Order forms may only be distributed with a prospectus.

         Expiration Date. The Offering will terminate at 12:00 noon, Massachusetts time, on September____, 1998, unless extended by the Bank and the Stock Company for up to an additional 45 days (i.e., until October __, 1998) or, if approved by the Division, if necessary, for an additional period after such extension. The Bank is not required to give purchasers notice of any extension unless the offering period is extended beyond October __, 1998, in which event purchasers will be given the right to increase, decrease, confirm, or rescind their orders. If the minimum number of shares offered in the Offering (765,000 shares) is not sold by the Expiration Date, the Bank may terminate the Offering and promptly refund all orders for common stock. If the number of shares is reduced below the minimum of the Estimated Valuation Range, purchasers will be given an opportunity to increase, decrease, or rescind their orders.

         Use of Order Forms. In order to purchase the common stock, each purchaser must complete an Order Form except for certain persons purchasing in the Syndicated Community Offering as more fully described below. Any person receiving an Order Form who desires to purchase common stock may do so by delivering (by mail or in person) to the Bank a properly executed and completed Order Form, together with full payment for the shares purchased. The Order Form must be received prior to 12:00 noon, Massachusetts time, on September __, 1998. Once tendered, an Order Form cannot be modified or revoked without the consent of the Bank. Each person ordering shares is required to represent that they are purchasing such shares for their own account. The interpretation by the Bank of the terms and conditions of the stock issuance plan and of the acceptability of the Order Forms will be final. The Bank is not required to accept copies of Order Forms. Order Forms cannot and will not be accepted without the execution of the certification appearing on the reverse side of the Order Form. Neither the Bank, the Stock Company, nor Trident Securities, Inc. is obligated to deliver a prospectus and an Order Form by any means other than the U.S. Postal Service.

         Payment for Shares. Payment for all shares will be required to accompany all completed Order Forms for the purchase to be valid. Payment for shares may be made by (i) check or money order, or (ii) authorization of withdrawal from passbook or money market accounts or certificates of deposit maintained with the Bank. Appropriate means by which such withdrawals may be authorized are provided in the Order Forms. Once such a withdrawal amount has been authorized, a hold will be placed on such funds, making them unavailable to the depositor until the Offering has been completed or terminated. In the case of payments authorized to be made through withdrawal from deposit accounts, all funds authorized for withdrawal will continue to earn interest at the contract rate until the Offering is completed or terminated. Interest penalties for early withdrawal applicable to certificate accounts will not apply to withdrawals authorized for the purchase of shares; however, if a withdrawal results in a certificate account with a balance less than the applicable minimum balance requirement, the certificate shall be canceled at the time of withdrawal without penalty, and the remaining balance will earn interest at the Bank's passbook rate subsequent to the withdrawal. In the case of payments made by check or money order, such checks and money orders shall be made payable to "Summit Bancorp, Inc." Such funds will be placed in a segregated savings account and interest will be paid by the Bank at the Bank's passbook rate, from the date payment is received until the Offering is completed or terminated. Such interest will be paid by check, on all funds held, including funds accepted as payment for shares of common stock, promptly upon completion or termination of the Offering. An executed Order Form, once received by the Bank, may not be modified, amended or rescinded without the consent of the Bank, unless the Offering is not completed by __________, 1998, in which event purchasers may be given the opportunity to increase, decrease, confirm or rescind their orders for a specified period of time.

         Owners of self-directed IRAs may use the assets of such IRAs to purchase shares of common stock in the Offering. Individuals who are participants in self-directed tax qualified plans maintained by self-employed individuals ("Keogh Plans") may use the assets in their self-directed Keogh Plan accounts to purchase shares of common stock in the Offering. In addition, the provisions of ERISA and Internal Revenue Service ("IRS") regulations require that executive officers, directors, and 10% stockholders who use self-directed IRA funds and/or Keogh Plan accounts to purchase shares of common stock in the Offering, make such purchase for the exclusive benefit of the IRA and/or Keogh Plan participant.

         If the ESOP purchases shares of common stock, such plan will not be required to pay for such shares until consummation of the stock offering, provided that there is in force from the time the order is received a loan commitment to lend to the ESOP the amount of funds necessary to purchase the number of shares ordered.

         Delivery of Stock Certificates. Certificates representing common stock issued in the stock offering will be mailed by the Bank to the persons entitled thereto at the registration address noted on the Order Form, as soon as practicable following consummation of the stock offering. Any certificates returned as undeliverable will be held by the Bank until claimed by persons legally entitled thereto or otherwise disposed of in accordance with applicable law. Until certificates for the common stock are available and delivered to purchasers, purchasers may not be able to sell the shares of stock which they ordered. Subscribers are at their own risk if they sell shares before receiving the certificates or determining whether their subscription has been accepted.

Plan of Distribution and Selling Commissions

         Offering materials for the Offering initially have been distributed to certain persons by mail, with additional copies made available at the Bank's offices and by Trident Securities, Inc. All prospective purchasers are to send payment directly to the Bank, where such funds will be held in a segregated special escrow account and not released until the Offering is completed or terminated.

         To assist in the marketing of the common stock, the Bank and the Stock Company have retained Trident Securities, Inc., a broker-dealer registered with the NASD. Trident Securities, Inc. will assist the Bank in the Offering as follows: (i) in training and educating the Bank's employees regarding the mechanics and regulatory requirements of the Offering; (ii) in conducting informational meetings for employees, customers and the general public; (iii) in coordinating the selling efforts in the Bank's local communities; and (iv) in soliciting orders for common stock. For these services, Trident Securities, Inc. will receive an advisory and a management fee of 2% of the dollar amount of the common stock sold in the Offering, excluding shares sold to the Bank's or the Mutual Company's directors, trustees, officers, employees and employee benefit plans, up to a maximum fee of $150,000.

         The Bank also will reimburse Trident Securities, Inc. for its reasonable out-of-pocket expenses (including legal fees and expenses up to a maximum of $27,500) associated with its marketing effort. The Bank has made an advance payment to Trident Securities, Inc. in the amount of $10,000. The Bank will indemnify Trident Securities,

Inc. against liabilities and expenses (including legal fees) incurred in connection with certain claims or litigation arising out of or based upon untrue statements or omissions contained in the offering materials for the common stock, including liabilities under the Securities Act of 1933.

         Directors, trustees and executive officers of the Bank, the Stock Company and the Mutual Company may participate in the solicitation of offers to purchase common stock. Other trained employees of the Bank may participate in the Offering in ministerial capacities, providing clerical work in effecting a sales transaction or answering questions of a ministerial nature. Other questions of prospective purchasers will be directed to executive officers or registered representatives. The Stock Company and the Bank will rely on Rule 3a4-1 of the Securities Exchange Act of 1934 (the "Exchange Act"), so as to permit officers, directors, trustees and employees to participate in the sale of the common stock. No officer, director, trustee or employee will be compensated for his participation by the payment of commissions or other remuneration based either directly or indirectly on the transactions in the common stock.

         A Stock Information Center will be established at the Bank's main office, in an area separated from the Bank's banking operations. Employees will inform prospective purchasers to direct their questions to the Stock Information Center and will provide such persons with the telephone number of the Stock Information Center.

         Other Restrictions. No person is entitled to purchase any common stock to the extent such purchase would be illegal under any federal or state law or regulation (including state "blue-sky" laws and regulations), or would violate regulations or policies of the NASD, particularly those regarding free riding and withholding. The Bank and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any such purchase order if such opinion is not timely furnished. The stock issuance plan prohibits the Bank from lending funds or extending credit to any persons to purchase common stock in the Offering.

Limitations upon Purchases of Common Stock

         The following additional limitations have been imposed upon purchases of shares of Common Stock. Defined terms used in this section and not otherwise defined in this Prospectus shall have the meaning set forth in the stock issuance plan.

         1. The aggregate amount of outstanding common stock owned or controlled by persons other than Mutual Company at the close of the Offering shall not exceed 49% of the Stock Company's total outstanding common stock.

         2. No person or group of persons acting in concert, may purchase more than $100,000 of common stock offered in the Offering, except that: (i) the Stock Company may, in its sole discretion and without further notice to or solicitation of subscribers or other prospective purchasers, increase such maximum purchase limitation to up to 5% of the number of shares offered in the Offering; (ii) Tax-Qualified Employee Plans may purchase up to 10% of the shares offered in the Offering; and (iii) for purposes of this paragraph, shares to be held by any Tax-Qualified Employee Plan and attributable to a person shall not be aggregated with other shares purchased directly by or otherwise attributable to such person.

         3. The aggregate amount of common stock acquired in the Offering by all Management Persons and their Associates, exclusive of any stock acquired by such persons in the secondary market, shall not exceed 30% of the outstanding shares of common stock held by persons other than the Mutual Company at the close of the Stock offering. In calculating the number of shares held by Management Persons and their Associates under this paragraph or under the provisions of paragraph 4 below, shares held by any Tax-Qualified Employee Benefit Plan or any Nontax-Qualified Employee Benefit Plan of the Bank that are attributable to such persons shall not be counted.

         4. The aggregate amount of common stock acquired in the Offering by all Management Persons and their Associates, exclusive of any common stock acquired by such persons in the secondary market, shall not exceed 30% of the stockholders' equity of the Bank. In calculating the number of shares held by Management Persons and their Associates under this paragraph or under the provisions of paragraph 3 of this section, shares held by any Tax-Qualified Employee Benefit Plan or any Nontax-Qualified Employee Benefit Plan of the Bank that are attributable to such persons shall not be counted.

         5. With the approval of the Division, the Boards of Directors of the Bank and the Stock Company may, in their sole discretion, increase the maximum purchase limitation to up to 9.9%, provided that orders for common stock in excess of 5% of the number of shares of common stock offered in the Offering shall not in the aggregate exceed 10% of the total shares of common stock offered in the Offering (except that this limitation shall not apply to purchases by Tax-Qualified Employee Plans). If such 5% limitation is increased, subscribers for the maximum amount will be, and certain other large subscribers in the sole discretion of the Stock Company and the Bank may be, given the opportunity to increase their subscriptions up to the then applicable limit. Requests to purchase additional shares of common stock under this provision will be determined by the Board of Directors of the Stock Company, in its sole discretion.

         6. In the event of an increase in the total number of shares offered in the Subscription Offering due to an increase in the maximum of the Estimated Valuation Range of up to 15% (the "Adjusted Maximum"), the additional shares will be issued, to fill unfulfilled subscriptions of subscribers according to their respective priorities set forth in the stock issuance plan.

         7. Notwithstanding any other provision of the stock issuance plan, no person shall be entitled to purchase any common stock to the extent such purchase would be illegal under any federal law or state law or regulation or would violate regulations or policies of the National Association of Securities Dealers, Inc., particularly those regarding free riding and withholding. The Stock Company and/or its agents may ask for an acceptable legal opinion from any purchaser as to the legality of such purchase and may refuse to honor any purchase order if such opinion is not timely furnished.

         8. The Boards of Directors of the Stock Company and the Bank have the right in their sole discretion to reject any order submitted by a person whose representations the Board of Directors believes to be false or who it otherwise believes, either alone or acting in concert with others, is violating, circumventing, or intends to violate, evade or circumvent the terms and conditions of the stock issuance plan.

         The Stock Company, in its sole discretion, may make reasonable efforts to comply with the securities laws of any state in the United States in which its depositors reside, and will only offer and sell the common stock in states in which the offers and sales comply with such states' securities laws. However, no person will be offered or allowed to purchase any common stock if they resides in a foreign country or in a state of the United States with respect to which any of the following apply: (i) a small number of persons otherwise eligible to purchase shares under the stock issuance plan reside in such state or foreign county; (ii) the offer or sale of shares of common stock to such persons would require the Bank, the Stock Company or its employees to register, under the securities laws of such state or foreign country, as a broker or dealer or to register or otherwise qualify its securities for sale in such state or foreign country; or (iii) such registration or qualification would be impracticable for reasons of cost or otherwise.

Liquidation Account

         At the completion of the Offering, the Bank or the Stock Company will establish a liquidation account for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue to maintain deposit accounts with the Bank following the Offering. The amount of the liquidation account will be equal to the Minority Ownership Interest multiplied by the net worth of the Bank (determined in accordance with generally accepted accounting principles) as set forth in the most recent statement of financial condition contained in this prospectus.

In the unlikely event of a complete liquidation of the Bank and the Stock Company (and only in such event), each such account holder will be entitled to receive a liquidating distribution from the liquidation account in the amount of the then-adjusted account balances for such person's deposit accounts then held, following all liquidation payments to creditors.

         The initial account balance for each Eligible Account Holder and Supplemental Eligible Account Holder shall be determined by multiplying the opening balance in the liquidation account by a fraction, the numerator of which is the amount of Qualifying Deposits held by such Eligible Account Holder or Supplemental Eligible Account Holder on the Eligibility Record Date or the Supplemental Eligibility Record Date, respectively, and the denominator of which is the aggregate amount of all Qualifying Deposits on such dates. For deposit accounts in existence on both dates, separate account balances shall be determined on the basis of the Qualifying Deposits in such deposit accounts on such dates.

         If, however, on the last day of any fiscal year of the Bank commencing after the Eligibility Record Date or Supplemental Eligibility Record Date, as the case may be, the deposit balance in any deposit account of an Eligible Account Holder or Supplemental Eligible Account Holder is less than either (i) the amount of Qualifying Deposits of such Eligible Account Holder or Supplemental Eligible Account Holder on the Eligibility Record Date or Supplemental Eligibility Record Date, as the case may be, or (ii) the deposit balance in such deposit account at the close of business on the last day of any previous fiscal year of the Bank commencing after the Eligibility Record Date or the Supplemental Eligibility Record Date, then such Eligible Account Holder's or Supplemental Eligible Account Holder's account balance would be reduced in an amount equal to the reduction in such deposit balance, and such account balance will cease to exist if such deposit account is closed. In addition, no interest in the liquidation account would ever be increased despite any subsequent increase in the deposit balances of any Eligible Account Holder or Supplemental Eligible Account Holder. Any assets remaining after the above liquidation rights of Eligible Account Holders and Subsequent Eligible Account Holders are satisfied would be distributed to the stockholders of the Bank.

         Neither the Bank nor the Stock Company shall be required to set aside funds for the purpose of establishing the liquidation account, and the creation and maintenance of the account will not operate to restrict the use or application of any of the net worth accounts of the Bank, except that neither the Bank nor the Stock Company, as the case may be, shall declare or pay a cash dividend on, or repurchase any of, its capital stock if the effect would cause its net worth to be reduced below the amount required for the liquidation account.

Federal and State Tax Consequences of the Reorganization

         The Bank intends to proceed with the reorganization on the basis of an opinion from its special counsel, Luse Lehman Gorman Pomerenk & Schick, P.C., Washington, D.C., as to certain tax matters that are material to the reorganization. The opinion is based, among other things, on the assumptions that the subscription rights to be received by Eligible Account Holders, Supplemental Eligible Account Holders and others do not have any economic value at the time of distribution or the time the subscription rights are exercised, whether or not a Community Offering takes place. If the subscription rights granted to Eligible Account Holders and Supplemental Eligible Account Holders and certain others are deemed to have an ascertainable value, receipt of such rights could result in taxable gain to such persons who exercise the subscription rights in an amount equal to such value and the Bank could recognize gain on such distribution. Persons who receive subscription rights are encouraged to consult with their own tax advisors as to the tax consequences in the event that such subscription rights are deemed to have an ascertainable value. Unlike private letter rulings, opinions of counsel or tax advisors are not binding on the IRS or the Massachusetts Department of Revenue, and either agency could disagree with such opinions. In the event of such disagreement, there can be no assurance that the Bank or the depositors would prevail in a judicial proceeding.

         The Bank will receive an opinion of counsel from Luse Lehman Gorman Pomerenk & Schick, P.C., to the effect that, for federal income tax purposes:

          1.   The  reorganization  qualifies  as an exchange  described in Code
               Section 351.

          2. The Mutual Company will recognize no gain or loss upon the transfer of the stock of the Bank to the Stock Company solely in exchange for Stock Company common stock. All other transferors will recognize no gain or loss upon the transfer of property to the Stock Company solely in exchange for common stock of the Stock Company.

          3. The Mutual Company's basis in the Stock Company common stock received in the transaction will be equal to the basis of the property transferred in exchange therefor.

          4. The Mutual Company's holding period for the Stock Company common stock received in the transaction will include the period during which the property exchanged therefor was held, provided such property was a capital asset or property described in Section 1231 of the Code on the date of the exchange.

          5. The Stock Company will recognize no gain or loss upon its receipt of property from the Mutual Company and Minority Stockholders in exchange for common stock of the Stock Company.

          6. The Stock Company's holding period for the property received from the Mutual Company will include the period during which such property was held by the Mutual Company.

          7. Provided that the amount to be paid for the Stock Company common stock pursuant to the subscription rights is equal to the fair market value of such stock, no gain or loss will be recognized by qualifying depositors, tax qualified employee plans of the Bank and employees, officers, trustees and directors of the Mutual Company and the Bank upon the distribution to them of nontransferable subscription rights to purchase shares of Stock Company common stock. Gain, if any, realized on the distribution to them of nontransferable subscription rights to purchase shares of Stock Company common stock will be recognized but only in an amount not in excess of the fair market value of such subscription rights.

          8. The basis of the Stock Company common stock to the Minority Stockholders will be the purchase price thereof plus the fair market value, if any, of nontransferable subscription rights. The Bank and the Mutual Company have received a letter from R.P. Financial, LC. that the nontransferable subscription rights do not have any value. Assuming the nontransferable subscription rights have no value, the basis of the Stock Company common stock will be the amount paid therefor.

         The Bank has also received an opinion from Wolf & Company, P.C., that implementation of the stock issuance plan will not result in any Massachusetts income tax liability to the Bank, its depositors, tax qualified employee plans, employees, officers, trustees and directors, the Stock Company or the Mutual Company.

                          SUMMIT BANK AND SUBSIDIARIES
                        CONSOLIDATED STATEMENTS OF INCOME

         The following Consolidated Statements of Income of the Bank for each of the years in the two-year period ended June 30, 1997 have been audited by Wolf & Company, P.C., independent certified public accountants, whose report thereon appears elsewhere in this prospectus. With respect to information for the nine months ended March 31, 1998 and 1997, which is unaudited, in the opinion of management, all adjustments necessary for a fair presentation of such periods have been included and are of a normal recurring nature. Results for the nine months ended March 31, 1998 are not necessarily indicative of the results that may be expected for the year ending June 30, 1998. These statements should be read in conjunction with the Consolidated Financial Statements and Notes thereto and Management's Discussion and Analysis of Financial Condition and Results of Operations included elsewhere in this prospectus.


                                                                                   Nine Months Ended                 Years Ended
                                                                                          March 31,                   June 30,
                                                                                   -------------------          --------------------
                                                                                    1998          1997           1997         1996
                                                                                    ----          ----           ----         ----
                                                                                      (Unaudited)
                                                                                                      (In Thousands)
Interest and dividend income:
   Interest and fees on loans ...............................................      $ 4,531       $ 3,923       $ 5,343       $ 4,539
   Interest and dividends on securities available for sale
     and Federal Home Loan Bank stock .......................................        1,564         1,085         1,482         1,341
   Interest on short-term investments and certificates of deposit ...........          214           139           212           222
                                                                                   -------       -------       -------       -------
     Total interest and dividend income .....................................        6,309         5,147         7,037         6,102
                                                                                   -------       -------       -------       -------

Interest expense:
   Interest on deposits .....................................................        2,733         2,238         3,050         2,724
   Interest on borrowings ...................................................          239            86           124            22
                                                                                   -------       -------       -------       -------
     Total interest expense .................................................        2,972         2,324         3,174         2,746
                                                                                   -------       -------       -------       -------
Net interest income .........................................................        3,337         2,823         3,863         3,356
Provision for loan losses (Note 4) ..........................................           75            35            35            93
                                                                                   -------       -------       -------       -------
     Net interest income, after provision for loan losses ...................        3,262         2,788         3,828         3,263
                                                                                   -------       -------       -------       -------

Other income:
   Customer service fees ....................................................          312           295           406           388
   Gain on sales of securities available for sale, net (Note 3) .............          675           343           462           308
   Gain on sales of loan ....................................................           44            26            31            --
   Miscellaneous ............................................................           44            46            60            78
                                                                                   -------       -------       -------       -------
     Total other income .....................................................        1,075           710           959           774
                                                                                   -------       -------       -------       -------

Operating expenses:
   Salaries and employee benefits (Note 10) .................................        1,439         1,201         1,619         1,385
   Occupancy and equipment expenses (Notes 5 and 11) ........................          627           486           667           574
   Data processing expenses .................................................          250           198           258           270
   Professional fees ........................................................          116            96           124           124
   Advertising expenses .....................................................           88            45            68            53
   Gain on other real estate owned ..........................................           (6)         (158)         (158)           --
   Other general and administrative expenses (Note 14) ......................          347           344           516           329
                                                                                   -------       -------       -------       -------
     Total operating expenses ...............................................        2,861         2,212         3,094         2,735
                                                                                   -------       -------       -------       -------

Income before income taxes ..................................................        1,476         1,286         1,693         1,302
Provision for income taxes (Note 8) .........................................          521           477           611           501
                                                                                   -------       -------       -------       -------
Net income ..................................................................      $   955       $   809       $ 1,082       $   801
                                                                                   =======       =======       =======       =======


See accompanying notes to consolidated financial statements.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

General

         The Stock Company has only recently been formed and, accordingly, has no results of operations. The Bank's results of operations depend primarily on its net interest income, which is the difference between the income earned on the Bank's loan and securities portfolios and its cost of funds, consisting of the interest paid on deposits and borrowings. Results of operations are also affected by the Bank's provision for loan losses, income and expenses pertaining to other real estate owned, gains and losses from sales of securities, and non-interest expenses. The Bank's non-interest expenses consist principally of compensation and employee benefits, occupancy, equipment and data processing, and other operating expenses. Results of operations are also significantly affected by general economic and competitive conditions, changes in interest rates, as well as government policies and actions of regulatory authorities. Future changes in applicable law, regulations or government policies may materially affect the Stock Company and the Bank.

Management Strategy

         Historically, the Bank has focused on offering deposit products primarily in the towns of Medway, Franklin, Medfield and Millis, all of which are located in Norfolk County. The Bank's lending activities are concentrated primarily in Norfolk County and nearby surrounding markets in the greater Boston metropolitan area. The Bank generates its profitability primarily by originating, purchasing and selling loans, investing in debt and equity securities and mortgage-backed securities, attracting and retaining deposits by paying competitive interest rates, borrowing from the Federal Home Loan Bank of Boston ("FHLB") and maintaining a high standard of customer service as a local community savings bank.

         The Bank's strategy is to attempt to take advantage of favorable conditions in its market area by continuing to grow the Bank, focus on attracting core deposits and gradually shift its assets into higher yielding loans. Norfolk County, which is located approximately 30 miles southwest of Boston, has experienced population growth during the 1990's at a rate that is almost twice the rate of growth for the Commonwealth of Massachusetts as a whole. In particular, the town of Franklin experienced the greatest population growth of any town in the Commonwealth from April 1, 1990 to July 1, 1996 according to the Massachusetts Institute for Social and Economic Research. This growth is being driven by the area's proximity to Boston as convenient transportation and more affordable housing have attracted many individuals who work in the City of Boston. In addition, certain areas of the Bank's market area have seen an expansion in commercial real estate development as a number of small businesses have migrated to the area.

         The Bank's growth has reflected that of its market area. Total assets have increased 45.2% from $90.4 million at June 30, 1996 to $131.2 at March 31, 1998. During the same period, total loans grew 20.9% from $60.3 million to $72.9 million. Deposits also experienced significant growth, increasing 33.1% from June 30, 1996 to March 31, 1998.

         The principle elements of the Bank's strategy are as follows:

          o Branching - Continue to explore branching opportunities either by buying branches or de novo branching. The Bank opened one branch in 1997 and is currently evaluating other opportunities.

          o Increasing Commercial Real Estate and Business Lending - The Bank believes that due to extensive consolidation among financial institutions in the northeast, many small businesses are not being adequately served. The Bank has been able to take advantage of this opportunity as commercial real estate loans have more than doubled since June 30, 1996 and currently represent 16.67% of total loans, up from 9.72% of total loans. Likewise, commercial business loans have also increased, from $2.7 million at June 30, 1996 to $3.5 million at March 31, 1998, an increase of 30.79%.

          o Maintaining Adequate Staffing - Continued growth in the loan portfolio will require additional experienced personnel in order to properly and prudently manage this growth. In response, the Bank has recently hired an experienced banker with more than 18 years of corporate credit analysis and lending experience to head its commercial loan department.

          o Maintaining High Asset Quality - At March 31, 1998 the Bank's non-accrual loans and other real estate owned to total assets was .26% and its allowance for loan losses as a percentage of non-accrual loans was 163.27%.

          o Attracting Core Deposits - At March 31, 1998 the Bank had $58.3 million of transaction accounts which represented 53.9% of total deposits. The Bank believes that by offering attractive depository products in conjunction with various business and commercial real estate loans, it will be able to maintain a high level of core deposits.

Management of Credit Risk

         Management considers credit risk to be an important risk factor affecting the financial condition and operating results of the Bank. The potential for loss associated with this risk factor is managed through a combination of policies approved by the Bank's Board of Directors, the monitoring of compliance with these policies, and the periodic reporting and evaluation of loans with problem characteristics. Policies relate to the maximum amount that can be granted to a single borrower and such borrower's related interests, the aggregate amount of loans outstanding by type in relation to total assets and capital, loan concentrations, loan to collateral value ratios, approval limits and other underwriting criteria. Policies also exist with respect to performing credit reviews by an officer not involved in loan origination, the rating of loans, when loans should be placed in a non-performing status, and the factors that should be considered in establishing the Bank's allowance for loan losses. See "Business of the Bank--Lending Activities."

Management of Interest Rate Risk

         Another important risk factor affecting the financial condition and operating results of the Bank is interest rate risk. This risk is managed by periodic evaluation of the interest rate risk inherent in certain balance sheet accounts, determination of the level of risk considered appropriate given the Bank's capital and liquidity requirements, business strategy, performance objectives and operating environment, and maintenance of such risks within guidelines approved by the Board of Directors. Through such management, the Bank seeks to reduce the vulnerability of its operations to changes in interest rates. The Bank's Asset/Liability Committee, comprised of senior management, is responsible for managing interest rate risk and reviewing with the Board of Directors on a quarterly basis its activities and strategies, the effect of those strategies on the Bank's operating results, the Bank's interest rate risk position, and the effect changes in interest rates would have on the Bank's net interest income. The extent of movement of interest rates is an uncertainty that could have a negative impact on the earnings of the Bank. See "Risk Factors--Sensitivity to Changes in Interest Rates."

         The principal strategies used by the Bank to manage interest rate risk include (1) emphasizing the origination and retention of adjustable-rate loans while generally selling long-term one- to four-family fixed-rate loans in the secondary market, (2) originating fixed-rate commercial real estate loans with maturities matched by long-term FHLB borrowings, (3) investing in debt securities with relatively short maturities or call dates, (4) classifying all of the Bank's investment portfolio as available for sale so as to provide sufficient flexibility in liquidity management, and (5) maintaining a high concentration of less interest-rate-sensitive and lower-costing "core deposits".

         Gap Analysis. The matching of assets and liabilities may be analyzed by examining the extent to which such assets and liabilities are "interest rate sensitive" and by monitoring a bank's interest rate sensitivity "gap." An asset or liability is deemed to be interest rate sensitive within a specific time period if it will mature or reprice within that time period. The interest rate sensitivity gap is defined as the difference between the amount of interest-earning assets maturing or repricing within a specific time period and the amount of interest bearing-liabilities maturing or repricing within that same time period. At March 31, 1998, the Bank's cumulative one-year gap position, the difference between the amount of interest-earning assets maturing or repricing within one year and interest-bearing liabilities maturing or repricing within one year, was a negative 8.99%. A gap is considered positive when the amount of interest rate sensitive assets exceeds the amount of interest rate sensitive liabilities. A gap is considered negative when the amount of interest rate sensitive liabilities exceeds the amount of interest rate sensitive assets. Accordingly, during a period of rising interest rates, an institution with a negative gap position generally would not be in as favorable a position, compared to an institution with a positive gap, to invest in higher yielding assets. The resulting yield on the institution's assets generally would increase at a slower rate than the increase in its cost of interest-bearing liabilities. Conversely, during a period of falling interest rates, an institution with a negative gap would tend to experience a repricing of its assets at a slower rate than its interest-bearing liabilities which, consequently, would generally result in its net interest income growing at a faster rate than an institution with a positive gap position.

         The following table sets forth the amortized cost of interest-earning assets and interest-bearing liabilities outstanding at March 31, 1998, which are anticipated by the Bank, based upon certain assumptions, to reprice or mature in each of the future time periods shown (the "GAP Table"). Except as stated below, the amount of assets and liabilities shown which reprice or mature during a particular period were determined in accordance with the earlier of term to repricing or the contractual maturity of the asset or liability. The table sets forth an approximation of the projected repricing of assets and liabilities at March 31, 1998, on the basis of contractual maturities, anticipated prepayments and scheduled rate adjustments within a three month period and subsequent selected time intervals. The loan amounts in the table reflect principal balances expected to be redeployed and/or repriced as a result of contractual amortization and anticipated prepayments of adjustable-rate and fixed-rate loans, and as a result of contractual rate adjustments on adjustable-rate loans. The annual prepayment rate for loans (other than consumer loans) and mortgage-backed securities is assumed to range between 8% and 12% depending upon the type of loan, and the annual prepayment rate for consumer loans is assumed to be 25%. See "Business of the Bank--Lending Activities," "--Investment Activities" and "--Sources of Funds."


                                                           Amounts maturing or repricing at March 31, 1998
                                   -------------------------------------------------------------------------------------------------
                                     Less
                                   Than Three     3-6      6 Months to     1-3          3-5         5-10        Over 10
                                    Months       Months      1 Year       Years        Years        Years         Years      Total
                                    ------       ------      ------       -----        -----        -----         -----      -----
                                                                             (Dollars in Thousands)
Interest-earning assets(1):
  Loans receivable (2) ..........  $ 18,261    $  6,803     $ 15,657     $ 21,849     $  5,367    $  4,577    $     --     $ 72,514
  Short-term investments ........     6,400          --           --           --           --          --          --        6,400
  Mortgage-backed securities ....     2,896       1,868          580          648          676         632          --        7,300
  Debt securities and
   certificates of deposit ......        --         500        1,000          500        3,000      26,507       2,000       33,507
  Equity securities .............        --          --           --           --           --          --       2,701        2,701
  FHLB stock ....................        --          --           --           --           --          --         723          723
                                   --------    --------     --------     --------     --------    --------    --------     --------
    Total interest-earning assets    27,557       9,171       17,237       22,996        9,043      31,716       5,424      123,145
                                   --------    --------     --------     --------     --------    --------    --------     --------

Interest-bearing liabilities:
  Savings deposits (3)(4) .......     2,810       2,810        2,810        2,810           --          --      11,240       22,480
  Money market deposits (3) .....     1,082       1,082        1,082        1,082           --          --       4,331        8,659
  NOW deposits (5) ..............     3,137       3,137        3,137        3,137           --          --       4,181       16,729
  Certificate accounts ..........    13,395      14,619       14,258        7,443           72          --          --       49,787
  FHLB advances .................       141         141        2,118          519           --       9,000         485       12,404
                                   --------    --------     --------     --------     --------    --------    --------     --------
    Total interest-bearing
     liabilities ................  $ 20,565    $ 21,789     $ 23,405     $ 14,991     $     72    $  9,000    $ 20,237      110,059
                                   --------    --------     --------     --------     --------    --------    --------     --------

Interest sensitivity gap (6) ....  $  6,992    $(12,618)    $ (6,188)    $  8,006     $  8,971    $ 22,716    $(14,813)
                                   ========     ========     ========     ========    ========    ========     ========
Cumulative interest
  sensitivity gap ...............  $  6,992    $ (5,626)    $(11,794)    $ (3,788)    $  5,183    $ 27,899    $ 13,086
                                   ========     ========     ========     ========    ========    ========     ========
Cumulative interest sensitivity
  gap as a percentage of
  total assets ..................                  5.33%       (4.29)%      (8.99)%      (2.89)%      3.95%      21.26%        9.97%
Cumulative interest sensitivity
  gap as a percentage of
  total interest-earning assets .                  5.68%       (4.57)%      (9.57)%      (3.08)%      4.21%      22.66%       10.66%
Cumulative interest-earning
  assets as a percentage of
  cumulative interest-bearing
  liabilities ...................                134.00%       86.72%       82.06%       95.31%     106.41%     131.06%      111.89%


----------------------

(1) Interest-earning assets are included in the period in which the balances are expected to be redeployed and/or repriced as a result of anticipated prepayments, scheduled rate adjustments and contractual maturities.

(2) For the purposes of the gap analysis, the allowance for loan losses, deferred loan fees, unearned income, and non-accrual loans have been excluded.

(3) 50% of regular savings and money market account balances is included in the over 10 year period; the remaining 50% of such balances is spread evenly within the four intervals up to and including the one- to three-year period.

(4)  Includes mortgagors' escrow payments.

(5) 25% of NOW account balances are included in the over 10 year period; the remaining balances are spread evenly within the four intervals up to and including the one- to three-year period.

(6) Interest sensitivity gap represents the difference between interest-earning assets and interest-bearing liabilities.

         Certain shortcomings are inherent in the method of analysis presented in the GAP Table. For example, although certain assets and liabilities may have similar maturities or periods to repricing, they may react in different degrees to changes in market interest rates. Also, the interest rates on certain types of assets and liabilities may fluctuate in advance of changes in market interest rates, while interest rates on other types may lag behind changes in market rates. Additionally, certain assets such as adjustable-rate loans, have features which restrict changes in interest rates both on a short-term basis and over the life of the asset. Further, in the event of changes in interest rates, prepayment and early withdrawal levels would likely deviate significantly from those assumed in calculating the table. Finally, the ability of many borrowers to service their adjustable-rate loans may decrease in the event of an interest rate increase.

Analysis of Net Interest Income

         Net interest income represents the difference between interest income on interest-earning assets and interest expense on interest-bearing liabilities. Net interest income also depends on the relative amounts of interest-earning assets and interest-bearing liabilities and the interest rates earned or paid on them.

         Average Balance Sheet. The following table presents, for the periods indicated, the total dollar amount of interest income from average interest-earning assets and the resultant yields, as well as the interest expense on average interest-bearing liabilities, expressed both in dollars and rates. No tax equivalent adjustments were made. All average balances are monthly average balances. Non-accruing loans have been included in the table as loans carrying a zero yield.


                                                                             Nine Months Ended March 31,
                                                           ----------------------------------------------------------------
                                  At March 31, 1998                     1998                              1997
                                --------------------       -------------------------------     ----------------------------
                                                                      Interest                          Interest
                                                           Average    Earned/                  Average   Earned/
                                Balance   Yield/Rate       Balance     Paid     Yield/Rate     Balance    Paid    Yield/Rate
                                -------   ----------       -------     ----     ----------     -------    ----    ----------
                                                                    (Dollars in Thousands)
Interest-earning assets:
 Loans receivable (1)......     $72,197     8.52%         $ 69,670    $4,531       8.67%      $ 62,027    $3,923      8.43%
 Mortgage-backed securities       7,300     5.90             3,450       171       6.61          1,971       101      6.83
 Debt securities (2).......      33,507     6.82            26,392     1,351       6.83         18,333       904      6.57
 Equity securities.........       2,701     2.52             2,682        51       2.54          2,018        58      3.83
 FHLB stock................         723     6.40               588        28       6.35            468        22      6.27
 Short-term investments           6,400     5.72             4,373       177       5.40          3,333       139      5.56
                                -------                   --------    ------                    ------    ------
  Total interest-earning assets 122,828     7.61           107,155     6,309       7.85         88,150     5,147      7.79
                                                                      ------                    ------    ------
Non-interest-earning assets       8,376                      6,941                               5,406
                                 ------                     ------                              ------
  Total assets.............    $131,204                   $114,096                            $ 93,556
                               ========                   ========                            ========

Interest-bearing liabilities:
 Savings deposits (3)......     $22,480     2.49          $ 21,550       409       2.53       $ 20,406       386      2.52
 Money market deposits.....       8,659     2.75             8,806       182       2.76          7,700       169      2.93
 NOW accounts..............      16,729     1.43            12,249       123       1.34         10,191        99      1.30
 Certificate accounts......      49,787     5.69            47,577     2,020       5.66         38,071     1,584      5.55
 FHLB borrowings...........      12,404     5.27             5,648       238       5.62          2,003        86      5.72
                                -------                   --------    ------                    ------     -----
  Total interest-bearing
     liabilities...........     110,059     4.11            95,830     2,972       4.14         78,371     2,324      3.95
                                                                      ------                    ------     -----
Demand deposits............      10,563                      7,956                               6,463
Other non-interest bearing
 liabilities...............         692                        972                                 868
Retained earnings..........       9,870                      9,338                               7,854
                                -------                   --------                              ------
  Total liabilities and
   retained earnings.......     $131,204                   $114,096                           $ 93,556
                                ========                   ========                           ========

Net interest income........                                           $3,337                             $2,823
                                                                      ======                             ======
Net interest spread........                 3.50%                                  3.71%                              3.84%
                                            =====                                  =====                              =====
Net earning assets.........      $12,804                   $ 11,325                           $  9,779
                                 =======                   ========                           ========
Net yield on average
   interest-earning assets                  3.93%                                  4.15%                              4.27%
                                            =====                                  =====                              =====
Average interest-earning assets
 to average interest-bearing
 liabilities...............       111.63%                              111.82%                           112.48%
                                 =======                               ======                            ======

-----------

(1) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.

(2)  Debt securities include certificates of deposit.

(3)  Savings deposits include mortgagors' escrow accounts.


                                              Years Ended June 30,
                             ------------------------------------------------------------
                                          1997                          1996
                             ----------------------------   -----------------------------
                                      Interest                       Interest
                             Average   Earned/              Average   Earned/
                             Balance    Paid   Yield/Rate   Balance    Paid   Yield/Rate
                             -------    ----   ----------   -------    ----   ----------
Interest-earning assets:
 Loans receivable (1)......  $63,009   $5,343     8.48%     $51,785   $4,540     8.77%
 Mortgage-backed securities    2,151      145     6.74        2,007      140     6.98
 Debt securities (2).......   18,367    1,222     6.65       17,383    1,106     6.36
 Equity securities.........    2,234       86     3.85        2,066       66     3.19
 FHLB stock................      489       31     6.34          452       29     6.42
 Short-term investments        3,792      210     5.54        3,615      221     6.11
                             -------   ------                ------   ------
  Total interest-earning
    assets.................   90,042    7,037     7.82       77,308    6,102     7.89
                                       ------                         ------
Non-interest earning assets    5,555                         5,252
                             -------                        ------
  Total assets.............  $95,597                       $82,560
                             =======                       =======

Interest-bearing liabilities:
 Savings deposits (3)......  $20,637      521     2.52      $19,847      503     2.53
 Money market deposits         7,854      225     2.86        8,272      229     2.77
 NOW accounts..............   10,429      135     1.29        9,900      154     1.56
 Certificate accounts......   39,042    2,169     5.56       32,017    1,838     5.74
 FHLB advances.............    2,161      124     5.74          365       22     6.03
                             -------   ------               -------   ------
  Total interest-bearing
     liabilities...........   80,123    3,174     3.96       70,401    2,746     3.90
                                       ------                         ------
Demand deposits............    6,638                          4,825
Other non-interest bearing
  liabilities..............      870                            274
Retained earnings..........    7,966                          7,060
                             -------                        -------
  Total liabilities and
   retained earnings.......  $95,597                        $82,560
                             =======                        =======
Net interest income........            $3,863                         $3,356
                                       ======                         ======
Net interest spread........                       3.86%                          3.99%
                                                  =====                         ======
Net earning assets.........  $ 9,919                        $ 6,907
                             =======                        =======

Net yield on average
   interest-earning assets                        4.29%                          4.34%
                                                  =====                         ======
Average interest-earning assets
 to average interest-bearing
 liabilities...............             112.38%                       109.81%
                                        ======                        ======

----------

(1) Calculated net of deferred loan fees, loan discounts, loans in process and loss reserves.

(2)  Debt securities include certificates of deposit.

(3)  Savings deposits include mortgagors' escrow accounts.

         Rate/Volume Analysis. The following table presents the dollar amount of changes in interest income and interest expense for major components of interest-earning assets and interest-bearing liabilities. It distinguishes between the changes related to outstanding balances and that due to the changes in interest rates. For each category of interest-earning assets and interest-bearing liabilities, information is provided on changes attributable to
(i) changes in volume (i.e., changes in volume multiplied by old rate) and (ii) changes in rate (i.e., changes in rate multiplied by old volume). For purposes of this table, changes attributable to both rate and volume, which cannot be segregated, have been allocated proportionately to the change due to volume and the change due to rate.


                                        Nine Months Ended March 31,                    Years Ended June 30,
                                   -------------------------------------        -----------------------------------
                                               1998 vs. 1997                               1997 vs. 1996
                                   -------------------------------------        -----------------------------------
                                      Increase (Decrease)                       Increase (Decrease)
                                            Due to               Total              Due to                 Total
                                     --------------------      Increase         -------------------      Increase
                                     Volume        Rate       (Decrease)        Volume         Rate     (Decrease)
                                     ------        ----       ----------        ------         ----     ----------
                                                                 (In Thousands)
Interest and dividend income:
 Loans receivable...............  $    494       $  114        $  608          $  958     $   (154)    $   804
 Mortgage-backed securities             73           (3)           70              13           (8)          5
 Debt securities................       410           37           447              64           51         115
 Other..........................        16          (17)           (1)              8           14          22
 Short-term investments.........        42           (4)           38              10          (21)        (11)
                                  --------       -------       -------         ------     --------     -------

   Total........................     1,035          127         1,162           1,053         (118)        935
                                  --------       -------       -------         ------     --------     -------

Interest expense:
 Savings deposits...............        21            2            23              20           (2)         18
 Money market deposits..........        23          (10)           13             (11)           7          (4)
 NOW deposits ..................        21            3            24              13          (32)        (19)
 Certificate accounts...........       404           32           436             391          (60)        331
 FHLB borrowings................       154           (2)          152             103           (1)        102
                                  --------       -------       -------         ------     --------     -------

   Total........................       623           25           648             516          (88)        428
                                  --------       -------       -------         ------     --------     -------

Net interest income.............  $    412       $  102        $  514          $  537     $    (30)    $   507
                                  ========       =======       =======         ======     ========     =======


Comparison of Financial Condition at March 31, 1998 and June 30, 1997

         Total assets increased by $26.3 million, or 25.1%, from $104.9 million at June 30, 1997 to $131.2 million at March 31, 1998. This growth was due primarily to a $14.6 million, or 63.6%, increase in investment securities, a $5.3 million, or 7.9%, increase in net loans receivable and a $4.6 million, or 165.9%, increase in mortgage-backed securities. This asset growth was funded primarily by a $15.2 million, or 16.3%, increase in deposits and a $9.8 million, or 373.1%, increase in total borrowings at March 31, 1998 as compared to June 30, 1997.

         The net increase in loans resulted from increased commercial real estate loan originations reflecting strong economic growth in the Bank's primary lending area. From June 30, 1997 to March 31, 1998, commercial real estate loans increased by $3.8 million, or 45.6%, construction or development loans increased by $982,000, or 34.1%, and commercial business loans increased by $971,000, or 38.0%. These increases were partially offset by a modest reduction in one- to four-family residential mortgage loans of $1.5 million, or 3.1%, from June 30, 1997 to March 31, 1998 due to refinancing activities.

          At March 31, 1998, the Bank's total investment securities were $37.6 million, an increase from the Bank's total investment securities of $23.0 million at June 30, 1997. All of such investment securities are classified by the Bank as available for sale. In addition, short-term investments increased $95,000 to $6.4 million at March 31, 1998 compared to June 30, 1997, while mortgage-backed securities increased by $4.6 million to $7.3 million over the same period. The increase in investment securities and mortgage-backed securities during the period from June 30, 1997 to March 31, 1998 were funded largely by FHLB advances, which increased to $12.4 million at March 31, 1998 compared to $2.6 million at June 30, 1997, as management sought to increase net interest income by taking advantage of the favorable spread between the yield on the securities and the cost of the FHLB advances. The securities are all classified as available for sale; if and to the extent that the FHLB advances are called, management may sell such securities to fund growth in the loan portfolio to the extent necessary.

         Total deposits at March 31, 1998 were $108.1 million, an increase of $15.2 million, or 16.3%, compared to $92.9 million at June 30, 1997. The increase in deposits was attributable primarily to increases in demand deposits, NOW accounts and certificate of deposit accounts, the average balances of which increased by $1.3 million, or 19.9%, $1.8 million, or 17.5% and $8.5 million, or 21.9%, respectively, for the nine months ended March 31, 1998 as compared to the twelve months ended June 30, 1997. Total borrowed funds increased to $12.4 million at March 31, 1998 compared to $2.6 million at June 30, 1997. The increases in total deposits and in borrowed funds were utilized to fund the increases in total assets described above.

         The Bank's retained earnings increased by $1.2 million, or 13.5%, to $9.9 million at March 31, 1998 compared to $8.7 million at June 30, 1997. The increase in retained earnings resulted from net income of $955,000 for the nine months ended March 31, 1998 and a $240,000 increase in unrealized gains (net of taxes) on securities available for sale. The increase in unrealized gains on securities available for sale was attributable, in part, to continued strength in U.S. equities markets generally; there can be no assurance that such gains will continue in future periods.

Comparison of Financial Condition at June 30, 1997 and June 30, 1996

         Total assets were $104.9 million at June 30, 1997 compared to $90.4 million at June 30, 1996, an increase of $14.5 million, or 16.1%. This growth in total assets reflected growth in net loans, which increased by $7.3 million, or 12.2%, short-term investments, which increased by $3.7 million, or 142.8%, investment securities, which increased by $3.8 million, or 19.9%, and mortgage-backed securities, which increased by $669,000, or 32.2%. Asset growth was funded primarily by deposits, which increased by $11.7 million, or 14.4%, total borrowings, which increased to $2.6 million from $369,000, and retained earnings, which increased by $1.3 million, or 17.2%.

         Net loans increased from $59.7 million at June 30, 1996 to $66.9 million at June 30, 1997. In the twelve months ended June 30, 1997, one- to four-family residential mortgage loans increased by $4.4 million, or 10.3% and commercial real estate loans increased by $2.5 million, or 42.4%. The increases in net loans in these categories more than offset a modest decrease of $274,000, or 8.7%, in construction and development loans, and reflected the economic strength and loan demand in the Bank's primary lending area.

         Total investments also increased in the twelve months ended June 30, 1997. The Bank's investment securities increased by $3.8 million, or 19.9%, to $23.0 million at June 30, 1997 compared to $19.2 million at June 30, 1996, and the Bank's short-term investments increased to $6.3 million at June 30, 1997 compared to $2.6 million at June 30, 1996. In addition, mortgage-backed securities increased to $2.7 million from $2.1 million over the same period.

         Total deposits increased by $11.7 million, or 14.4%, to $92.9 million at June 30, 1997 from $81.2 million at June 30, 1996. Substantially all of the growth in total deposits came from a $3.4 million, or 34.8% increase in NOW accounts and a $7.5 million, or 21.2%, increase in total certificate accounts. The Bank also increased its borrowings from the FHLB to $2.6 million at June 30, 1997 from $369,000 at June 30, 1996 as part of its management of interest rate risk resulting from the origination and refinancing of commercial real estate loans at fixed interest rates for certain time intervals.

         The increase in retained earnings to $8.7 million at June 30, 1997 from $7.4 million at June 30, 1996 resulted from net income of $1.1 million for the twelve months ended June 30, 1997 and a $192,000 increase in unrealized gains (net of taxes) on securities available for sale. The increase in unrealized gains on securities available for sale was attributable, in part, to continued strength in U.S. equities markets generally; there can be no assurance that such gains will continue in future periods.

Comparison of Operating Results for the Nine Months ended March 31, 1998 and March 31, 1997

         General. Net income increased by $146,000, or 18.0%, from $809,000 for the nine months ended March 31, 1997 to $955,000 for the nine months ended March 31, 1998. The improvement was attributable to higher net interest income of $3.3 million (compared to $2.8 million in the earlier period) and a $719,000 gain on the sale of loans and investment securities (compared to a $369,000 gain in the earlier period). These improvements more than offset the increase of $649,000, or 29.3%, in total noninterest expense for the nine months ended March 31, 1998 compared to the year earlier period.

         Interest Income. Interest income for the nine months ended March 31, 1998 was $6.3 million compared to $5.1 million for the nine months ended March 31, 1997. The increase was attributable to a substantial increase in average interest earning assets of $19.0 million, or 21.6% for the nine months ended March 31, 1998 compared to the earlier year period, as well as an improvement in the average yield on interest earning assets to 7.85% for the nine months ended March 31, 1998 compared to 7.79% for the nine months ended March 31, 1997. The principal areas of growth in average balances related to loans receivable (up $7.6 million, or 12.3%) and investment securities (up $8.1 million, or 44.0%). The increase in loans receivable reflected loan demand in the Bank's primary lending area, and the increase in the average balance of investment securities reflected management's decision to increase liquidity in anticipation of further growth in the Bank's primary lending market.

         Interest Expense. Interest expense for the nine months ended March 31, 1998 was $3.0 million compared to $2.3 million for the nine months ended March 31, 1997, an increase of $648,000, or 27.9%. The increase resulted from both a higher average balance of interest-bearing liabilities (which increased by $17.5 million, or 22.3%) as well as an increase in the average rate paid for funds to 4.14% for the nine months ended March 31, 1998 compared to 3.95% for the nine months ended March 31, 1997. The increase in average interest-bearing deposit balances reflected increases in both transaction accounts and certificate accounts. In particular, the average balance of certificate accounts increased to $47.6 million for the nine months ended March 31, 1998 compared to $38.1 million for the earlier nine month period, as the Bank increased the rates paid on such accounts to fund asset growth. The Bank also expanded its use of borrowings from the FHLB both to fund asset growth as well as to facilitate management of interest rate risk and may continue to do so in the future for both purposes. Interest expense on borrowed funds increased for the nine months ended March 31, 1998 compared to the earlier period, reflecting increased average balances of such borrowings, notwithstanding a reduction in the rate paid on such borrowings to 5.62% for the nine months ended March 31, 1998 compared to 5.72% for the nine months ended March 31, 1997.

         Provision for Loan Losses. The Bank had a provision for loan losses of $75,000 for the nine months ended March 31, 1998 compared to $35,000 for the nine months ended March 31, 1997. This increase reflected a desire by management to keep the allowance for loan losses at a level to properly match loan growth and to reset general reserves for certain loan categories. The ratio of non-accruing loans and other real estate owned to total assets at the end of the nine month period ended March 31, 1998 was 0.26% compared to 0.69% at the end of the nine months ended March 31, 1997. The allowance for loan losses was $560,000 at March 31, 1998 and $539,000 at March 31, 1997, or 0.77% and 0.84% of net
loans receivable, respectively. During the nine months ended March 31, 1998, the Bank experienced net recoveries of $10,000, compared to net recoveries of $34,000 for the nine months ended March 31, 1997. While management believes that, based on information currently available, the Bank's allowance for loan losses is sufficient to cover losses inherent in its loan portfolio at this time, no assurances can be given that the level of the Bank's allowance will be sufficient to cover future loan losses incurred by the Bank or that future adjustments to the allowance will not be necessary if economic and/or other conditions differ substantially from the economic and other conditions considered by management in evaluating the adequacy of the current level of the allowance. In addition to the periodic evaluations made by management, various regulatory agencies, as an integral part of their examination process, periodically review the Bank's allowance for loan losses. Such agencies may require the Bank to provide additions to the allowance based upon judgements differing from those of management.

         Non-Interest Income. Noninterest income is comprised of fees and charges for Bank services, gains or losses from the sale of assets, other real estate owned activity and other income resulting from miscellaneous transactions. Total noninterest income was $1.1 million for the nine months ended March 31, 1998 compared to $710,000 for the nine months ended March 31, 1997. The increase resulted primarily from $719,000 in gains on sales of loans, mortgage-backed securities and investment securities for the nine months ended March 31, 1998 compared to $369,000 in such gains for the nine months ended March 31, 1997. The Bank actively manages a portfolio of equity securities which, since June 30, 1996, has ranged in size from $2.6 million to $3.3 million, all of which securities are classified as available for sale. There can be no assurances that gains from the management of these securities will continue to contribute to the Bank's interest income in future periods.

         Non-Interest Expense. Noninterest expense increased by $649,000 to $2.9 million for the nine months ended March 31, 1998 compared to $2.2 million for the nine months ended March 31, 1997. Of this increase, $238,000 related to salaries and employee benefits, which rose 19.8%. The higher level of compensation and employee benefits was attributable primarily to the opening of a new full-service branch office in Franklin, Massachusetts during August 1997 as well as increased pension, group health and training expenses. The Bank expects compensation and employee benefits expense to increase significantly after the Offering, primarily as a result of adoption of various employee benefit plans in connection with the Offering. In this regard, the proposed ESOP, which intends to purchase 8% of the Common Stock issued in the Offering and the Recognition and Retention Plan which, if implemented, would purchase an amount of Common Stock equal to 4% of the Common Stock issued in the Offering, would result in increased compensation and employee benefits expense as the amortization of the ESOP loan and the Recognition Plan awards would be reflected as compensation expense. See "Management of the Stock Bank--Compensation of Officers and Directors through Benefit Plans--Employee Stock Ownership Plan and Trust." Other non-interest expenses increased $411,000, or 40.7%, to $1.4 million for the nine months ended March 31, 1998 compared to the earlier year period primarily due to increases in advertising and data processing expenses to promote and process new bank products and services, and increases in occupancy and equipment expenses attributable to the new full-service branch office in Franklin, Massachusetts.

         Income Taxes. Income tax expense for the nine months ended March 31, 1998 was $521,000, compared to $477,000 for the nine months ended March 31, 1997, resulting in effective tax rates of 35.3% and 37.1% for the respective periods. The effective tax rate reflects the utilization by the Bank of a securities investment subsidiary to substantially reduce state income taxes. See "Business of the Bank--Subsidiary Activities."

Comparison of Operating Results for the Fiscal Years Ended June 30, 1997 and June 30, 1996

         General. Net income was $1.1 million for the twelve months ended June 30, 1997 ("Fiscal 1997") compared to $801,000 for the twelve months ended June 30, 1996 ("Fiscal 1996"). The increase in net income reflected an increase in net interest income of $507,000, or 15.1% in Fiscal 1997 compared to Fiscal 1996 as well as an increase of $185,000, or 23.9%, in total noninterest income in Fiscal 1997 compared to Fiscal 1996. The improvements in these areas more than offset the increase in noninterest expense of $359,000, or 13.1%, in Fiscal 1997 compared to Fiscal 1996.

         Interest Income. Interest income was $7.0 million in Fiscal 1997 compared to $6.1 million in Fiscal 1996, an increase of $935,000, or 15.3%. The increase reflected an increase of $12.7 million in average interest earning assets, which more than offset a slight decline in the yield on interest-earning assets to 7.82% in Fiscal 1997 compared to 7.89% in Fiscal 1996. The increase in interest income on the Bank's loan portfolio of $803,000, or 17.7%, reflected substantially increased average balances of such loans to $63.0 million in Fiscal 1997 compared to $51.8 million in Fiscal 1996. This more than offset any lower yields paid on such assets in Fiscal 1997 resulting from lower market interest rates and the fact that a significant portion of the Bank's mortgage loans was refinanced at lower fixed rates.

         Interest Expense. Interest expense increased by $428,000, or 15.6%, to $3.2 million in Fiscal 1997 compared to $2.7 million in Fiscal 1996. The increase resulted primarily from substantially higher average balances of certificate accounts, which increased to $39.0 million in Fiscal 1997 from $32.0 million in Fiscal 1996, as well as substantially higher average balances of total borrowings, which increased to $2.2 million in Fiscal 1997 compared to $365,000 in Fiscal 1996. However, because the rates paid on these categories of interest-bearing liabilities decreased in Fiscal 1997 versus Fiscal 1996, the average rate paid on total interest-bearing liabilities remained relatively stable at 3.96% for Fiscal 1997 compared to 3.90% for Fiscal 1996.

         Provision for Loan Losses. The Bank's provision for loan losses in Fiscal 1997 decreased to $35,000 as compared to $93,000 in Fiscal 1996. The decrease reflected the continued low level of nonperforming assets, which decreased to 0.22% of the Bank's total assets at the end of Fiscal 1997 compared to 0.99% of the Bank's total assets at the end of Fiscal 1996. Net loan charge-offs in Fiscal 1997 amounted to $30,000 compared to $68,000 in Fiscal 1996. The allowance for loan losses was $475,000 at the end of Fiscal 1997, compared to $470,000 at the end of Fiscal 1996.

         Noninterest Income. Total noninterest income was $959,000 in Fiscal 1997 compared to $774,000 in Fiscal 1996, an increase of $185,000, or 23.9%. The increase was attributable to modest increases in customer service fees and to $493,000 in gains on sales of loans and securities available for sale in Fiscal 1997 compared to $308,000 in such gains in Fiscal 1996.

         Noninterest Expense. Total noninterest expense was $3.1 million in Fiscal 1997 compared to $2.7 million in Fiscal 1996, an increase of $359,000, or 13.1%. The increase reflected increases in salaries and employee benefits (up $234,000 or 16.9%) and occupancy and equipment expenses (up $93,000 or 16.2%). In addition, other general and administrative expenses increased by $187,000, or 56.8%, due to increases in supplies and ATM processing, as well as contribution expenses, which increased due to the formation of the Bank's charitable foundation. These increases were partially offset by a $158,000 gain on foreclosed real estate in Fiscal 1997.

         Income Taxes. Total income tax expense was $611,000 in Fiscal 1997 compared to $501,000 in Fiscal 1996. The effective tax rate was lower in 1997 (36.1%) than in 1996 (38.5%) due to the greater portion of 1997's net income attributable to gains in securities trading, which were taxed at a lower rate due to the Bank's Massachusetts security corporation.

Liquidity and Capital Resources

         The Bank's primary sources of funds are deposits, principal and interest payments on loans and debt securities and borrowings from the FHLB. While maturities and scheduled amortization of loans are predictable sources of funds, deposit flows and mortgage prepayments are greatly influenced by interest rate trends, economic conditions and competition.

         Total assets increased by $26.3 million, $14.5 million, and $13.2 million for the nine months ended March 31, 1998 and the twelve months ended June 30, 1997 and 1996, respectively. These increases included $5.3 million, $7.3 million and $11.9 million, respectively, of growth in the loan portfolio.

         During the past few years, the combination of generally low interest rates on deposit products and the attraction of alternative investments such as mutual funds and annuities has significantly affected deposit flows. However, the Bank experienced a $15.2 million net deposit inflow for the nine months ended March 31, 1998 and net deposit inflows of $11.7 million, and $11.6 million for the twelve months ended June 30, 1997 and 1996, respectively. The Bank expanded the use of borrowings from the FHLB by $9.8 million, $2.3 million, and $98,000,

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


during the nine months ended March 31, 1998 and the twelve months ended June 30, 1997 and 1996, respectively. At March 31, 1998, total borrowings from the FHLB amounted to $12.4 million and the Bank had the capacity to increase that total to $41.8 million. Depending on market conditions and the Bank's liquidity and GAP position, the Bank may continue to borrow from the FHLB.

         The Bank's most liquid assets are cash and due from banks, short-term investments, and debt securities. The levels of these assets are dependent on the Bank's operating, financing, lending and investment activities during any given period. At March 31, 1998, cash and due from banks, short-term investments, and debt securities maturing within one year amounted to $13.1 million, or 10.0% of total assets.

         At March 31, 1998, the Bank had commitments to originate loans, unused outstanding lines of credit and undisbursed proceeds of loans totaling $13.8 million. The Bank anticipates that it will have sufficient funds available to meets its current loan commitments. Certificates of deposit maturing within one year from March 31, 1998 amounted to $42.3 million. The Bank expects that substantially all of the maturing certificate accounts will be retained by the Bank at maturity.

         At March 31, 1998, the Bank exceeded all of its regulatory requirements with a Tier 1 capital of $9.5 million, or 7.78% of adjusted assets, which is above the required level of $4.9 million, and total capital of $10.0 million, or 14.39% of risk-weighted assets, which is above the required level of $5.6 million, or 8.00%. See "Regulation--Regulatory Capital Requirements" and "--Insurance of Accounts and Regulation by the FDIC."

Impact of Inflation and Changing Prices

         The Consolidated Financial Statements and Notes thereto presented herein have been prepared in accordance with GAAP, which require the measurement of financial position and operating results in terms of historical dollar amounts without considering the changes in the relative purchasing power of money over time due to inflation. The impact of inflation is reflected in the increased cost of the Bank's operations. Unlike industrial companies, nearly all of the assets and liabilities of the Bank are monetary in nature. As a result, interest rates have a greater impact on the Bank's performance than do the effects of general levels of inflation. Interest rates do not necessarily move in the same direction or to the same extent as the price of goods and services.

Impact of New Accounting Standards

         Reporting Comprehensive Income. In June 1997, the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS No. 130"). This Statement requires entities presenting a complete set of financial statements to include details of comprehensive income that arise in the reporting period. Comprehensive income consists of net income or loss for the current period and other comprehensive income consisting of revenue, expenses, gains and losses that bypass the income statement and are reported directly in a separate component of equity. Other comprehensive income includes, for example, unrealized gains and losses on certain investment securities, minimum pension liability adjustments and foreign currency items. SFAS No. 130 requires that components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. At March 31, 1998, the Bank's other comprehensive income consisted of unrealized gains on securities classified as available for sale. This Statement is effective for fiscal years beginning after December 31, 1997 and requires restatement of prior period financial statements presented for comparative purposes.

         Disclosures about Segments of an Enterprise and Related Information. In June 1997, the FASB issued Statement of Financial Accounting Standards No. 131, "Disclosures about Segments of an Enterprise and Related Information" ("SFAS No. 131"). This Statement changes the current practice for reporting segment information under SFAS No. 14, "Financial Reporting for Segments of an Enterprise." Public entities are required to report financial and descriptive information about their reportable operating segments. An operating segment is a component of an entity for which financial information is developed and evaluated by the entity's chief operating decision maker to assess performance and to make decisions about resource allocation. Disclosures about operating segments should generally be based on the information used internally. This Statement is effective for financial statements for periods beginning after December 15, 1997. On adoption, comparative information for earlier years is to be restated. Based on current operations, the Stock Company does not believe adoption of this Statement will have any impact on its public financial reporting.

         Employers' Disclosures about Pensions and Other Postretirement Benefits. In February 1998, the FASB issued Statement of Financial Accounting Standards No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which standardizes the disclosure requirements for pensions and other postretirement benefits, requires additional information on changes in the benefit obligations and fair values of plan assets that will facilitate financial analysis, and eliminates certain disclosures that the FASB no longer considers as useful as when they were issued. This statement suggests combined formats for presentation of pension and other postretirement benefit disclosures. This statement is effective for fiscal years beginning after December 15, 1997.

                             BUSINESS OF THE COMPANY

General

         As part of the Reorganization, the Stock Company has been established as a majority-owned subsidiary of the Mutual Company. The Stock Company is currently not an operating company. Following the Reorganization and the Offering, in addition to directing, planning and coordinating the business activities of the Bank, the Stock Company will initially invest up to 50% of the net proceeds primarily in short- and medium-term fixed-income securities. The Stock Company also intends to fund the loan to the ESOP to enable the ESOP to subscribe for up to 8% of the Common Stock issued in the Offering, although a third party lender may be utilized to lend funds to the ESOP. In the future, the Stock Company may acquire or organize other operating subsidiaries, including other financial institutions and financial services companies. See "Use of Proceeds." Currently, there are no agreements or understandings for an expansion of the Stock Company's operations. Initially, the Stock Company will neither own nor lease any property from any third party, but will instead use the premises, equipment and furniture of the Bank. At the present time, the Stock Company does not intend to employ any persons other than certain officers of the Bank, who will not be separately provided cash compensation by the Stock Company. The Stock Company may utilize support staff of the Bank from time to time, if needed. Additional employees will be hired as appropriate to the extent the Stock Company expands its business in the future.

                              BUSINESS OF THE BANK

General

         The Bank is a community-oriented stock savings bank which was originally chartered by the Commonwealth of Massachusetts in 1871. The Bank's principal business consists of accepting retail deposits from the general public through its branch offices and investing those deposits, together with funds generated from operations and borrowings, primarily in real estate mortgage lending and various debt and equity securities. The Bank emphasizes the origination of one-to four-family residential mortgage loans and commercial real estate loans. The Bank also originates home equity loans, construction loans, commercial loans, and consumer loans. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Management Strategy."

Market Area

         The Bank operates five full-service banking offices in the towns of Medway, Franklin, Medfield and Millis, all of which are located in Norfolk County, a suburban area adjacent to the city of Boston. The Bank's deposits are gathered from the general public primarily in these towns and surrounding communities. The Bank's lending activities are concentrated primarily in Norfolk County and nearby surrounding markets in the greater Boston metropolitan area. Consistent with large metropolitan areas in general, the economy in the Bank's market area is based on a mixture of service, manufacturing, wholesale/retail trade, and state and local government. Maintaining operations in a large metropolitan area serves as a benefit to the Bank in periods of economic growth, while at the same time fosters significant competition for the financial services provided by the Bank. Future growth opportunities for the Bank depend in part on national economic factors, the future growth in the Bank's market area, and the intensity of the competitive environment for financial institutions.

         Norfolk County has experienced population growth during the 1990s, with the county showing a higher growth rate than the Commonwealth of Massachusetts as a whole. Population growth has been supported by the outward expansion of the greater Boston metropolitan area, with Norfolk County's proximity to Boston and more affordable housing attracting a number of individuals wishing to maintain jobs in greater Boston. Within Norfolk County, the town of Franklin in particular has experienced considerable growth in recent years in population and employment, and is one of the fastest growing towns in Massachusetts. The increased demand for housing resulting from this growth has had a positive impact on real estate values and on loan demand in the area in recent years.

Lending Activities

         Loan Portfolio Composition. The types of loans that the Bank may originate are subject to federal and state law and regulations. Interest rates charged by the Bank on loans are affected primarily by the demand for such loans, the supply of money available for lending purposes and the rates offered by competitors. These factors are, in turn, affected by national, regional and local economic conditions, the levels of federal government spending and revenue, monetary policies of the Federal Reserve Board, and tax policies.

         The Bank's loan portfolio consists primarily of first mortgage loans secured by one-to-four family residential real estate and commercial real estate located in the Bank's primary lending area. The Bank also provides financing for construction projects, home equity and second mortgage loans and other consumer loans, and commercial business loans.

         At March 31, 1998, the Bank's gross loan portfolio totaled $72.9 million, of which $45.7 million, or 62.77%, were one- to four-family residential mortgage loans, and $12.1 million, or 16.67%, were commercial real estate loans. Home equity loans were $5.2 million, or 7.15% of gross loans, construction loans were $3.9 million, or 5.30% of gross loans, and commercial business loans were $3.5 million, or 4.84% of gross loans at March 31, 1998.

         Loan Portfolio Composition. The following information relates to the composition of the Bank's loan portfolio in dollar amounts and in percentages (before deductions for unadvanced construction loans, deferred fees, and premiums and discounts and allowances for loan losses) as of the dates indicated.


                                                                                June 30,
                                             March 31,          -----------------------------------------------
                                               1998                      1997                      1996
                                      ----------------------    ----------------------    ---------------------
                                        Amount       Percent       Amount     Percent      Amount       Percent
                                        ------       -------       ------     -------      ------       -------
                                                                     (Dollars in Thousands)
Real estate loans:
One- to four-family..............    $    45,732      62.77%   $    47,196     69.91%    $    42,774      70.98%
Commercial.......................         12,148      16.67          8,342     12.36           5,860       9.72
Construction.....................          3,862       5.30          2,880      4.27           3,154       5.23
                                     -----------   --------    -----------   -------     -----------    -------
    Total real estate loans......         61,742      84.74         58,418     86.54          51,788      85.93
                                     -----------   --------    -----------   -------     -----------    -------

Other loans:
Consumer loans:
   Collateral....................            886       1.22            596      0.88             386       0.64
   Home equity...................          5,209       7.15          4,574      6.78           4,271       7.09
   Other.........................          1,495       2.05          1,362      2.02           1,128       1.87
                                     -----------   --------    -----------   -------     -----------    -------
    Total consumer loans.........          7,590      10.42          6,532      9.68           5,785       9.60
Commercial business loans........          3,525       4.84          2,554      3.78           2,695       4.47
                                     -----------   --------    -----------   -------     -----------    -------

    Total other loans............         11,115      15.26          9,086     13.46           8,480      14.07
                                     -----------   --------    -----------   -------     -----------    -------

    Total gross loans............         72,857     100.00%        67,504    100.00%         60,268     100.00%
                                                   ========                  =======                    =======

Less:
   Net deferred loan fees........           (103)                      (99)                     (100)
   Deferred (income) premium.....              3                         4                       (31)
   Allowance for loan losses.....           (560)                     (475)                     (470)
                                     -----------               -----------               -----------
    Total loans receivable, net       $   72,197                   $66,934                   $59,667
                                      ==========               ===========               ===========


         Loan Originations. Substantially all of the Bank's loan origination activity is conducted by the Bank's loan personnel at its main office and, to a lesser extent, at the Bank's other retail office locations. The Bank relies on referrals from existing customers, attorneys and other real estate professionals to generate business within its lending area. In addition, existing borrowers are an important source of business since many of its commercial real estate and commercial business loan customers have more than one loan outstanding with the Bank. Construction loans are obtained primarily from builders who have an established relationship with the Bank. Consumer loans are largely generated through existing customers and walk-in customers. Loan generation is further supported by advertising and community service by Bank employees.

         The Bank's ability to originate loans depends on the strength of the economy, trends in interest rates, customer demands and competition. See "Risk Factors--Increased Lending Risks Associated with Commercial Real Estate Mortgage Lending."

         Loan Sales and Servicing. While the Bank has not originated for sale large commercial real estate and commercial business loans, the Bank may originate such loans for sale in the future to accommodate customers seeking larger loans without taking on credit risks beyond policy guidelines.

         The Bank's general practice has been to retain all one- to four-family adjustable- rate residential mortgage loans and to sell one- to four-family fixed-rate mortgage loans on a servicing-released basis. However, due to the current limited demand for ARM loans and the potential for portfolio shrinkage resulting from refinanced loans, the Bank's current policy is to retain in portfolio 15-year fixed-rate one- to four-family residential mortgage loans originated at interest rates of 7% or higher. To facilitate the sale of fixed-rate one- to four-family residential mortgage loans, such loans are generally underwritten to conform to secondary market guidelines. The Bank does not service loans originated by other financial institutions.

         Loan  Purchases.  To  supplement  originations  of one- to  four-family residential mortgage loans, the Bank purchases adjustable-rate one-to-four family mortgage loans secured by residential properties in the New England area originated by other New England-based financial institutions. All purchased loans are priced at market rates and must meet the underwriting standards applied to loans originated by the Bank. Such loan purchases totaled $2.5 million for the nine months ended March 31, 1998 and $2.7 million and $2.8 million for the twelve months ended June 30, 1997 and 1996, respectively. Historically, the Bank has purchased only whole loans and has not purchased participations in loans originated by others.

         The following table sets forth the Bank's loan originations, purchases, sales and principal repayments for the periods indicated.

                                          Nine Months
                                         Ended March 31,   Years Ended June 30,
                                         ---------------   ---------------------
                                          1998     1997      1997      1996
                                          ----     ----      ----      ----
                                                    (In Thousands)
Originations:
Real estate:
    One- to four-family .............   $10,175   $ 6,319   $ 8,701   $10,260
    Commercial ......................     3,296     1,655     4,132     1,611
    Construction ....................     2,837     3,732     4,227     3,352
Non-real estate:
    Consumer ........................     2,816     2,932     4,057     3,095
    Commercial business .............     2,314     1,395     2,658     1,729
                                        -------   -------   -------   -------
  Total loans originated ............    21,438    16,033    23,775    20,047
                                        -------   -------   -------   -------

Purchases:
Real estate:
    One- to four-family .............     2,490     2,670     2,670     2,826
Non-real estate:
    Commercial business .............        --        --        --       500(1)
                                        -------   -------   -------   -------
  Total loans purchased .............     2,490     2,670     2,670     3,326
                                        -------   -------   -------   -------

Sales and Repayments:
Real estate:
    One- to four-family .............     5,379     1,585     2,219       361
                                        -------   -------   -------   -------
  Principal repayments ..............    13,196    12,671    16,990    11,109
                                        -------   -------   -------   -------
  Total reductions ..................    18,575    14,256    19,209    11,470
                                        -------   -------   -------   -------
  Net increase - gross loans ........   $ 5,353   $ 4,447   $ 7,236   $11,903
                                        =======   =======   =======   =======

------------

(1)  Consists of loans secured by leases on residential property.

         Loan Maturity and Repricing. The following table sets forth certain information as of March 31, 1998, regarding the dollar amount of loans maturing in the Bank's portfolio based on their contractual terms to maturity. Demand loans having no stated schedule of repayments and no stated maturity, and overdrafts are reported as due in one year or less. Adjustable and floating rate loans are included in the period in which interest rates are next scheduled to adjust rather than the period in which they contractually mature, and fixed-rate loans are included in the period in which the final contractual repayment is due. This table does not include prepayments on scheduled principal amortizations.


                                                    One       Three      Five        Ten
                                       Within     Through    Through    Through    Through    Beyond
                                         One       Three      Five        Ten      Twenty     Twenty
                                        Year       Years      Years      Years      Years      Years      Total
                                        ----       -----      -----      -----      -----      -----      -----
                                                                    (In Thousands)
Real estate loans:
   One- to four-family..............  $18,405    $10,404    $6,545     $2,789     $3,285     $4,305    $45,732
   Commercial.......................    4,461      5,576     1,444        149        518         --     12,148
   Construction.....................    2,657        565       476         39        126         --      3,862
                                       ------     ------    ------     ------     ------     ------     ------
     Total real estate loans........   25,523     16,544     8,464      2,977      3,929      4,305     61,742
Other loans
   Consumer.........................    6,442        756       227        165         --         --      7,589
   Commercial business..............    2,729        730        59          7         --         --      3,525
                                       ------     ------    ------     ------     ------     ------     ------
     Total loans....................  $34,694    $18,029    $8,750     $3,149     $3,929     $4,305     72,857
                                      =======    =======    ======     ======     ======     ======     ======

Less:
   Deferred loan origination fees                                                                         (103)
   Deferred premiums................                                                                         3
   Allowance for loan losses........                                                                      (560)
                                                                                                        -------
       Net loans....................                                                                    $72,197
                                                                                                        =======


         Prepayments and scheduled principal amortization totaled $13.2 million for the nine months ended March 31, 1998 and $17.0 million and $11.1 million for the years ended June 30, 1997 and 1996, respectively.

         The following table sets forth at March 31, 1998, the dollar amount of gross loans, net of unadvanced funds on loans, contractually due or scheduled to reprice after March 31, 1999, and whether such loans have fixed interest rates or adjustable interest rates. This table does not include prepayments on scheduled principal amortizations.

                                                   Due After March 31, 1999
                                                --------------------------------
                                                Fixed      Adjustable     Total
                                                -----      ----------     -----
                                                       (In Thousands)
Real estate loans:
  One- to four-family ...................      $12,667      $14,660      $27,328
  Commercial ............................           --        7,686        7,686
  Construction ..........................           --        1,206        1,206
                                               -------      -------      -------
    Total real estate loans .............       12,667       23,553       36,220

Other loans:
  Consumer loans ........................        1,139            8        1,147
  Commercial business loans .............          557          239          796
                                               -------      -------      -------
    Total loans receivable ..............      $14,363      $23,800      $38,163
                                               =======      =======      =======


         The Bank originates commercial real estate loans both as fixed-rate loans and adjustable-rate loans. Typical terms for adjustable-rate commercial real estate loans provide for a 3-year repricing term with a 20-year amortization. Fixed-rate commercial real estate loans generally are amortized for up to 30 years. See "--Commercial Real Estate Lending." Depending on the size of the loan and the term for which it is fixed, the Bank may borrow from the FHLB for a term that matches the fixed interest rate period in an amount equal to all or part of the loan at the time of origination.

         One-to Four-Family Mortgage Lending. The Bank currently offers both fixed-rate and adjustable-rate mortgage loans secured by one-to four-family residences located in the Bank's primary lending area, with maturities ranging from fifteen to thirty years. One-to four-family mortgage loan originations are generally obtained by the Bank through relationships established with real estate brokers within the Bank's market area and by personnel at the Bank's five operating offices. Currently, the Bank originates fixed-rate one- to four-family mortgage loans for sale in the secondary mortgage market, except for 15-year fixed-rate mortgage loans originated at an interest rate of 7% or higher. Fixed-rate loans sold by the Bank are generally sold on a servicing released basis. At March 31, 1998, the Bank's one-to-four family mortgage loans totaled $45.7 million, or 62.77% of gross loans.

         The Bank currently offers the following adjustable-rate mortgage loan programs: a one year adjustable-rate loan that reprices annually, a three year adjustable-rate loan that reprices every third year and a "5-1" loan (for first-time home buyers) where the interest rate is fixed for the first five years and is adjusted on an annual basis thereafter. The interest rates on the adjustable-rate loans are indexed to the comparable-term U.S. Treasury securities rate, with the initial rate of interest being dependent upon the length of the repricing term (i.e., a higher rate is charged for loans with an initial three-year repricing term). Initial rates on ARM loans are typically discounted from the fully-indexed rate. The one year adjustable-rate loan and the 5-1 adjustable-rate loans are subject to interest rate caps of 2% for each adjustment period up to a maximum of 6% over the life of the loan. The three year adjustable-rate loan is subject to a 3% cap for each adjustment period up to a maximum of 6% over the life of the loan. As of March 31, 1998, the interest rates offered by the Bank on the three types of adjustable-rate loans ranged from 0.875 basis points to 1.375 basis points above the Index rates.

         The volume and type of adjustable-rate loans originated by the Bank are affected by market factors such as interest rates, consumer preferences and the availability of funds. While the origination of adjustable-rate loans helps reduce the Bank's exposure to increases in interest rates, credit risk can increase if borrowers are unable to make the larger payments that result from upward interest rate adjustments. Periodic and lifetime caps on interest rate increases help to reduce the risks associated with adjustable-rate loans but also limit the Bank's sensitivity to interest rate risk.

         One-to four-family residential mortgage loans are generally underwritten in accordance with FNMA and FHLMC guidelines, with some exceptions on adjustable-rate loans originated for retention in the Bank's loan portfolio. Loans are originated in amounts up to 95% of the lower of the appraised value or the selling price of the property securing the loan. The Bank requires private mortgage insurance to be obtained for loans in excess of an 80% loan-to-value ratio.

         Commercial Real Estate Mortgage Lending. Origination of loans secured by commercial real estate is the Bank's most significant area of lending activity after one- to four-family residential mortgage lending. The loans are generally secured by office buildings, office warehouses, apartments and gas stations located in the Bank's primary market area. At March 31, 1998, commercial real estate mortgage loans totaled $12.1 million, or 16.67% of gross loans, an increase of $6.3 million, or 107.3%, since June 30, 1996.

         Pursuant to the Bank's underwriting policies, a number of factors are considered before a commercial real estate loan is made. The qualifications and financial condition of the borrower, including credit history, profitability and expertise, as well as the value and condition of the underlying property, are evaluated. When evaluating the qualifications of the borrower for a multi-family mortgage loan, the Bank considers the financial resources of the borrower, the borrower's experience in owning or managing similar property and the borrower's payment history with the Bank and other financial institutions. Factors considered in evaluating the underlying property include the net operating income of the mortgaged premises before debt service and depreciation, the debt service coverage ratio (the ratio of net operating income to debt service) and the ratio of the loan amount to the appraised value.

         According to Bank policy, multi-family mortgage loans may be made in an amount up to 80% of the lower of the appraised value (as determined by the Bank or a qualified independent appraiser, whichever is lower) or the sales price of the underlying property, provided the debt service coverage ratio is not less than 125%. The appraisal process takes into consideration geographic location, comparable sales, vacancy rates, if applicable, operating expenses and historic, current and projected economic conditions. Appraisals are obtained from independent licensed and certified fee appraisers for all loan requests.

         Commercial real estate loans are offered both as adjustable-rate and fixed-rate loans. Typical terms for adjustable-rate loans provide for a three-year repricing term, with a 20-year amortization. Fixed-rate commercial real estate loans are amortized for up to 30 years. The adjustable-rate is generally tied to the Prime Rate as published in the Wall Street Journal. The Bank from time to time will partially fund fixed-rate loans through fixed-rate borrowings from the FHLB of Boston obtained for periods that approximate the fixed-rate terms of the loans originated.

         Many of the Bank's commercial real estate borrowers have done business with the Bank for many years and have more than one loan outstanding. The Bank generally originates commercial real estate loans of $150,000 to $500,000, a range the Bank views as being too small for larger commercial banks. At March 31, 1998, the largest commercial real estate borrower had aggregate loans outstanding of $748,000, or 7.9% of core capital. Including this borrower, there were four borrowers each with aggregate commercial loans outstanding at March 31, 1998 of $500,000 or more, the cumulative total of which was $2.5 million, or 3.4% of gross loans. At March 31, 1998, all of these loans were performing in accordance with their contractual terms.

         Loans secured by commercial real estate generally involve larger principal amounts and a greater degree of risk than one-to-four family residential mortgage loans. Because payments of loans secured by commercial real estate are often dependent on successful operation or management of the properties, repayment of such loans may be subject to a greater extent to adverse conditions in the real estate market or the economy. See "Risk Factors--Lending Risks Associated with Commercial Real Estate Mortgage Lending."

         The Bank intends to emphasize its commercial real estate lending activities in its primary lending area depending on the demand for such loans and trends in the real estate market and the economy. In anticipation of the growth of this portion of the loan portfolio, the Bank has recently hired an experienced banker with more than 18 years of corporate credit analysis and lending experience to lend its commercial loan department.

         Construction Lending. The Bank provides funding for construction projects involving residential properties within its primary lending area. These loans may be for the construction of new properties or the rehabilitation of existing properties. Most of the Bank's construction lending activities consist of construction loans on pre-sold property. The Bank underwrites construction-permanent loans for one- to four-family property according to its own internal guidelines for adjustable-rate mortgages. For this type of construction loan, the Bank will lend up to 90% of the lesser of appraised value upon completion of construction or the cost of construction, provided private mortgage insurance coverage is obtained for any loan with a loan-to-value or loan-to-cost ratio in excess of 80%. For loans on one-to-four family properties being constructed for sale, the Bank lends up to 80% of the lesser of completed value or project cost (and up to 70% for speculative loans). Typically, loan proceeds are disbursed in increments as construction progresses as determined by property inspections.

         At March 31, 1998, total construction loans outstanding amounted to $3.9 million, or 5.30% of gross loans, and the Bank had committed to fund additional construction loans totaling $1.5 million.

         Construction financing is generally considered to involve a higher degree of risk than long-term financing on improved, occupied real estate. Risk of loss on a construction loan is largely dependent upon the accuracy of the initial estimate of construction costs, the estimated time to sell or rent the completed property at an adequate price or rate of occupancy, and market conditions. If the estimates and projections prove to be inaccurate, the Bank may be confronted with a project which, upon completion, has a value that is insufficient to assure full loan repayment.

         Home Equity Lending. The Bank offers home equity lines of credit and fixed-term loans secured by one-to-four family owner-occupied properties in its primary lending area. Loans are offered in amounts up 80% of the value of the property, less the first lien. Values are determined by a recent tax bill from the town where the property is located showing the assessed value of the property. Fixed-term home equity loans are written at fixed rates, and are amortized for terms of up to 10 years, while home equity lines of credit are written with adjustable rates, and may be extended for up to 15 years (with a 5 year draw period and a 10 year repayment period). At March 31, 1998, the Bank had $5.2 million in home equity loans, or 7.15% of gross loans.

         Commercial Loans. The Bank originates both secured and unsecured commercial business loan to businesses located in the Bank's primary lending area. Commercial business loans are originated as both fixed-rate loans and adjustable-rate loans set at a percentage above the Prime Rate as published in the Wall Street Journal. Fixed-rate loans generally are originated for terms of seven years or less. The Bank intends for commercial business lending (and, specifically, the Bank's new "Business One" loan product, which is a line of credit available for commercial loan customers seeking a transaction account with the Bank) to be an area of growth for the Bank. At March 31, 1998, commercial business loans totaled $3.5 million, or 4.84% of gross loans.

         Consumer Loans. The Bank's origination of consumer loans, other than home equity loans, has been fairly limited. This consumer loan portfolio includes direct automobile loans and various other types of installment loans, including loans secured by deposits, as well as a modest amount of revolving credit balances. Consumer lending is expected to remain a limited part of the Bank's overall lending program. At March 31, 1998, consumer loans other than home equity loans totaled $2.4 million, or 3.27% of gross loans.

         Loan Approval Procedures and Authority. The Board of Directors annually approves the lending policies and loan approval limits for the Bank as well as the independent appraisers used by the Bank. Loans may be approved by loan officers, management, the Loan Committee or the Board of Directors, depending on the type and size of the loan and the borrower's aggregate loan balances with the Bank. Where the borrower's aggregate loan balances with the Bank are $250,000 or less, individual loan officers may approve loans, and where the borrower's aggregate loan balances with the Bank are between $250,000 and $500,000, the loan request must be approved by the Loan Committee. The Loan Committee is made up of the President, Senior Loan Officer, Vice President of Commercial Lending and the head of the loan servicing department. Where the borrower's aggregate borrowings with the Bank exceed $500,000, the loan request must be approved by the Board of Directors.

         The Bank requires an environmental site assessment to be performed by an independent professional for all non-residential mortgage loans. It is also the Bank's policy to require title and hazard insurance on all mortgage loans. In addition, the Bank may require borrowers to make payments to a mortgage escrow account for the payment of property taxes. Any exceptions to the Bank's loan policies must be made in accordance with the limitations set out in each policy. Typically, the exception authority ranges from the Senior Loan Officer to the Board of Directors, depending on the size and type of loan involved.

Environmental Issues

         The Bank encounters certain environmental risks in its lending activities. Under federal and state environmental laws, lenders may become liable for costs of cleaning up hazardous materials found on property securing their loans. In addition, the existence of hazardous materials may make it unattractive for a lender to foreclose on such properties. Although environmental risks are usually associated with loans secured by commercial real estate, risks also may be substantial for loans secured by residential real estate if environmental contamination makes the property unsuitable for use. This could also have a negative effect on nearby property values. The Bank attempts to control its risk by requiring completion of a phase one environmental assessment as part of its underwriting of all non-residential real estate mortgage loans.

         The Bank believes its procedures regarding the assessment of environmental risk are adequate and, as of March 31, 1998, the Bank was unaware of any environmental issues which would subject it to any material liability. However, no assurance can be given that the values of properties securing loans in the Bank's portfolio will not be adversely affected by unforeseen environmental risks.

Delinquent Loans, Other Real Estate Owned and Classified Assets

         Delinquent Loans. The Senior Loan Officer reviews the status of all delinquent loan on a weekly basis. The actions taken by the Bank with respect to delinquencies vary depending upon the nature of the loan and the period of delinquency. Notices are generated by the Bank's service bureau when a loan is five and twelve days past due. In addition, once a loan becomes fifteen days past due, the borrower is contacted by phone in an attempt to bring the loan up to date. Collection letters are used in addition to and as a supplement to telephone calls. Typically, collection letters are sent out when a loan becomes fifteen days overdue, and again at thirty days. Where allowed, late charges are assessed once a loan becomes past due the required number of days.

         On loans secured by one- to four-family residences, the Bank attempts to work out a payment schedule with the borrower in order to avoid foreclosure. If a satisfactory payment plan is not arranged, the Bank refers the loan to legal counsel and foreclosure procedures are initiated after the 90th day of delinquency. At any time prior to a sale of the property at foreclosure, foreclosure proceedings will be terminated if the borrower and the Bank are able to work out a satisfactory payment plan. On loans secured by commercial real estate properties, the Bank also seeks to reach a satisfactory payment plan so as to avoid foreclosure. If a satisfactory pay plan is not arranged, the Bank refers the loan to legal counsel for foreclosure after the loan becomes ninety days past due. Prior to any foreclosure, the Bank requires an updated appraisal of the property.

         Other Real Estate Owned. Property acquired through foreclosure or acceptance of a deed in lieu of foreclosure are classified in the Bank's financial statements as other real estate owned ("OREO"). When a property is placed in OREO, the excess of the loan balance over the estimated fair value is charged to the allowance for loan losses. Estimated fair value usually represents the sales price a buyer would be willing to pay on the basis of current market conditions, including normal loan terms from other financial institutions, less estimated costs to sell the property. Management inspects all OREO properties periodically. When a decline in estimated fair value of a property is deemed to have taken place, management establishes an allowance for such decline by a charge to income. The adequacy of the allowance for OREO is evaluated by management and reviewed with the Loan Committee on a quarterly basis, taking into consideration each property in the portfolio and current real estate market conditions. At March 31, 1998, the Bank had no OREO.

         Classified Assets. Consistent with regulatory guidelines, the Bank provides for the classification of loans and other assets considered to be of lesser quality. Such ratings coincide with the "Substandard", "Doubtful" and "Loss" classifications used by federal regulators in their examination of financial institutions. Generally, an asset is considered Substandard if it is inadequately protected by the current net worth and paying capacity of the obligors and/or the collateral pledged. Substandard assets include those characterized by the distinct possibility that the insured financial institution will sustain some loss if the deficiencies are not corrected. Assets classified as Doubtful have all the weaknesses inherent in assets classified Substandard with the added characteristic that the weaknesses present make collection or liquidation in full, on the basis of currently existing facts, highly questionable and improbable. Assets classified as Loss are those considered uncollectible and of such little value that their continuance as assets without the establishment of a specific loss reserve and/or charge-off is not warranted. Assets which do not currently expose the insured financial institution to sufficient risk to warrant classification in one of the aforementioned categories but otherwise possess weaknesses are designated "Special Mention."

         When the Bank classifies problem assets as either Substandard or Doubtful, it establishes general valuation allowances or "loss reserves" in an amount deemed prudent by management. General allowances represent loss allowances that have been established to recognize the inherent risk associated with lending activities, but which, unlike specific allowances, have not been allocated to particular problem assets. When the Bank classifies problem assets as "Loss," it is required either to establish a specific allowance for losses equal to 100% of the amount of assets so classified, or to charge-off such amount. The Bank's determination as to the classification of its assets and the amount of its valuation allowance is subject to review by its regulatory agencies, which can order the establishment of additional general or specific loss allowances. The Bank reviews its portfolio monthly to determine whether any assets require classification in accordance with applicable regulations.

         On the basis of management's review of its assets, at March 31, 1998, the Bank had classified a total of $688,000 of its loans and other assets as follows:



                                                 March 31, 1998
                                                 --------------
                                                 (In Thousands)
Special Mention.............................       $      --
Substandard.................................             661
Doubtful assets.............................              27
Loss assets.................................              --
                                                   ---------
     Total..................................       $     688
                                                   =========
General allowance...........................       $     434
                                                   =========
Specific allowance..........................       $     126
                                                   =========
Charge-offs.................................       $      --
                                                   =========


         The FDIC, in conjunction with the other federal banking agencies, has adopted an interagency policy statement on allowances for loan and lease losses. The policy statement provides guidance for financial institutions on both the responsibilities of management for the assessment and establishment of adequate allowances and guidance for banking agency examiners to use in determining the adequacy of a financial institution's valuation methodology. Generally, the policy statement recommends that financial institutions have effective systems and controls to identify, monitor and address asset quality problems; that management analyze all significant factors that affect the collectibility of the portfolio in a reasonable manner; and that management establish acceptable valuation processes that meet the objectives set forth in the policy statement. While the Bank believes that it has established adequate allowances for losses on loans and OREO, there can be no assurance that the regulators, in reviewing the Bank's loan portfolio and OREO, will not request the Bank to materially increase at that time its allowances for losses, thereby negatively affecting the Bank's financial condition and earnings at that time. Although management believes that adequate specific and general loss allowances have been established, actual losses are dependent upon future events and, as such, further additions to the level of specific and general loss allowances may become necessary.

         Non-Accrual Loans and Non-Performing Assets. The table below sets forth the amounts and categories of non-performing assets in the Bank's loan portfolio. Loans are placed on non-accrual status when the collection of principal and/or interest become doubtful. For all years presented, the Bank has had no troubled debt restructurings (which involve forgiving a portion of interest or principal on any loans or making loans at a rate materially less than that of market rates). Foreclosed assets include assets acquired in settlement of loans.


                                                                                    June 30,
                                                   March 31,           ------------------------------
                                                     1998                  1997                  1996
                                                 -------------         -------------         -------------
                                                                       (Dollars in Thousands)
Non-accruing loans:
  One- to four-family real estate.......         $         315         $         193         $         424
  Commercial real estate                                    --                    --                    --
  Construction .........................                    --                    --                    --
  Consumer..............................                    --                    --                    25
  Commercial business...................                    28                    --                   449
                                                 -------------         -------------         -------------
    Total...............................                   343                   193                   898
                                                 -------------         -------------         -------------

Accruing loans delinquent more than 90 days:
  One- to four-family real estate.......                   172                   334                    29
  Commercial real estate                                    --                    --                    --
  Construction .........................                    --                    --                    --
  Consumer..............................                     5                    --                    17
  Commercial business...................                   146                     2                    --
                                                 -------------         -------------         -------------
    Total...............................                   323                   336                    46
                                                 -------------         -------------         -------------

Foreclosed assets:
  One- to four-family real estate.......                    --                    --                    --
  Commercial real estate                                    --                    --                    --
  Construction .........................                    --                    37                    --
  Consumer..............................                    --                    --                    --
  Commercial business...................                    --                    --                    --
                                                 -------------         -------------         -------------
    Total...............................                    --                    37                    --
                                                 -------------         -------------         -------------

Total non-performing assets and
  delinquent loans......................         $         666         $         566         $         944
                                                 =============         =============         =============
Total as a percentage of total assets...                  0.51%                 0.54%                 1.04%
                                                 =============         =============         =============


         For the year ended June 30, 1997 and for the nine months ended March 31, 1998, gross interest income which would have been recorded had non-accruing loans been current in accordance with their original terms amounted to $15,000 and $26,000, respectively. The amounts that were included in interest income on such loans were $9,000 and $10,000 for the year ended June 30, 1997, and for the nine months ended March 31, 1998, respectively.

         The following table sets forth delinquencies in the Bank's loan portfolio as of the dates indicated:


                                                   March 31, 1998                              June 30, 1997
                                    -----------------------------------------     --------------------------
                                          60-89 Days          90 Days or More           60-89 Days          90 Days or More
                                    -------------------     -----------------     -------------------     -----------------
                                              Principal               Principal              Principal             Principal
                                     Number    Balance       Number    Balance     Number     Balance     Number    Balance
                                    of Loans   of Loans     of Loans  of Loans    of Loans    of Loans   of Loans   of Loans
                                    --------   --------     --------  --------    --------    --------   --------   --------
                                                                (Dollars in Thousands)
One- to four-family real estate           5    $   522            4    $  403           3     $   431          5    $   443
Commercial real estate.........           1         50            1       137           1         138         --         --
Construction...................          --         --           --        --          --          --         --         --
Consumer loans.................           2         14            1         5           5          28         --         --
Commercial business............           2          6            2        37          --          --          1          2
                                      -----     ------       ------    ------      ------      ------     ------     ------
   Total.......................          10     $  592            8    $  582           9      $  597          6     $  445
                                      =====     ======       ======    ======      ======      ======     ======     ======
Delinquent loans to total loans                   0.81%                  0.80%                   0.89%                 0.66%
                                                ======                 ======                  ======                ======


                                                    June 30, 1996
                                    --------------------------------------------
                                          60-89 Days          90 Days or More
                                    -------------------     --------------------
                                              Principal              Principal
                                     Number    Balance       Number    Balance
                                    of Loans   of Loans     of Loans   of Loans
                                    --------   --------     --------   --------

One- to four-family real estate           4    $   319            3    $  287
Commercial real estate.........          --         --            1       449
Construction...................           1         37           --        --
Consumer loans.................          11         60            5        42
Commercial business............           1          5           --        --
                                      -----     ------       ------    ------
   Total.......................          17     $  421            9    $  778
                                      =====     ======       ======    ======
Delinquent loans to total loans                   0.70%                  1.29%
                                                ======                 ======

Allowance for Loan Losses

         The allowance for loan losses is established through provisions for loan losses based on management's on-going evaluation of the risks inherent in the Bank's loan portfolio. Factors considered in the evaluation process include growth of the loan portfolio, the risk characteristics of the types of loans in the portfolio, geographic and large borrower concentrations, current regional economic and real estate market conditions that could affect the ability of borrowers to pay, the value of underlying collateral, and trends in loan delinquencies and charge-offs. The allowance for loan losses is maintained at an amount management considers adequate to cover estimated losses in its loan portfolio which are deemed probable and estimable based on information currently known to management. See "-- Delinquent Loans, Other Real Estate Owned and Classified Assets--Classified Assets."

         The following table sets forth activity in the Bank's allowance for loan losses for the periods set forth in the table.

                                            Nine Months
                                           Ended March 31,  Years Ended June 30,
                                          ----------------  --------------------
                                           1998       1997       1997      1996
                                           ----       ----       ----      ----
                                                  (Dollars in Thousands)
Balance at beginning of period .......    $ 475      $ 470      $ 470     $ 445

Charge-offs:
  One- to four-family ................       --         --         --        --
  Commercial real estate .............       --         --         --        --
  Construction .......................       --         --         --        --
  Consumer ...........................       11         20         20        --
  Commercial business ................       --         --         74        88
                                          -----      -----      -----     -----
                                             11         20         94        88
                                          -----      -----      -----     -----

Recoveries:
  One- to four-family ................       --         20         20        --
  Commercial real estate .............       --         --         --        --
  Construction .......................       --         --         --        --
  Consumer ...........................        6          7          8        17
  Commercial business ................       15         27         36         3
                                          -----      -----      -----     -----
                                             21         54         64        20
                                          -----      -----      -----     -----

Net charge-offs (recoveries) .........      (10)       (34)        30        68
Additions charged to earnings ........       75         35         35        93
                                          -----      -----      -----     -----
Balance at end of period .............    $ 560      $ 539      $ 475     $ 470
                                          =====      =====      =====     =====

Ratio of net charge-offs
  (recoveries)during the
  period to average loans
  outstanding during the period ......    (0.01)%    (0.05)%     0.05%     0.13%
                                          =====      =====      =====     =====

Ratio of net charge-offs
  (recoveries) during the
  period to average non-
  performing assets ..................    (3.62)%    (4.97)%     5.35%     7.01%
                                          =====      =====      =====     =====

         The distribution of the Bank's allowance for losses on loans at the dates indicated is summarized as follows:


                                                                                   June 30,
                                                           --------------------------------------------------------------
                                   March 31, 1998                     1997                             1996
                             --------------------------    ---------------------------     ------------------------------
                                                  Percent                         Percent                        Percent
                                                  of Loans                       of Loans                        of Loans
                                        Loan      in Each                Loan     in Each               Loan     in Each
                            Amount of   Amounts   Category  Amount of   Amounts  Category  Amount of   Amounts   Category
                            Loan Loss     by      to Total  Loan Loss     by     to Total  Loan Loss     by      to Total
                            Allowance  Category    Loans    Allowance  Category    Loans   Allowance  Category    Loans
                            ---------  --------    -----    ---------  --------    -----   ---------  --------    -----
                                                               (Dollars in Thousands)
One- to four-family
 real estate ............... $   206    $45,732     62.77%   $ 199     $47,196     69.91%   $ 267     $42,774       70.98%
Commercial real estate .....     158     12,148     16.67      117       8,342     12.36      100       5,860        9.72
Construction ...............      12      3,862      5.30        7       2,880      4.27        8       3,154        5.23
Home equity ................      12      5,209      7.15       11       4,574      6.78       11       4,271        7.09
Consumer ...................       7      2,381      3.27        7       1,958      2.90        6       1,514        2.51
Commercial business ........      67      3,525      4.84       28       2,554      3.78       63       2,695        4.47
Unallocated ................      98         --        --      106          --        --       15          --          --
                             -------    -------    ------     -----    -------    ------     -----    -------      ------
     Total ................. $   560    $72,857   100.00%   $ 475     $67,504    100.00%   $ 470     $60,268      100.00%
                             =======    =======    ======     =====    =======    ======     =====    =======      ======


Investment Activities

         The investment policy of the Bank is reviewed and approved by the Board of Directors on an annual basis. The Bank views its investment portfolio as an alternative earning asset vehicle into which to deploy excess funds as well as to assist in interest-rate risk management. Compliance with the Bank's investment policy is the responsibility of the President. Investment purchases are initiated in accordance with specific guidelines and criteria specified in the investment policy. No sales of investment securities can be made without the prior permission of the President. All investment transactions are reported to and reviewed by the Board of Directors on a monthly basis.

         The Bank's current policy generally favors investment in U.S. Government and Agency securities, corporate debt obligations and corporate equities. The policy permits investment in mortgage-backed and mortgage-related securities but does not allow the use of interest rate swaps, options and futures. The Bank's current investment strategy has emphasized the purchase of U.S. Government and Agency obligations and corporate debt obligations generally maturing within ten years.

         At March 31, 1998, the Bank had $44.9 million, or 34.2% of total assets, in securities consisting primarily of U.S. Government and Agency obligations ($29.6 million), corporate obligations ($2.5 million), certificates of deposit ($1.5 million) and marketable equity securities ($3.3 million). Investment in mortgage-backed securities totaled $7.3 million at that date. Also included in investments is $723,000 of FHLB stock. To avail itself of services offered by that organization, in particular the ability to borrow funds, the Bank is required to invest in the stock of the FHLB in an amount determined on the basis of the Bank's residential mortgage loans and borrowings from the FHLB. The stock is redeemable at par and earns dividends declared at the discretion of the FHLB.

         SFAS No. 115 requires the Bank to designate its securities as held to maturity, available for sale or trading depending on the Bank's intent regarding its investments. The Bank does not currently maintain a trading portfolio of securities. At March 31, 1998, all of the Bank's securities, except for certificates of deposit and FHLB stock were designated as available for sale. The net unrealized gain on securities classified as available for sale was $677,000 at March 31, 1998.

         U.S. Government and Agency Obligations. At March 31, 1998, the Bank's U.S. Government and Agency securities portfolio totaled $29.6 million, all of which was classified as available for sale. This portfolio consists primarily of medium-term (maturities of 5 to 10 years) securities. The Bank's current investment strategy, however, is to maintain investments in such instruments for liquidity purposes, as collateral for borrowings, and for prepayment protection. The Bank's Agency debentures are callable on a semi-annual basis following a holding period of twelve months. The Bank generally does not purchase structured notes and there were no structured notes in the Bank's portfolio at March 31, 1998.

         Corporate Obligations and Certificates of Deposit. At March 31, 1998, the Bank's portfolio of corporate debt obligations and certificates of deposit totaled $2.5 million and $1.5 million, respectively. The Bank's policy generally requires that investment in corporate debt obligations be limited to corporate bonds with an "A" rating or better by at least one nationally recognized rating service at the time of purchase.

         Marketable Equity Securities. At March 31, 1998, the Bank's marketable equity securities portfolio totaled $3.3 million, all of which was in common stocks. Since June 30, 1996, the Bank's marketable equity securities portfolio has ranged from $2.6 million to $3.3 million. While the Bank has no policy limiting the aggregate carrying value of marketable equity securities, applicable regulations limit the aggregate carrying value of such securities to 100% of the Bank's retained earnings. However, management has no present intention of increasing the size of this portfolio. The Bank purchases marketable equity securities as growth investments that can provide the opportunity for capital appreciation that is taxed on a more favorable basis than operating income. There can be no assurance that investment in marketable equity securities will achieve appreciation in value and, therefore, such investments involve higher risk. Aggregate purchases of marketable equity securities totaled $1.8 million for the nine months ended March 31, 1998 and $3.0 million and $2.6 million for the twelve months ended June 30, 1997 and 1996, respectively. At March 31, 1998, pre-tax net unrealized gains on common stocks amounted to $550,000. See "Regulation--Activities and Investments of Insured State-Chartered Banks."

         Mortgage-Backed Securities . At March 31, 1998, the Bank's mortgage-backed securities totaled $7.3 million, all of which were classified as available for sale. Mortgage-backed securities are generally purchased by the Bank as a means to deploy excess liquidity at more favorable yields than other investment alternatives. In addition, mortgage-backed securities generate positive interest rate spreads with minimal administrative expense and lower the Bank's overall credit risk due to the guarantees on such securities provided by GNMA, FNMA and FHLMC. The Bank generally does not invest in collateralized mortgage obligations and the Bank's portfolio of mortgage-backed securities included no collateralized mortgage obligations at March 31, 1998. At March 31, 1998, the Bank's mortgage-backed securities portfolio had a weighted average yield of 5.90%.

         Mortgage-backed securities are created by pooling individual mortgages and bear an interest rate that is less than the interest rate on the underlying mortgages. Mortgage-backed securities typically represent a participation interest in a pool of single family or multi-family mortgages, although the Bank generally purchases only mortgage-backed securities backed by single family mortgage loans. The issuers of such securities (generally U.S. Government agencies and Government sponsored enterprises, including FNMA, FHLMC and GNMA) pool and resell the participation interests in the form of securities to investors and guarantee the payment of principal and interest to these investors. Investments in mortgage-backed securities involve a risk that actual prepayments on the underlying mortgage loans will be greater than estimated over the life of the security, which may require adjustments to the amortization of any premium or accretion of any discount relating to such instruments, thereby affecting the net yield on such securities. There is also reinvestment risk associated with the cash flows from such securities or in the event such securities are redeemed by the issuer. Finally, the market value of such securities may be adversely affected by changes in interest rates.

         The following table sets forth the composition of the Bank's investment securities at the dates indicated.

                                                                                                             June 30,
                                                                   March 31,           ---------------------------------------------
                                                                    1998                      1997                      1996
                                                          ----------------------    ---------------------     ----------------------
                                                          Amortized       % of      Amortized      % of        Amortized      % of
                                                             Cost         Total        Cost        Total          Cost        Total
                                                             ----         -----        ----        -----          ----        -----
                                                                                          (Dollars in Thousands)
Debt securities:
  U.S. Government and Agency securities ..............      $29,504       79.89%      $16,823       74.09%      $11,024       57.47%
  Other debt securities ..............................        2,503        6.78         1,615        7.11         5,129       26.74
                                                            -------      ------       -------      ------       -------      ------
    Total debt securities ............................       32,007       86.67        18,438       81.20        16,153       84.21

Marketable equity securities .........................        2,701        7.31         3,232       14.23         2,573       13.42
                                                            -------      ------       -------      ------       -------      ------
   Total debt and equity securities ..................       34,708       93.98        21,670       95.43        18,726       97.63
FHLB stock ...........................................          723        1.96           538        2.37           455        2.37
Certificates of deposit ..............................        1,500        4.06           500        2.20            --          --
                                                            -------      ------       -------      ------       -------      ------
       Total investment securities ...................      $36,931      100.00%      $22,708      100.00%      $19,181      100.00%
                                                            =======      ======       =======      ======       =======      ======

Other interest-earning assets:
  Bank Liquidity Fund ................................      $    25           0.39%      $ 1,316          20.87%   $   720    27.72%
  Federal funds sold .................................        6,375          99.61         4,989          79.13      1,877    72.28
                                                            -------         ------       -------      ------       -------   ------
    Total other interest-earning assets ..............      $ 6,400         100.00%      $ 6,305         100.00%   $ 2,597   100.00%
                                                            =======         ======       =======      ======       =======   ======


         The  following   table  sets  forth  the   composition  of  the  Bank's
mortgage-backed securities at the dates indicated.


                                                           June 30,
                             March 31,       ---------------------------------------
                               1998                1997                  1996
                         ----------------    -----------------    ------------------
                         Amortized   % of    Amortized   % of     Amortized    % of
                           Cost      Total      Cost     Total      Cost       Total
                           ----      -----      ----     -----      ----       -----
                                               (Dollars in Thousands)
GNMA ..................   $  327       4.48%   $  378     13.80%   $  427       20.34%
FNMA ..................    5,894      80.74       984     35.91        --          --
FHLMC .................    1,003      13.74     1,371     50.04     1,658       78.99
                          ------     ------    ------    ------    ------      ------
                           7,224      98.96     2,733     99.74     2,085       99.33

Unamortized premium,
  net .................       76       1.04         7      0.26        14        0.67
                          ------     ------    ------    ------    ------      ------
  Total mortgage-backed
   securities .........   $7,300     100.00%   $2,740    100.00%   $2,099      100.00%
                          ======     ======    ======    ======    ======      ======

         The following table sets forth certain information regarding the amortized cost and market values of the Bank's securities, at the dates indicated.


                                                                                                           June 30,
                                                                                    ------------------------------------------------
                                                             March 31, 1998                 1997                      1996
                                                         ----------------------    ----------------------    -----------------------
                                                         Amortized      Market     Amortized       Market     Amortized       Market
                                                            Cost        Value         Cost         Value         Cost         Value
                                                            ----        -----         ----         -----         ----         -----
                                                                                           (Dollars in Thousands)
Debt securities:
  U.S. Government and Agency securities .............     $ 29,504     $ 29,638     $ 16,823      $ 16,642     $ 11,024     $ 10,809
  Other debt securities .............................        2,503        2,491        1,615         1,613        5,129        5,114
                                                          --------     --------     --------      --------     --------     --------
      Total debt securities .........................       32,007       32,129       18,438        18,255       16,153       15,923

Marketable equity securities ........................        2,701        3,251        3,232         3,696        2,573        2,803
                                                          --------     --------     --------      --------     --------     --------
  Total debt and equity securities ..................       34,708       35,380       21,670        21,951       18,726       18,726
FHLB stock ..........................................          723          723          538           538          455          455
Certificates of deposit .............................        1,500        1,500          500           500           --           --
                                                          --------     --------     --------      --------     --------     --------

      Total investment securities ...................       36,931       37,603       22,708        22,989       19,181       19,181
                                                          --------     --------     --------      --------     --------     --------


Mortgage-backed securities:
  GNMA ..............................................          325          326          375           368          424          408
  FNMA ..............................................        5,965        5,965          980           987           --           --
  FHLMC .............................................        1,010        1,014        1,385         1,390        1,675        1,668
                                                          --------     --------     --------      --------     --------     --------
      Total mortgage-backed securities ..............        7,300        7,305        2,740         2,745        2,099        2,076
                                                          --------     --------     --------      --------     --------     --------

Net unrealized (losses) gains on
  available-for-sale securities .....................          677          286          (23)
                                                                                                  --------     --------     --------

Total securities ....................................     $ 44,908     $ 44,908     $ 25,734      $ 25,734     $ 21,257     $ 21,257
                                                          ========     ========     ========      ========     ========     ========

         The table below sets forth certain information  regarding the amortized
cost,  weighted  average  yields  and  contractual   maturities  of  the  Bank's
securities portfolio as of March 31, 1998.


                                                                                    At March 31, 1998
                           ---------------------------------------------------------------------------------------------------------
                                                  More Than One        More Than Five         More Than
                            One Year or Less     Year to Five Years  Years to Ten Year        Ten Years                Total
                           ------------------   -------------------  -------------------   ------------------   --------------------
                                     Weighted              Weighted             Weighted             Weighted             Weighted
                           Amortized  Average   Amortized   Average  Amortized  Average    Amortized  Average   Amortized  Average
                             Cost      Yield      Cost       Yield     Cost      Yield      Cost       Yield      Cost      Yield
                             ----      -----      ----       -----     ----      -----      ----       -----      ----      -----
Debt securities
 Agency securities........$    --         --%   $ 2,000      6.63%   $25,504      6.87%   $ 2,000       7.55%   $29,504       6.90%
 Other debt securities....    500       5.25      1,000      6.13      1,003      6.91         --         --      2,503       6.26
                            -----               -------              -------              -------               -------
   Total debt securities..    500       5.25      3,000      6.46     26,507      6.87      2,000       7.55     32,007       6.85
Marketable equity
 securities...............     --         --         --        --         --        --      2,701       2.52      2,701       2.52
FHLB stock................     --         --         --        --         --        --        723       6.40        723       6.40
Certificates of deposit...  1,000       5.80        500      6.40         --        --         --         --      1,500       6.00
                            -----               -------              -------              -------               -------
   Total investment
     securities...........  1,500       5.62      3,500      6.45     26,507      6.87      5,424       4.89     36,931       6.70
                            -----               -------              -------              -------               -------
Mortgage-backed
 securities:
 GNMA.....................$    --         --    $    --        --    $    --        --    $   325       6.07    $   325       6.07
 FNMA.....................     --         --         --        --      1,306      6.86      4,659       5.36      5,965       5.69
 FHLMC....................    474       7.22        478      6.63         --        --         58      10.00      1,010       7.10
                            -----               -------              -------              -------               -------
 Total mortgage-backed
  securities..............    474       7.22       478       6.63      1,306      6.86      5,042       5.46      7,300       5.90
                            -----               -------              -------            ---------               -------
Total securities..........$ 1,974       6.00%   $ 3,976      6.47%   $27,813      6.87%   $10,466       5.17%   $44,231       6.57%
                          =======               =======              =======              =======               =======

Sources of Funds

         General. Deposits, repayments and prepayments of loans, proceeds from sales of loans and securities, proceeds from maturing securities and cash flows from operations are the primary sources of the Bank's funds for use in lending, investing and other general purposes. The Bank utilizes borrowed funds from the FHLB to fund its loans in connection with its management of the interest rate sensitivity of its assets and liabilities.

         Deposits. The Bank offers a variety of deposit accounts with a range of interest rates and terms. The Bank's deposit accounts consist of non-interest-bearing checking accounts and interest-bearing NOW accounts, savings accounts and money market deposit accounts (referred to in the aggregate as "transaction accounts") and certificate of deposit accounts. The Bank offers Individual Retirement Accounts ("IRAs") and other qualified plan accounts.

         For the nine months ended March 31, 1998, the Bank had $98.1 million in total average deposits, of which $50.6 million, or 51.5%, were transaction accounts. Of the $49.8 million of certificate of deposit accounts at March 31, 1998, $42.3 million, or 84.9% were scheduled to mature within one year. While this percentage is significant, based on its monitoring of historical trends in deposit flows and its current pricing strategy for deposits, management believes the Bank will retain a large portion of its certificate of deposit accounts upon maturity.

         The flow of deposits is influenced significantly by general economic conditions, changes in money market rates, prevailing interest rates and the relative attractiveness of competing deposit and investment alternatives. During the past few years, the strength of the stock market has affected deposit flows as some customers have opted to place their funds in instruments such as mutual funds rather than in deposit products perceived to have less attractive returns. The Bank's deposits are obtained predominantly from the communities surrounding its five branch offices in Norfolk County. The Bank relies primarily on competitive pricing of its deposit products and customer service and long-standing relationships with customers to attract and retain these deposits. In addition, the Bank has actively marketed its core deposit products to elderly customers in the Bank's market area through the organization of travel clubs designed to promote savings by the Bank's senior citizen customers. Finally, the Bank has emphasized the acquisition of customers dissatisfied with the less personalized and more costly services provided by recently merged financial institutions. However, market interest rates and rates offered by competing financial institutions significantly affect the Bank's ability to attract and retain deposits. The Bank uses traditional means of advertising its deposit products, including transit and print media, and generally does not solicit deposits from outside its market area. The Bank does not use brokers to obtain deposits.

         The following table presents the deposit activity of the Bank for the periods indicated.

                                   Nine Months
                                  Ended March 31,         Years Ended June 30,
                             ----------------------      -----------------------
                               1998          1997          1997         1996
                               ----          ----          ----         ----
                                            (Dollars in Thousands)
Beginning balance ......     $ 92,897      $ 81,189      $ 81,189      $ 69,561
Deposits ...............      458,176       334,854       473,815       354,367
Withdrawals ............      445,751       329,641       465,157       345,463
Interest credited ......        2,734         2,238         3,050         2,724
                             --------      --------      --------      --------

Ending balance .........     $108,056      $ 88,640      $ 92,897      $ 81,189
                             ========      ========      ========      ========

Net increase ...........     $ 15,159      $  7,451      $ 11,708      $ 11,628
                             ========      ========      ========      ========

Percent increase .......        16.32%         9.18%        14.42%        16.72%
                             ========      ========      ========      ========

         The following tables set forth the distribution of the Bank's average deposit accounts for the periods indicated and the weighted average interest rates on each category of deposits presented. Averages for the periods presented utilize average daily balances.


                                            For the Nine Months
                                              Ended March 31,                   For the Year Ended June 30,
                                     ---------------------------------       ---------------------------------
                                                   1998                                    1997
                                     ---------------------------------       ---------------------------------
                                                  Percent                                 Percent
                                                 of Total     Weighted                   of Total     Weighted
                                     Average      Average      Average       Average      Average      Average
                                     Balance     Deposits       Rate         Balance     Deposits       Rate
                                     -------     --------       ----         -------     --------       ----
                                                                   (Dollars in Thousands)
Money market accounts...........    $ 8,806       8.97%          2.76%     $  7,854         9.28%        2.86%
Savings accounts................     21,550       21.96          2.53        20,637        24.39         2.52
NOW accounts....................     12,249       12.48          1.34        10,429        12.33         1.29
Non-interest-bearing accounts...      7,956        8.11            --         6,638         7.85           --
                                    -------       -----          ----      --------

   Total non-certificate accounts    50,561       51.52          1.88        45,558        53.85         1.93
                                    -------       ------         ----      --------

Certificates of deposit:
Less than six months............      8,289         8.45          5.44        6,468         7.65         5.10
Over six through 12 months......     20,804        21.20          5.74       15,347        18.14         5.52
Over 12 through 24 months.......     13,985        14.25          5.50       12,185        14.40         5.65
Over 24 months..................      4,499         4.58          6.16        5,042         5.96         6.01
                                    -------      -------                   --------     --------

    Total certificate accounts       47,577        48.48          5.66       39,042        46.15         5.56
                                    -------      -------          ----     --------     --------

        Total average deposits      $98,138       100.00%         3.71%   $  84,600       100.00%        3.61%
                                    =======      =======                   ========      =======

    Certificates over $100,000      $ 7,798                       5.76%   $   6,198                      5.73%
                                    =======                                ========





                                        For the Year Ended June 30,
                                                   1996
                                     ---------------------------------
                                                  Percent
                                                 of Total     Weighted
                                     Average      Average      Average
                                     Balance     Deposits       Rate
                                     -------     --------       ----
Money market accounts...........    $ 8,272        11.05%         2.77%
Savings accounts................     19,847        26.51          2.53
NOW accounts....................      9,900        13.22          1.56
Non-interest-bearing accounts...      4,825         6.45            --
                                    -------        -----

   Total non-certificate accounts    42,844        57.23          2.07

Certificates of deposit:
Less than six months............      4,828         6.45          5.28
Over six through 12 months......     12,525        16.73          5.93
Over 12 through 24 months.......      9,337        12.47          5.73
Over 24 months..................      5,327         7.12          5.73
                                    -------        -----

    Total certificate accounts..     32,017        42.77          5.74
                                    -------        -----

        Total average deposits    $  74,861       100.00%         3.64
                                    =======       ======

    Certificates over $100,000    $   3,829                       5.98%
                                    =======

         The following table indicates the amount of the Bank's certificates of deposit and other deposits by time remaining until maturity as of March 31, 1998.

                                                                                  Maturity
                                                       -------------------------------------------------------------
                                                                       Over         Over
                                                       3 Months       3 to 6       6 to 12        Over
                                                       or Less        Months       Months       12 Months      Total
                                                       -------        ------       ------       ---------      -----
                                                                       (Dollars in Thousands)
Certificates of deposit less than $100,000.......      $11,106       $12,386      $12,176        $6,353      $42,021

     Weighted average rate.......................         5.73%         5.72%        5.62%         5.55%        5.67%

Certificates of deposit of $100,000 or more......        2,290         2,233        2,080         1,163        7,766

     Weighted average rate.......................         5.83%         5.76%        5.68%         5.92%        5.78%

Total certificates of deposit....................      $13,396       $14,619      $14,256        $7,516      $49,787
                                                       =======       =======      =======        ======      =======


         Borrowings. The Bank utilizes advances from the FHLB primarily in connection with its management of the interest rate sensitivity of its assets and liabilities. The advances are collateralized primarily by certain of the Bank's mortgage loans and secondarily by the Bank's investment in the stock of the FHLB. The maximum amount that the FHLB will advance to member institutions, including the Bank, fluctuates from time to time in accordance with the policies of the FHLB. See "Regulation--Federal Home Loan Bank System." At March 31, 1998, the Bank had $12.4 million in outstanding advances from the FHLB and had the capacity to increase that amount to $41.8 million. The Bank expects to continue to utilize borrowings from the FHLB as part of its management of the interest sensitivity of its assets and liabilities.

         The following table sets forth the maximum month-end balance and average balance of FHLB advances for the periods indicated.

                                                                     Nine Months
                                                                    Ended March 31,         Years Ended June 30,
                                                                    ---------------         --------------------
                                                                  1998         1997         1997         1996
                                                                  ----         ----         ----         ----
                                                                                 (In Thousands)
Maximum balance...............................................  $14,451      $ 2,641      $ 3,401       $  833

Average balance...............................................  $ 5,648      $ 2,003      $ 2,161       $  365


         The following table sets forth certain information as to the Bank's FHLB advances at the dates indicated.

                                                                                          June 30,
                                                              March 31,       -------------------------------
                                                                1998               1997               1996
                                                           -------------      -------------       -----------
                                                                             (Dollars in Thousands)
FHLB advances....................................            $  12,404        $    2,622          $    369

Weighted average interest rate of FHLB advances                   5.27%             5.69%             5.76%

Subsidiary Activities

         Medway Securities Corp. Medway Securities Corp. ("Medway") is a wholly-owned subsidiary of the Bank established in 1994 as a Massachusetts security corporation for the purpose of buying, selling and holding investment securities on its own behalf and not as a broker. The income earned on Medway's investment securities is subject to a significantly lower rate of state tax than that assessed on income earned on investment securities maintained at the Bank. At March 31, 1998, Medway had total assets of $22.5 million, virtually all of which were in investment securities.

         Franklin Village Security Corp. Franklin Village Security Corp. ("Franklin Village") is a wholly-owned subsidiary of the Bank established in 1997. Franklin Village is also a Massachusetts security corporation and was formed for the purpose of buying, selling and holding investment securities on its own behalf and not as a broker. At March 31, 1998, Franklin Village had total assets of $3.0 million, virtually all of which were in investment securities.

Competition

         The Bank faces significant competition both in making loans and in attracting deposits. The Boston metropolitan area has a high density of financial institutions, many of which are branches of significantly larger institutions which have greater financial resources than the Bank, and all of which are competitors of the Bank to varying degrees. The Bank's competition for loans comes principally from commercial banks, savings banks, savings and loan associations, mortgage banking companies, insurance companies and other financial service companies. Its most direct competition for deposits has historically come from commercial banks, savings banks, and savings and loan associations. The Bank faces additional competition for deposits from non-depository competitors such as the mutual fund industry, securities and brokerage firms and insurance companies. Competition may also increase as a result of the lifting of restrictions on the interstate operations of financial institutions.

Year 2000 Issue

         Many computer programs in use today can only distinguish the final two digits of the year entered, and so they can be expected to read entries for the year 2000 as the year 1900 and compute payment, interest or delinquency based on the wrong date or can be expected to be unable to compute payment, interest or delinquency. Rapid and accurate data processing is essential to the operation of the Bank.

         All of the material data processing of the Bank that could be affected by this problem is provided by a third party service bureau. The service bureau has advised the Bank that it expects to resolve this potential problem before the year 2000. However, if the service bureau is unable to resolve this potential problem in time, the Bank would likely experience significant data processing delays, mistakes or failures. These delays, mistakes or failures could have a significant adverse impact on the financial condition and results of operation of the Bank.

Properties

         The Bank currently conducts its business through five full service banking offices. The following table sets forth the Bank's offices at March 31, 1998.

                                                                                                   Net Book Value
                                                                                                   of Property or
                                                                                                      Leasehold
                                                                                  Date of Lease     Improvements
         Location              Description      Year Opened      Owned/Leased      Expiration      At March 31, 1998
-------------------------    -------------     -------------    -------------     -------------    -----------------
                                                                                                     (In Thousands)
81 Main Street                 Main Office         1980              Owned             --               $625
Medway, MA

1098 Main Street              Branch Office        1962              Owned             --                128
Millis, MA

238 Main Street               Branch Office        1990             Leased           1/30/99              --
Medfield, MA

1000 Franklin Village Drive   Branch Office        1995             Leased           9/30/08              10
Franklin, MA

281A East Central Street      Branch Office        1997             Leased           5/30/02             185
Franklin, MA

Legal Proceedings

         The Bank is not involved in any pending legal proceedings other than routine legal proceedings occurring in the ordinary course of business which, in the aggregate, involve amounts which are believed by management to be immaterial to the financial condition and results of operations of the Bank.

Personnel

         As of March 31, 1998, the Bank had 50 full-time equivalent employees. The employees are not represented by a collective bargaining unit and the Bank considers its relationship with its employees to be good. See "Management of the Stock Bank--Compensation of Officers and Directors through Benefit Plans" for a description of certain compensation and benefit programs offered to the Bank's employees.

                           FEDERAL AND STATE TAXATION

Federal Taxation

         General. The Mutual Company, the Stock Company and the Bank are subject to federal income taxation in the same general manner as other corporations, with some exceptions discussed below. The following discussion of federal taxation is intended only to summarize certain pertinent federal income tax matters and is not a comprehensive description of the tax rules applicable to these entities.

         Method of Accounting. For federal income tax purposes, the Bank currently reports its income and expenses on the accrual method of accounting and uses a fiscal year ending June 30 for filing its consolidated federal income tax returns.

         Bad Debt Reserves. The Bank is permitted to establish a reserve for bad debts and to make annual additions to the reserve. These additions can, within specified formula limits, be deducted in arriving at the Bank's taxable income. In addition, the 1996 Act requires the recapture (over a six year period) of the excess of tax bad debt reserves accumulated after October 31, 1988. The amount of such reserve subject to recapture by the Bank as of March 31, 1998 was $266,000.

         Taxable Distributions and Recapture. Prior to the 1996 Act, bad debt reserves created prior to November 1, 1988 were subject to recapture into taxable income should the Bank fail to meet certain thrift asset and definitional tests. New federal legislation eliminated these thrift related recapture rules. However, under current law, pre-1988 reserves remain subject to recapture should the Bank make certain non-dividend distributions or cease to maintain a bank charter. At June 30, 1996, the Bank's total federal pre-1988 reserve was $1.1 million. This reserve reflects the cumulative effects of federal tax deductions by the Bank for which no federal income tax provision has been made.

         Minimum Tax. The Code imposes an alternative minimum tax ("AMT") at a rate of 20% on a base of regular taxable income plus certain tax preferences ("alternative minimum taxable income" or "AMTI"). The AMT is payable to the extent such AMTI is in excess of an exemption amount. Net operating losses can offset no more than 90% of AMTI. Certain payments of alternative minimum tax may be used as credits against regular tax liabilities in future years. The Bank has not been subject to the alternative minimum tax and has no such amounts available as credits for carryover.

         Net Operating Loss Carryovers. A financial institution may carry back net operating losses to the preceding two taxable years and forward to the succeeding 20 taxable years. This provision applies to losses incurred in taxable years beginning after 1996. At March 31, 1998, the Bank had no net operating loss carryforwards for federal income tax purposes.

         Corporate Dividends-Received Deduction. The Stock Company may exclude from its income 100% of dividends received from the Bank as a member of the same affiliated group of corporations. Following completion of the reorganization and Offering, it is expected that the Mutual Company will own less than 80% of the outstanding common stock of the Stock Company. As such, the Mutual Company will not be permitted to file a consolidated federal income tax return with the Stock Company and the Bank. The corporate dividends-received deduction is 80% in the case of dividends received from corporations with which a corporate recipient does not file a consolidated return, and corporations which own less than 20% of the stock of a corporation distributing a dividend may deduct only 70% of dividends received or accrued on their behalf.

State Taxation

         Massachusetts State Taxation. For Massachusetts income tax purposes, a consolidated tax return cannot be filed. Instead, the Bank and each of its subsidiaries file an annual income tax return. The Bank is subject to an annual Massachusetts excise tax at a rate of 11.32% of its net income currently and declining in increments to 10.50% for the fiscal year ending June 30, 2000. In addition, the Bank's two wholly owned subsidiaries are both securities corporations and, accordingly, are subject to an excise tax at the rate of 1.32% of its gross income. For these purposes, Massachusetts net income is defined as gross income from all sources without any exclusions, less the following deductions: all deductions (but not credits) which are allowable under the Code except for those deductions under the Code relating to (1) dividends received,
(2) losses sustained in other taxable years and (3) taxes on or measured by income, franchise taxes for the privilege of doing business and capital stock taxes imposed by any state of the United States, the District of Columbia, the Commonwealth of Puerto Rico, any territory or possession of the United States or any foreign country, or a political subdivision of any of the foregoing. The Bank is not permitted to carry its losses forward or back for Massachusetts tax purposes. The Stock Company may apply to the Massachusetts Department of Revenue to be classified as a Massachusetts security corporation. Bank holding companies that are so classified are subject to a state tax rate of 0.33% of gross income.

                                   REGULATION
General

         The Bank is a Massachusetts-chartered stock savings bank and its deposit accounts are insured up to applicable limits by the Bank Insurance Fund ("BIF") of the FDIC and by the Depositors Insurance Fund. The Bank is subject to extensive regulation by the Massachusetts Division of Banks as its chartering agency, and by the FDIC, as its deposit insurer. The Bank is required to file reports with, and is periodically examined by, the FDIC and the Division concerning its activities and financial condition and must obtain regulatory approvals prior to entering into certain transactions, including, but not limited to, mergers with or acquisitions of other savings institutions. The Bank is a member of the Federal Home Loan Bank of Boston and is subject to certain limited regulation by the Board of Governors of the Federal Reserve System. As bank holding companies, the Mutual Company is and the Stock Company will be subject to regulation by the FRB and the Division and required to file reports with such regulatory bodies. Any change in such regulations, whether by the Division, the FDIC, or the FRB could have a material adverse impact on the Bank, the Stock Company, or the Mutual Company. Certain of the regulatory requirements applicable to the Bank, the Stock Company and the Mutual Company are referred to below or elsewhere herein.

Massachusetts Bank Regulation

         As a  Massachusetts-chartered  savings  bank,  the Bank is  subject  to
supervision,   regulation  and  examination  by  the  Division  and  to  various
Massachusetts statutes and regulations which govern, among other things, investment powers, lending and deposit-taking activities, borrowings, maintenance of surplus and reserve accounts, distribution of earnings, and payment of dividends. In addition, the Bank is subject to Massachusetts consumer protection and civil rights laws and regulations. The Division's approval is required for a Massachusetts bank to establish or close branches, merge with other banks, organize a holding company, issue stock and undertake certain other activities.

         Parity Regulation. Massachusetts regulation on parity with national banks establishes procedures allowing state-chartered banks to exercise additional or more flexible parallel powers granted to national banks under federal law which are otherwise not permitted under state law. Under the parity regulation, a bank which is either "adequately capitalized" or "well capitalized," which has not been informed in writing by the Commissioner or an applicable federal bank regulatory agency that it has been designated to be in "troubled condition," and which has received as least a "satisfactory" CRA rating (as defined below) during its most recent examination by the Commissioner or other applicable federal banking regulatory agency may engage in certain activities in which Massachusetts chartered banks ordinarily may not engage. Such activities include, but are not limited to, the establishment of temporary branch offices, investment in corporate affiliates and subsidiaries, engagement in lease

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financing  transactions,  investment in community development and public welfare projects,  and the  provision  of tax  planning  and  preparation,  payroll  and financial planning services, among others. The procedures and requirements for engaging in such activities range from an application process or expedited review and notice process to no application or notice whatsoever. The applicable procedures and requirements vary according to the nature of the activity to be engaged in and the capitalization of the bank. As of the date of the prospectus,
the  Bank  was   "adequately   capitalized,"   had  received  a  CRA  rating  of
"satisfactory" and was not in "troubled condition" and was therefore eligible to engage in certain of the above-referenced activities, subject to the applicable procedures and requirements of Massachusetts Regulation.

         Investment Activities. As a Massachusetts-chartered savings bank, the Bank may invest in preferred and common stock of any corporation provided such investments do not involve control of any corporation and do not, in the aggregate, exceed 4% of the Bank's deposits. Subject to certain limits, a Massachusetts-chartered savings bank may invest up to 7% of its deposits in investments not otherwise legally permitted, provided that any such amounts which exceed 3% of deposits must be invested in companies organized for the purpose of acquiring, constructing, rehabilitating, leasing, financing and disposing of housing, and no investment in the equity securities or debt securities of any one issuer made pursuant to such authority may exceed 2% of the bank's deposits.

         Regulatory Enforcement Authority. Any Massachusetts bank that does not operate in accordance with the regulations, policies and directives of the Commissioner may be subject to sanctions for non-compliance, including seizure of the property and business of the bank and suspension or revocation of its charter. The Commissioner may under certain circumstances suspend or remove officers or directors who have violated the law, conducted the Bank's business in a manner which is unsafe, unsound or contrary to the depositors' interests, or been negligent in the performance of their duties. In addition, upon finding that a bank has engaged in an unfair or deceptive act or practice, the Commissioner may issue an order to cease and desist and impose a fine on the bank concerned. Finally, Massachusetts consumer protection and civil rights statutes applicable to the Bank permit private individual and class action law suits and provide for the rescission of consumer transactions, including loans, and the recovery of statutory and punitive damages and attorneys' fees in the case of certain violations.

         Depositors Insurance Fund. All Massachusetts-chartered savings banks are required to be members of the Depositors Insurance Fund, a corporation that insures savings bank deposits not covered by federal deposit insurance. The DIF is authorized to charge savings banks an annual assessment of up to 1/16th of 1% of a savings bank's deposits.

Insurance of Accounts and Regulation by the FDIC

         The Bank is a member of the BIF, which is administered by the FDIC. Deposits are insured up to applicable limits by the FDIC and such insurance is backed by the full faith and credit of the U.S. Government. As insurer, the FDIC charges deposit insurance premiums and is authorized to conduct examinations of and to require reporting by FDIC-insured institutions. It also may prohibit any FDIC-insured institution from engaging in any activity the FDIC determines by regulation or order to pose a risk to the insurance fund. The FDIC also has the authority to initiate enforcement actions against savings banks, after giving the Commissioner an opportunity to take such action, and may terminate deposit insurance if it determines that the institution has engaged or is engaging in unsafe or unsound practices, or is in an unsafe or unsound condition.

         The FDIC has authority under federal law to appoint a conservator or receiver for an insured bank under certain circumstances. The FDIC is required, with certain exceptions, to appoint a receiver or conservator for an insured state bank if that bank was "critically undercapitalized" on average during the calendar quarter beginning 270 days after the date on which the bank became "critically undercapitalized." For this purpose, "critically undercapitalized" means having a ratio of tangible capital to total assets of less than 2%. See "--Prompt Corrective Action." The FDIC may also appoint a conservator or receiver for a state bank on the basis of the institution's financial condition or upon the occurrence of certain events, including: (i) insolvency (whereby the assets of the bank

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



are less than its liabilities to depositors and others); (ii) substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices; (iii) existence of an unsafe or unsound condition to transact business; (iv) likelihood that the bank will be unable to meet the demands of its depositors or to pay its obligations in the normal course of business; and
(v) insufficient capital, or the incurring or likely incurring of losses that will deplete substantially all of the institution's capital with no reasonable prospect of replenishment of capital without federal assistance.

         In September 1995, the BIF achieved its statutorily mandated reserve levels. As a result, in 1995 the FDIC issued a final rule effective with respect to the semi-annual premium assessment beginning January 1, 1996, which reduced deposit insurance premiums for BIF member institutions to zero basis points (subject to an annual minimum of $2,000) for institutions in the lowest risk category. Deposit insurance premiums for Savings Association Insurance Fund ("SAIF") members were maintained at 23 basis points for institutions in the lowest risk category because the SAIF had not achieved its required statutory reserve levels.

         On September 30, 1996, legislation was enacted to eliminate the premium differential between SAIF-insured institutions and BIF-insured institutions by recapitalizing the SAIF to the required ratio of 1.25% of insured deposits. The legislation provided (i) that the holders of SAIF-assessable deposits pay a one-time special assessment to recapitalize the SAIF, (ii) for the merger of the BIF and the SAIF, with such merger being conditioned upon the prior elimination of the thrift charter, and (iii) that BIF-insured institutions would share in part in the obligation to repay Financing Corporation bonds that were issued in 1987 to help finance losses to the former insurance fund for state and federal savings associations.

         Following the imposition of the one-time special assessment, the FDIC lowered assessment rates for SAIF members to reduce the disparity in the assessment rates paid by BIF and SAIF members. From 1997 through 1999, FDIC-insured institutions will pay approximately 1.3 basis points of their BIF-assessable deposits and 6.4 basis points of their SAIF-assessable deposits to fund the Financing Corporation bonds. The Bank's insurance premium, which had amounted to the minimum $2,000 annual fee for its BIF-insured deposits, was increased to 1.3 basis points.

Regulatory Capital Requirements

         FDIC-insured savings banks are subject to risk-based capital guidelines that establish a framework for making regulatory capital requirements more sensitive to the risk profiles of each institution. The Bank is required to maintain certain levels of regulatory capital in relation to risk-weighted assets. The ratio of such regulatory capital to risk- weighted assets is referred to as the Bank's "risk-based capital ratio." Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items to four risk-weighted categories ranging from 0% to 100%, with higher levels of capital being required for the categories perceived as representing greater risk.

         These guidelines divide a savings bank's capital into two tiers. The first tier ("Tier I") includes common equity, retained earnings, certain non-cumulative perpetual preferred stock (excluding auction rate issues) and minority interests in equity accounts of consolidated subsidiaries, less goodwill and other intangible assets (except mortgage servicing rights and purchased credit card relationships subject to certain limitations). Supplementary ("Tier II") capital includes, among other items, cumulative perpetual and long-term limited-life preferred stock, mandatory convertible securities, certain hybrid capital instruments, term subordinated debt and the allowance for loan and lease losses, subject to certain limitations, less required deductions. Savings banks are required to maintain a total risk-based capital ratio equal to at least 8% of risk-weighted assets, of which at least 4% must be Tier I capital.

         In addition, the FDIC has established regulations prescribing a minimum Tier I leverage capital ratio (Tier I capital to adjusted total assets as specified in the regulations). These regulations provide for a minimum Tier I leverage ratio of 3% for banks that meet certain specified criteria, including that they have the highest examination rating and are not experiencing or anticipating significant growth. All other banks are required to maintain a Tier I leverage ratio of 3% plus an additional cushion of at least 100 to 200 basis points. The FDIC may, however, set higher

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



leverage and risk-based capital requirements on individual institutions when particular circumstances warrant. Savings banks experiencing or anticipating significant growth are expected to maintain capital ratios, including tangible capital positions, well above the minimum levels.

         The FDIC has also proposed that a bank's interest rate risk exposure should be quantified using either the measurement system set forth in the proposal or the institution's internal model for measuring such exposure. Management of the Bank has not determined what effect, if any, the proposed interest rate risk component would have on the Bank's capital if adopted as proposed.

Standards for Safety and Soundness

         The federal banking agencies have adopted a final regulation and Interagency Guidelines Prescribing Standards for Safety and Soundness ("Guidelines") to implement the safety and soundness standards required under federal law. The Guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The standards set forth in the Guidelines address internal controls and information systems; internal audit program; credit underwriting; loan documentation; interest rate risk exposure; asset growth; and compensation, fees and benefits. The agencies also adopted additions to the Guidelines which require institutions to examine asset quality and earnings standards. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the Guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard, as required by federal law. The final regulations establish deadlines for the submission and review of such safety and soundness compliance plans.

Limitations on Dividends and Other Capital Distributions

         The FDIC has the authority to use its enforcement powers to prohibit a savings bank from paying dividends if, in its opinion, the payment of dividends would constitute an unsafe or unsound practice. Federal law also prohibits the payment of dividends by a bank that will result in the bank failing to meet its applicable capital requirements on a pro forma basis. Massachusetts law also restricts the Bank from declaring a dividend which would reduce its capital below (i) the amount required to be maintained by state and federal law and regulations, or (ii) the amount of the Bank's liquidation account established in connection with the Reorganization.

Prompt Corrective Action

         The federal banking agencies have promulgated regulations to implement the system of prompt corrective action required by federal law. Under the regulations, a bank shall be deemed to be (i) "well capitalized" if it has total risk-based capital of 10.0% or more, has a Tier I risk-based capital ratio of 6.0% or more, has a Tier I leverage capital ratio of 5.0% or more and is not subject to any written capital order or directive; (ii) "adequately capitalized" if it has a total risk-based capital ratio of 8.0% or more, a Tier I risk-based capital ratio of 4.0% or more and a Tier I leverage capital ratio of 4.0% or more (3.0% under certain circumstances) and does not meet the definition of "well capitalized"; (iii) "undercapitalized" if it has a total risk-based capital ratio that is less than 8.0%, a Tier I risk-based capital ratio that is less than 4.0% or a Tier I leverage capital ratio that is less than 4.0% (3.0% under certain circumstances); (iv) "significantly undercapitalized" if it has a total risk-based capital ratio that is less than 6.0%, a Tier I risk-based capital ratio that is less than 3.0% or a Tier I leverage capital ratio that is less than 3.0%; and (v) "critically undercapitalized" if it has a ratio of tangible equity to total assets that is equal to or less than 2.0%. Federal law and regulations also specify circumstances under which a federal banking agency may reclassify a well capitalized institution as adequately capitalized and may require an adequately capitalized institution to comply with supervisory actions as if it were in the next lower category (except that the FDIC may not reclassify a significantly undercapitalized institution as critically undercapitalized).


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



         "Undercapitalized" banks are subject to growth, capital distribution (including dividend) and other limitations and are required to submit a capital restoration plan. A bank's compliance with such plan is required to be guaranteed by any company that controls the undercapitalized institution. If an "undercapitalized" bank fails to submit an acceptable plan, it is treated as if it is "significantly undercapitalized." "Significantly undercapitalized" banks are subject to one or more of a number of additional restrictions, including an order by the FDIC to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets and cease receipt of deposits from correspondent banks or to dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by a parent holding company.

         Based on the foregoing, the Bank is currently classified as a "well capitalized" savings institution.

Activities and Investments of Insured State-Chartered Banks

         Federal law generally limits the activities and equity investments of FDIC-insured, state-chartered banks to those that are permissible for national banks, notwithstanding state laws. Under regulations dealing with equity investments, an insured state bank generally may not, directly or indirectly, acquire or retain any equity investment of a type, or in an amount, that is not permissible for a national bank. An insured state bank is not prohibited from, among other things: (i) acquiring or retaining a majority interest in a subsidiary; (ii) investing as a limited partner in a partnership, the sole purpose of which is direct or indirect investment in the acquisition, rehabilitation, or new construction of a qualified housing project, provided that such limited partnership investments may not exceed 2% of the bank's total assets; (iii) acquiring up to 10% of the voting stock of a company that solely provides or reinsures directors', trustees' and officers' liability insurance coverage or bankers' blanket bond group insurance coverage for insured depository institutions; and (iv) acquiring or retaining, through a subsidiary, up to 10% of the voting shares of a depository institution if certain requirements are met.

         Federal law and FDIC regulations permit certain exceptions to the foregoing limitations. For example, certain state-chartered banks, such as the Bank, may continue to invest, up to certain limits, in common or preferred stock listed on a National Securities Exchange or the National Market System of NASDAQ, and in the shares of an investment company registered under the Investment Company Act of 1940, as amended. Such banks may also continue to sell savings bank life insurance. As of March 31, 1998, the Bank had marketable equity securities with a cost of $2.7 million pursuant to this exception.

Transactions with Affiliates and Insiders of the Bank

         Under current federal law, transactions between depository institutions and their affiliates are governed by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a savings bank is any company or entity that controls, is controlled by, or is under common control with the savings bank, other than a subsidiary. In a holding company context, at a minimum, the parent holding company of a savings bank and any companies which are controlled by such parent holding company are affiliates of the savings bank. Generally, Section 23A limits the extent to which the savings bank or its subsidiaries may engage in "covered transactions" with any one affiliate to an amount equal to 10% of such savings bank's capital stock and surplus, and contains an aggregate limit on all such transactions with all affiliates to an amount equal to 20% of such capital stock and surplus. The term "covered transaction" includes the making of loans or other extensions of credit to an affiliate; the purchase of assets from an affiliate; the purchase of, or an investment in, the securities of an affiliate; the acceptance of securities of an affiliate as collateral for a loan or extension of credit to any person; or issuance of a guarantee, acceptance or letter of credit on behalf of an affiliate. Section 23A also establishes specific collateral requirements for loans or extensions of credit to, or guarantees, acceptances or letters of credit issued on behalf of an affiliate.
Section 23B requires that covered transactions and a broad list of other specified transactions be on terms substantially the same, or no less favorable, to the savings bank or its subsidiary as similar transactions with nonaffiliates.


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         Further,  Section 22(h) of the Federal  Reserve Act restricts a savings bank with respect to loans to directors, executive officers and principal stockholders. Under Section 22(h), loans to directors, executive officers and stockholders who control, directly or indirectly, 10% or more of voting securities of a savings bank, and certain related interests of any of the foregoing, may not exceed, together with all other outstanding loans to such persons and affiliated entities, the savings bank's total capital and surplus.
Section 22(h) also prohibits loans above amounts prescribed by the appropriate federal banking agency to directors, executive officers and shareholders who control 10% or more of voting securities of a stock savings bank, and their respective related interests, unless such loan is approved in advance by a majority of the board of directors of the savings bank. Any "interested" director may not participate in the voting. The loan amount (which includes all other outstanding loans to such person) as to which such prior board of director approval is required, is the greater of $25,000 or 5% of capital and surplus or any loans over $500,000. Further, pursuant to Section 22(h), loans to directors, executive officers and principal shareholders must generally be made on terms substantially the same as offered in comparable transactions to other persons.
Section 22(g) of the Federal Reserve Act places additional limitations on loans to executive officers.

Holding Company Regulation

         General. Upon consummation of the reorganization, the Stock Company, as the sole shareholder of the Bank, will a become bank holding company. The Mutual Company will remain a bank holding company as the indirect controlling shareholder of the Bank. Bank holding companies are subject to comprehensive regulation and regular examinations by the FRB and the Division. The FRB also has extensive enforcement authority over bank holding companies, including, among other things, the ability to assess civil money penalties, to issue cease and desist or removal orders and to require that a holding company divest subsidiaries (including its bank subsidiaries). In general, enforcement actions may be initiated for violations of law and regulations and unsafe or unsound practices. As a savings bank, the Bank may elect to have the Stock Company and the Mutual Company regulated as savings and loan holding companies by the Office of Thrift Supervision ("OTS"). Regulation as a savings and loan holding company would require application to, and prior approval of, the OTS.

         After consummation of the reorganization and Offering, the Stock Company will be subject to capital adequacy guidelines for bank holding companies (on a consolidated basis) which are substantially similar to those of the FDIC for the Bank. On a pro forma consolidated basis after the reorganization and Offering, the Stock Company's pro forma stockholders' equity will exceed these requirements.

         Under FRB policy, a bank holding company must serve as a source of strength for its subsidiary bank. Under this policy, the FRB may require, and has required in the past, a holding company to contribute additional capital to an undercapitalized subsidiary bank.

         A bank holding company must obtain Massachusetts Board of Bank Incorporation and FRB approval before: (i) acquiring, directly or indirectly, ownership or control of any voting shares of another bank or bank holding company if, after such acquisition, it would own or control more than 5% of such shares (unless it already owns or controls the majority of such shares); (ii) acquiring all or substantially all of the assets of another bank or bank holding company; or (iii) merging or consolidating with another bank holding company.

         The Bank Holding Company Act also prohibits a bank holding company, with certain exceptions, from acquiring direct or indirect ownership or control of more than 5% of the voting shares of any company which is not a bank or bank holding company, or from engaging directly or indirectly in activities other than those of banking, managing or controlling banks, or providing services for its subsidiaries. The principal exceptions to these prohibitions involve certain non-bank activities which, by statute or by FRB regulation or order, have been identified as activities closely related to the business of banking or managing or controlling banks. The list of activities permitted by the FRB includes, among other things, operating a savings institution, mortgage company, finance company, credit card company or factoring company; performing certain data processing operations; providing certain investment and financial advice; underwriting and acting as an insurance agent for certain types of credit-related insurance; leasing

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



property on a full-payout, non-operating basis; selling money orders, travelers' checks and United States Savings Bonds; real estate and personal property appraising; providing tax planning and preparation services; and, subject to certain limitations, providing securities brokerage services for customers. The Stock Company and the Mutual Company have no present plans to engage in any of these activities.

         Interstate Banking and Branching. Federal law allows the FRB to approve an application of an adequately capitalized and adequately managed bank holding company to acquire control of, or acquire all or substantially all of the assets of, a bank located in a state other than such holding company's home state, without regard to whether the transaction is prohibited by the laws of any state. The FRB may not approve the acquisition of the bank that has not been in existence for the minimum time period (not exceeding five years) specified by the statutory law of the host state. The FRB is prohibited from approving an application if the applicant (and its depository institution affiliates) controls or would control more than 10% of the insured deposits in the United States or 30% or more of the deposits in the target bank's home state or in any state in which the target bank maintains a branch. Individual states continue to have authority to limit the percentage of total insured deposits in the state which may be held or controlled by a bank or bank holding company to the extent such limitation does not discriminate against out-of-state banks or bank holding companies. Individual states may also waive the 30% state-wide concentration limit referred to above.

         Additionally, beginning on June 1, 1997, the federal banking agencies were authorized to approve interstate merger transactions without regard to whether such transactions are prohibited by the law of any state, unless the home state of one of the banks "opted out" by adopting a law which applies equally to all out-of-state banks and expressly prohibits merger transactions involving out-of-state banks. Interstate acquisitions of branches are permitted only if the law of the state in which the branch is located permits such acquisitions.

         In 1996, the Massachusetts legislature enacted a new interstate banking statute pursuant to which an out-of-state bank may (subject to various regulatory approvals and to reciprocity in its home state) establish and maintain bank branches in Massachusetts by (i) merging with a Massachusetts bank that has been in existence for at least three years, (ii) acquiring a branch or branches of a Massachusetts bank without acquiring the entire bank, or (iii) opening such branches de novo. Massachusetts banks' ability to exercise similar interstate banking powers in other states depend upon the laws of the other states. For example, according to the law of the bordering state of New Hampshire, out-of-state banks may acquire New Hampshire banks by merger, but may not acquire individual branches or establish de novo bank branches in New Hampshire.

         Federal law authorizes the FDIC to approve interstate branching de novo by national and state banks, respectively, only in states which specifically allow for such branching. The appropriate federal banking agencies are required to prescribe regulations which prohibit any out-of-state bank from using the interstate branching authority primarily for the purpose of deposit production. The FDIC and FRB have adopted such regulations. These regulations include guidelines to ensure that interstate branches operated by an out-of-state bank in a host state are reasonably helping to meet the credit needs of the communities which they serve. Should the FDIC determine that a bank's interstate branch is not reasonably helping to meet the credit needs of the communities serviced by the interstate branch, the FDIC is authorized to close the interstate branch or not permit the bank to open a new branch in the state in which the bank previously opened an interstate branch.

         Dividends. The FRB has issued a policy statement on the payment of cash dividends by bank holding companies, which expresses the FRB's view that a bank holding company should pay cash dividends only to the extent that the holding company's net income for the past year is sufficient to cover both the cash dividends and a rate of earnings retention that is consistent with the holding company's capital needs, asset quality and overall financial condition. The FRB also indicated that it would be inappropriate for a company experiencing serious financial problems to borrow funds to pay dividends. Furthermore, under the prompt corrective action regulations adopted by the FRB, the FRB may prohibit a bank holding company from paying any dividends if the holding company's bank subsidiary is classified as "undercapitalized." See "--Regulatory Capital Requirements."

         Bank holding companies are required to give the FRB prior written notice of any purchase or redemption of its outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the consolidated net worth of the bank holding company. The FRB may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe or unsound practice or would violate any law, regulation, FRB order, or any condition imposed by, or written agreement with, the FRB. This notification requirement does not apply to any company that meets the well-capitalized standard for commercial banks, has a safety and soundness examination rating of at least a "2" and is not subject to any unresolved supervisory issues.

         Dividend Waivers by the Mutual Company. It has been the policy of many mutual holding companies to waive the receipt of dividends declared by their savings institution subsidiary. In connection with its approval of mutual holding company reorganizations since 1994, however, the FRB has imposed certain conditions on the waiver of dividends by mutual holding companies declared on the common stock of subsidiary savings banks, and the Mutual Company expects that the FRB will impose such conditions on any dividend waivers by the Mutual Company on the common stock of the Stock Company.

         In particular, it is expected that the FRB will require that the amount of any waived dividends will not be available for payment to Minority Stockholders and will be excluded from capital for purposes of calculating dividends payable to Minority Stockholders. Moreover, the cumulative amount of waived dividends must be maintained in a restricted capital account which would be added to any liquidation account of the Bank in the event of a Conversion Transaction, and would not be available for distribution to Minority Stockholders. The restricted capital account and liquidation account amounts would not be reflected in the Bank's financial statements or the notes thereto, but would be considered as a notational or memorandum account of the Bank, and would be maintained in accordance with the rules, regulations and policy of the Office of Thrift Supervision except that such rules would be administered by the FRB, and any other rules and regulations adopted by the FRB. The stock issuance plan also provides that if the Mutual Company converts to stock form in the future, any waived dividends may reduce the Minority Ownership Interest following such Conversion Transaction. See "The Reorganization and Offering--Conversion of Mutual Company to Stock Form."

          If the Mutual Company decides that it is in its best interest to waive a particular dividend to be paid by the Stock Company, and the FRB and the Division approve such waiver, then the Stock Company would pay such dividend only to Minority Stockholders, and the amount of the dividend waived by the Mutual Company would be treated in the manner described above. The Mutual Company's decision as to whether or not to waive a particular dividend, if such waiver is approved by the FRB and the Division, will depend on a number of factors, including the Mutual Company's capital needs, the investment alternatives available to the Mutual Company as compared to those available to the Stock Company, and regulatory approvals. There can be no assurance (i) that after the reorganization the Mutual Company will waive dividends paid by the Stock Company, (ii) that the FRB and the Division will approve any dividend waivers by the Mutual Company or (iii) of the terms that may be imposed by the FRB or the Division on any dividend waiver.

Federal Securities Law

         The common stock of the Stock Company to be issued in the Offering will be registered with the Securities and Exchange Commission ("SEC") under the Exchange Act. The Stock Company will be subject to the information, proxy solicitation, insider trading restrictions and other requirements of the SEC under the Exchange Act.

         Stock Company common stock held by persons who are affiliates (generally officers, directors and principal stockholders) of the Stock Company may not be resold without registration, unless such common stock is sold in accordance with certain resale restrictions. If the Stock Company meets specified current public information requirements, each affiliate of the Stock Company is able to sell in the public market, without registration, a limited number of shares in any three-month period.

Federal Reserve System

         The FRB requires all depository institutions to maintain noninterest-bearing reserves at specified levels against their transaction accounts (primarily checking, NOW and Super NOW checking accounts). At March 31, 1998, the Bank was in compliance with these reserve requirements. Savings banks are authorized to borrow from the Federal Reserve Bank "discount window," but FRB regulations require savings banks to exhaust other reasonable alternative sources of funds, including FHLB borrowings, before borrowing from the Federal Reserve Bank.

Community Reinvestment Act

         Under the Community Reinvestment Act, as amended (the "CRA"), as implemented by FDIC regulations, a savings bank has a continuing and affirmative obligation, consistent with its safe and sound operation, to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the FDIC, in connection with its examination of a savings institution, to assess the institution's record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution, including applications to acquire branches and other financial institutions. The CRA requires the FDIC to provide a written evaluation of an institution's CRA performance utilizing a four-tiered descriptive rating system. The Bank's latest CRA rating was "satisfactory."

         Massachusetts has its own statutory counterpart to the Community Reinvestment Act which is also applicable to the Bank. The Massachusetts version is generally similar to the Community Reinvestment Act but utilizes a five-tiered descriptive rating system. Massachusetts law requires the Commissioner to consider, but not be limited to, a bank's record of performance under Massachusetts law in considering any application by the bank to establish a branch or other deposit-taking facility, to relocate an office, or to merge or consolidate with or acquire the assets and assume the liabilities of any other banking institution. The Bank's most recent rating under the Massachusetts law was "satisfactory."

Consumer Protection and Fair Lending Regulations

         The Bank is subject to a variety of federal and Massachusetts statutes and regulations that are intended to protect consumers and prohibit discrimination in the granting of credit. These statutes and regulations provide for a range of sanctions for non-compliance, including imposition of administrative fines and remedial orders, and referral to the Attorney General for prosecution of a civil action for actual and punitive damages and injunctive relief. Certain of these statutes authorize private individual and class action lawsuits and the award of actual, statutory and punitive damages and attorneys' fees for certain types of violations.

Federal Home Loan Bank System

         The Bank is a member of the FHLB of Boston, which is one of 12 regional FHLBs, that administers the home financing credit function of savings institutions. Each FHLB serves as a reserve or central bank for its members within its assigned region. It is funded primarily from proceeds derived from the sale of consolidated obligations of the FHLB System. It makes loans to members (i.e., advances) in accordance with policies and procedures established by the board of directors of the FHLB. These policies and procedures are subject to the regulation and oversight of the Federal Housing Finance Board. All advances from the FHLB are required to be fully secured by sufficient collateral as determined by the FHLB.

         As a member, the Bank is required to purchase and maintain stock in the FHLB of Boston. At March 31, 1998, the Bank owned $723,000 of FHLB stock. In past years, the Bank has received dividends on its FHLB stock.

The dividend yield from FHLB stock was 6.48% for the year ended December 31, 1997. No assurance can be given that such dividends will continue in the future at such levels.

         Under federal law, the FHLBs are required to provide funds for the resolution of troubled savings institutions and to contribute to low and moderately priced housing programs through direct loans or interest subsidies on advances targeted for community investment and low- and moderate-income housing projects. These contributions have affected adversely the level of FHLB dividends paid and could continue to do so in the future. These contributions could also have an adverse effect on the value of FHLB stock in the future. A reduction in value of the Bank's FHLB stock may result in a corresponding reduction in the Bank's capital.

                         MANAGEMENT OF THE STOCK COMPANY

Directors of the Stock Company

         The Board of Directors of the Stock Company currently consists of 16 members, each of whom is currently serving as a trustee of the Mutual Company. The current directors are as follows:

Name                                       Age (1)           Term Expires
---------------------------                -------           ------------
Kelly A. Adler                               37                  2000
Harold W. Bemis                              71                  1998
William L. Casey                             49                  1998
Paul J. DeSimone                             65                  1999
John G. Dugan                                47                  1998
Richard Giusti                               53                  1999
John Hasenjaeger                             55                  1998
Robert J. Heavey                             68                  1998
Thomas R. Howie                              55                  1999
Kenneth C.A. Isaacs                          45                  2000
Paul V. Kenney                               35                  2000
Eugene R. Liscombe                           52                  2000
James W. Murphy                              63                  1999
Robert A. Matson                             38                  2000
Lawrence E. Novick                           58                  1998
Eugene G. Stone                              62                  2000
---------------
(1) As of March 31, 1998.

         Each director of the Stock Company has served as such since the Stock Company's incorporation in June 1998. Directors of the Stock Company will serve three-year staggered terms so that approximately one-third of the directors will be elected at each annual meeting of stockholders.

         The reorganization and the Offering will not result initially in an increase in the total compensation currently paid to directors of the Bank. Such compensation, however, will be paid in part by the Mutual Company, the Stock Company and the Bank based on the services performed by such individuals for such entities. Subsequent to the reorganization and the Offering, compensation of the directors of the Stock Company may be increased to reflect the additional responsibilities of directors of a stock company with public stockholders.

Executive Officers of the Stock Company

         The following individuals are executive officers of the Stock Company and hold the offices set forth below opposite their respective names. The biographical information for each executive officer is set forth under "Management of the Bank--Biographical Information."


Name                         Age (1)       Position
----                         -------       --------
Eugene G. Stone                 62         President and Chief Executive Officer
Warren W. Chase, Jr.            51         Vice President and Treasurer
Michael A. Dalrymple            53         Vice President
John J. Mogan, Jr.              55         Vice President
Pamela J. Mozynski              34         Vice President
Daniel G. Trombley              48         Vice President
---------------
(1) As of March 31, 1998.

         The Board of Directors of the Stock Company shall appoint a President, a Chief Executive Officer, and one or more Vice Presidents after the annual meeting of stockholders. The Board of Directors may appoint such other officers from time to time as it may deem proper.

         Since the formation of the Stock Company, none of the executive officers has received remuneration from the Stock Company. It is not anticipated that the executive officers of the Stock Company will initially receive any remuneration in his or her capacity as an executive officer. For information concerning compensation of executive officers of the Bank, see "Management of the Stock Bank."

Board of Directors and Committees of the Stock Company

         The Board of Directors of the Stock Company is expected to meet quarterly following the reorganization and Offering, or more often as may be necessary. The directors of the Stock Company will receive a $1,000 annual retainer fee for serving on the Stock Company's Board of Directors.

         The Board of Directors initially is expected to have, among others, a standing Executive Committee and Audit Committee. The Stock Company's full Board of Directors will act as the Nominating Committee, or may appoint a Nominating Committee. The Stock Company does not intend initially to have a Compensation Committee, as it is not anticipated that the officers of the Stock Company will initially be compensated as such.

         The Executive Committee initially will consist of directors Kelly A. Adler, William L. Casey, Richard Giusti, Kenneth C.A. Isaacs, Robert A. Matson, Lawrence E. Novick and Eugene G. Stone. The Executive Committee is expected to meet as necessary when the Board is not in session to exercise general control and supervision in all matters pertaining to the interests of the Stock Company, subject at all times to the direction of the Board of Directors.

         The Audit Committee initially will consist of directors John G. Dugan, Eugene R. Liscombe, and Thomas R. Howie. The Audit Committee is expected to meet at least quarterly to examine and approve the audit report prepared by the independent auditors of the Stock Company, to review and to recommend the independent auditors to be engaged by the Stock Company, to review the internal accounting controls of the Stock Company, and to review and approve audit policies.

Indemnification and Limitation of Liability

         The Articles of Organization of the Stock Company provide that a director or officer of the Stock Company shall be indemnified by the Stock Company to the fullest extent authorized by Massachusetts law against all expenses, liability and loss reasonably incurred or suffered by such person in connection with his activities as a director or officer or as a director or officer of another company, if the director or officer held such position at the request of the Stock Company. Massachusetts law requires that such director, officer, employee or agent, in order to be indemnified, must have acted in good faith and in a manner reasonably believed to be not opposed to the best interests of the Stock Company and, with respect to any criminal action or proceeding, either had reasonable cause to believe such conduct was lawful or did not have reasonable cause to believe his conduct was unlawful.

         The Articles of Organization and Massachusetts law also provide that the Stock Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Stock Company or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Stock Company has the power to indemnify such person against such expense, liability or loss under Massachusetts law. The Stock Company intends to obtain such insurance.

         Finally, the Articles of Organization provide that no director of the Stock Company shall be personally liable to the Stock Company or its stockholders for monetary damages for breach of fiduciary duty as a director notwithstanding any provision of law imposing such liability, provided that the Articles of Organization do not eliminate or limit any liability of a director
(i) for breach of such director's duty of loyalty to the Stock Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) with respect to any transaction from which the director derived an improper personal benefit, (iv) for voting to approve the loan of Stock Company assets to Stock Company officers or directors, unless such loan could reasonably be expected to benefit the Stock Company, or (v) for voting to authorize a distribution to stockholders or a repurchase or redemption of common stock if such distribution, repurchase or redemption violates the Articles of Organization or renders the Stock Company insolvent.

                             MANAGEMENT OF THE BANK

Directors of the Bank

          The directors of the Bank have three year terms which are staggered to provide for the election of approximately one-third of the board members each year. Directors of the Bank will be elected by the Stock Company as sole stockholder of the Bank. The current directors of the Bank are as follows:

Director                      Age (1)       Term Expires
--------                      -------       ------------
Kelly A. Adler                  37              2002
William L. Casey                49              2001
Richard Giusti                  53              2000
Kenneth C.A. Isaacs             45              2002
Robert A. Matson                38              2002
Lawrence E. Novick              58              2001
Eugene G. Stone                 62              2001
---------------
(1) As of March 31, 1998.

Executive Officers of the Bank

         The following table sets forth certain information regarding the executive officers of the Bank.


Name                         Age (1)       Position
----                         -------       --------
Eugene G. Stone                 62         President and Chief Executive Officer
Warren W. Chase, Jr.            51         Vice President and Treasurer
Michael A. Dalrymple            53         Vice President
John J. Mogan, Jr.              55         Vice President
Pamela J. Mozynski              34         Vice President
Daniel G. Trombley              48         Vice President
Kelly A. Adler                  37         Clerk of the Board
---------------
(1) As of March 31, 1998.

         The executive officers of the Bank will be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders of the Bank. The Clerk will be elected by the stockholders of the Bank at annual meetings of the stockholders of the Bank.

Biographical Information

         Directors of the Stock Company

         Kelly A. Adler has served as a trustee of the Bank since 1995 and a member of the Bank's Audit Committee since 1996. Ms. Adler continues to serve as a trustee of the Mutual Company as a director of the Bank, and as Clerk of the Bank. Ms. Adler is an accountant and has served on several town committees in Medway, Massachusetts.

         Harold W. Bemis has served as a trustee of the Bank since 1967 and as a member of the Bank's Audit Committee from 1992 to 1994. Mr. Bemis continues to serve as a trustee of the Mutual Company. He is a retired contractor and life-long resident of Medway, Massachusetts.

         William L. Casey has served as a trustee of the Bank since 1995 and, since 1997, has served as Chairman of the Board of Trustees of the Mutual Company. Mr. Casey also serves on the Board of Directors of the Bank. He is the Corporate Manager of Credit and Sales Accounting at Analog Devices, Inc., Norwood, Massachusetts, an integrated circuit manufacturer. Mr. Casey serves on several town and community boards in Millis, Massachusetts.

         Paul J. DeSimone has served as a trustee of the Bank since 1995 and currently serves on the Board of Trustees of the Mutual Company. Mr. DeSimone is owner of DeSimone Surveying Service, a civil engineering firm in Medway, Massachusetts. Mr. DeSimone has served on the boards of a number of civic and charitable organizations.

         John G. Dugan has served as a trustee of the Bank since 1990 and continues to serve as a trustee of the Mutual Company. Mr. Dugan also serves on the Audit Committee of the Mutual Company. He is an attorney in the law firm of Dugan & Cannon of Medfield, Massachusetts, and serves as town moderator for the town of Millis. Mr. Dugan participates in a number of civic and charitable organizations.

         Richard Giusti has served as a trustee of the Bank since 1991 and served on the Bank's Audit Committee from 1994 to 1995. Mr. Giusti continues to serve as a trustee of the Mutual Company and a director of the Bank. He is Manager of Administration & Finance of the Metropolitan Machine Co., Inc., a machine company. Mr. Giusti is involved in various civic activities as well.

         John Hasenjaeger has served as a trustee of the Bank since 1995 and continues to serve as a trustee of the Mutual Company. He is owner of a real estate firm and also is a professor of management at Boston College School of Management.

         Robert J. Heavey has served as a trustee of the Bank since 1981 and served as Chairman of the Board of Trustees of the Bank from 1991 to 1994. He continues to serve as a trustee of the Mutual Company. Mr. Heavey is President and Treasurer of RJ Heavey Co., Inc., a plumbing company in Walpole, Massachusetts. He also serves several civic and charitable organizations.

         Thomas R. Howie has served as a trustee of the Bank since 1988 and served on the Bank's Board of Investment from 1990 to 1994 and on its Audit Committee since 1995. Mr. Howie continues to serve as a trustee of the Mutual Company. He is Vice President of Howie Oil Company, Inc., a heating oil distributor in Millis, Massachusetts. He is involved in various charitable and civic organizations.

         Kenneth C.A. Isaacs has served as a trustee of the Bank since 1997. He continues to serve as a trustee of the Mutual Company and also is a director of the Bank. Mr. Isaacs is a private trustee with extensive real estate experience.

         Paul V. Kenney has served as a trustee of the Bank since 1992, and continues to serve as a trustee of the Mutual Company. He is a member of the law firm Kenney and Maciolek of Medway, Massachusetts. He also serves several civic organizations.

         Eugene R. Liscombe has served as a trustee of the Bank since 1991 and served on its Board of Investment from 1991 to 1996. Mr. Liscombe also was Chairman of the Board of Trustees of the Bank from 1994 to 1996. He continues to serve as a trustee of the Mutual Company and currently serves on the Mutual Company's Audit Committee. Mr. Liscombe is a self-employed certified public accountant and is active in several civic and charitable organizations.

         Robert A. Matson has served as a trustee of the Bank since 1997 and continues to serve on the Board of Directors of the Bank. He also is a member of the Board of Trustees of the Mutual Company. Mr. Matson is self-employed as a chartered financial consultant and chartered life underwriter. He is involved in civic and charitable organizations.

         James W. Murphy has served as a trustee of the Bank since 1979 and served as Clerk of the Bank since 1992. Mr. Murphy continues to serve as a trustee of the Mutual Company. Mr. Murphy is an insurance broker for D.L. Murphy Insurance of Millis, Massachusetts.

         Lawrence E. Novick has served as a trustee of the Bank since 1992, where he also served on the Board of Investment (since 1996) and on the Audit Committee (from 1993 to 1996). Mr. Novick continues to serve as a trustee of the Mutual Company and a director of the Bank. He is a self-employed tax and financial services advisor in Holliston, Massachusetts. Mr. Novick is involved in many trade organizations and holds positions in civic and charitable organizations.

         Eugene G. Stone has served as a trustee of the Bank since 1988 and continues to serve as a trustee of the Mutual Company and a director of the Bank. He has been President and Chief Executive Officer of the Bank since 1988 and Chairman of the Bank since 1997. Mr. Stone serves on the boards of several civic and charitable organizations.

         Executive Officers of the Stock Company Who Are Not Directors

         Warren W. Chase, Jr. has served as Vice President and Treasurer of the Bank since 1995. Prior to joining the Bank, Mr. Chase, a certified public accountant, worked for 17 years for Sterling Bank, Waltham, Massachusetts as Controller and Vice President of Financial Planning. His principal areas of responsibility for the Bank include financial reporting, financial planning and liquidity management.

         Michael A. Dalrymple has been employed by the Bank since 1988, initially as the Bank's Senior Loan Officer and currently as Vice President of Residential and Consumer Lending.

         John J. Mogan, Jr. is currently Vice President of Commercial Lending and has served in that capacity for the Bank since 1990.

         Pamela J. Mozynski has been employed by the Bank since 1992 and currently serves as Vice President of Retail Banking. She is responsible for branch administration, management of the Summit Club (a banking club for customers age 50 and over) and all training for branch personnel. She is also responsible for Bank security and compliance.

         Daniel G. Trombley has been employed by the Bank since 1995 and currently serves as Vice President responsible for all deposit and loan servicing operations, systems and data processing operations. Prior to 1995, Mr. Trombley was a Senior Vice President of Quincy Savings Bank, Quincy, Massachusetts.

Meetings and Committees of the Board of the Bank

         The Board of Directors of the Bank meets bi-weekly and may have additional special meetings as may be called by the Chairman or as otherwise provided by law. During the year ended June 30, 1997, the Board held 14 meetings. No director attended fewer than 75% in the aggregate of the total number of meetings of the Board or Board committees on which such director served for the year ended June 30, 1997. The Board of Directors of the Bank has the following standing committees of the Board of Directors: Audit Committee and CRA Committee.

Compensation of Directors

         Directors of the Bank receive fees of $325 for each meeting attended. Directors of the Stock Company and Trustees of the Mutual Company are paid an annual retainer of $1,000 for their services on these Boards. Members of committees of the Board are paid a fee of $50.

         Subsequent to the consummation of the reorganization and Offering, it is expected that the level and structure of compensation paid to the Boards of Directors of the Stock Company and the Bank and committees of such Boards will be reviewed in light of the levels and structure of compensation paid to Boards of Directors and committees of similarly-situated publicly traded financial institutions. After such review, the amount of compensation paid to Board and committee members may be adjusted.

Executive Compensation

         Summary Compensation Table. The following table sets forth the cash compensation paid by the Bank as well as certain other compensation paid or accrued for services rendered in all capacities during the year ended June 30, 1997 to the Chief Executive Officer of the Bank. No other executive officers of the Bank received total annual compensation in excess of $100,000.

                                                                                 Long-term compensation
                                                                                 ----------------------
                                    Annual compensation                          Awards          Payout
                                    -------------------                          ------          ------
                                                           Other        Restricted    Options/
                                                          annual           stock        SARS                     All
         Name and                                      compensation       awards         (#)       LTIP         other
    principal position        Salary         Bonus          (2)             (3)          (4)      payouts   compensation
--------------------------  -----------   ----------  --------------   ------------  ----------  ---------  ------------
Eugene G. Stone              $115,544        $300           --              --            --         --          --
President and Chief
Executive Officer


(1) In accordance with the rules on executive officer and director compensation disclosure adopted by the SEC, Summary Compensation information is excluded for the years ended June 30, 1996 and 1995, as the Bank was not a public company during such periods.
(2) The Bank also provides certain members of senior management with the use of an automobile, club membership dues and certain other personal benefits, the aggregate value of which did not exceed the lesser of $50,000 or 10% of the total annual salary and bonus reported for each officer.
(3) Does not include potential awards pursuant to the Recognition Plan, as such awards were not earned or granted in 1997. For a discussion of the terms of such plans which are intended to be adopted by the Stock Company, see "--Compensation of Officers and Trustees through Benefit Plans--Stock Award Plan."
(4) No stock options or SARs were earned or granted in 1997. For a discussion of the Stock Option Plan which is intended to be adopted by the Stock Company, see "--Compensation of Officers and Trustees through Benefit Plans--Stock Option Plan."


         Supplemental Executive Retirement Plan. In January 1992 the Bank entered into an agreement with Eugene G. Stone, the Bank's President and Chief Executive Officer, which established a nonqualified supplemental executive retirement program ("SERP") for Mr. Stone. The SERP provides for an annual benefit of $35,375 following Mr. Stone's termination of service due to retirement on or after age 65. The annual benefit is adjusted and reduced accordingly for payment following Mr. Stone's death, disability or termination of service prior to normal retirement or upon early retirement. Benefits are payable monthly to Mr. Stone or, in the case of his death, to his beneficiary, over a period of 15 years, unless an optional form of payment available under the Bank's pension plan is elected. Payment of benefits commence upon death, early or normal retirement. In the event of disability, payment of benefits commence the later of age 65 or the termination of other disability benefits. If Mr. Stone's employment is terminated for reasons other than death, disability, or retirement, benefit payments begin at age 65. Benefits under the SERP are forfeited if Mr. Stone's service is terminated for cause. The Bank has established a rabbi trust and has made contributions to the trust sufficient to fully satisfy its benefit obligation under the SERP, however, for tax and ERISA purposes, the SERP is considered an unfunded plan.

         Deferred Compensation Plan. In November 1991 the Bank adopted a deferred compensation plan ("DCP") for the benefit of trustees who serve the Bank in an employment capacity. The DCP provides each trustee with the opportunity to defer up to 100% of their salary or fees into the DCP. In the event of a trustee's termination of employment, amounts credited to his account under the DCP will be paid to him in the form of lump sum or monthly, quarterly, semi-annual or annual cash installments in the discretion of the Bank beginning not later than 30 days following the last day of the month of termination, or within a reasonable period of time. In the event of death, amounts under the DCP will be paid to the trustee's designated beneficiaries. Benefits under the DCP are forfeited if the trustee is terminated for cause. The DCP is an unfunded plan for tax purposes and for purposes of ERISA. All obligations arising under the DCP are payable from the general assets of the Bank.

Employment and Severance Agreements

         Employment Agreements. The Bank intends to enter into employment agreements with _______________. Each of the agreements has a term of 36 months. On each anniversary date, the agreement may be extended for an additional twelve months, so that the remaining term shall be 36 months. If the agreement is not renewed, the agreement will expire 36 months following the anniversary date. Under the agreements, the current Base Salaries for ___________________ are $_______ and $_______, respectively. The Base Salary may be increased but not decreased. In addition to the Base Salary, the agreement provides for, among other things, participation in retirement plans and other employee and fringe benefits applicable to executive personnel. The agreement provides for termination by the Bank for cause at any time. In the event the Bank terminates the executive's employment for reasons other than disability, retirement, or for cause, or in the event of the executive's resignation from the Bank (such resignation to occur within the period or periods set forth in the employment agreement) upon (i) failure to re-elect the executive to his current offices,
(ii) a material change in the executive's functions, duties or responsibilities, or relocation of his principal place of employment by more than 30 miles, (iii) liquidation or dissolution of the Bank or the Stock Company, (iv) a breach of the agreement by the Bank, or (v) following a change in control of the Bank or the Stock Company, the executive, or in the event of death, his beneficiary, would be entitled to severance pay in an amount equal to three times the Base Salary and the highest bonus paid during any of the last three years. ______________________ would receive an aggregate of $___________ pursuant to their employment agreements upon a change in control of the Bank or the Stock Company, based upon current levels of compensation. The Bank would also continue the executive's life, health, dental and disability coverage for 36 months from the date of termination. In the event the payments to the executive would include an "excess parachute payment" as defined by Code Section 280G (relating to payments made in connection with a change in control), the payments would be reduced in order to avoid having an excess parachute payment.

         Under the agreement, the executive's employment may be terminated upon his retirement in accordance with any retirement policy established on behalf of the executive and with his consent. Upon the executive's retirement, he will be entitled to all benefits available to him under any retirement or other benefit plan maintained by the Bank. In the event of the executive's disability for a period of six months, the Bank may terminate the agreement provided that the Bank will be obligated to pay him his Base Salary for the remaining term of the agreement or one year, whichever is longer, reduced by any benefits paid to the executive pursuant to any disability insurance policy or similar arrangement maintained by the Bank. In the event of the executive's death, the Bank will pay his Base Salary to his named beneficiaries for one year following his death, and will also continue medical, dental, and other benefits to his family for one year. The employment agreement provides that, following his termination of employment, the executive will not compete with the Bank for a period of one year.

         Severance Agreements. The Bank will enter into severance agreements (the "Severance Agreements") with certain other officers of the Bank which provide certain benefits in the event of a change in control of the Bank or the Stock Company. Each of the Severance Agreements provides for a term of 36 months. Commencing on each anniversary date, the Board of Directors may extend any Severance Agreement for an additional year. The Severance Agreements enable the Bank to offer to designated officers certain protections against termination without cause in the event of a "change in control." For these purposes, a "change in control" is defined generally to mean: (i) consummation of a plan of reorganization, merger or sale of substantially all of the assets of the Bank or the Stock Company where the Bank or the Stock Company is not the surviving entity; (ii) changes to the Board of Directors of the Bank or the Stock Company whereby individuals who constitute the current Board cease to constitute a majority of the Board, subject to certain exceptions; (iii) a change in "control" as defined by the BHCA, in effect on the date of the Severance Agreement; (iv) a transaction or occurrence whereby any person becomes the beneficial owner of 25% or more of the voting securities of the Stock Company; and (v) a tender offer is made for 25% or more of the voting securities of the Stock Company and 25% or more of the shareholders have tendered their shares. These protections against termination without cause in the event of a change in control are frequently offered by other financial institutions, and the Bank may be at a competitive disadvantage in attracting and retaining key employees if it does not offer similar protections. Although the Severance Agreements may have the effect of making a takeover more expensive to an acquiror, the Bank believes that the benefits of enhancing the Bank's ability to attract and retain qualified management persons by offering the Severance Agreements outweighs any disadvantage of such agreements.

         Following a change in control of the Stock Company or the Bank, an officer is entitled to a payment under the Severance Agreement if the officer's employment is involuntarily terminated during the term of such agreement, other than for cause, as defined, or if the officer voluntarily terminates employment during the term of such agreement as the result of a demotion, loss of title, office or significant authority, reduction in his annual compensation or benefits, or relocation of his principal place of employment by more than 30 miles from its location immediately prior to the change in control. In the event that an officer who is a party to a Severance Agreement is entitled to receive payments pursuant to the Severance Agreement, he will receive a cash payment up to a maximum of three times the average of the three preceding years' annual base salary and bonuses. In addition to the severance payment, each covered officer is entitled to receive life, health, dental and disability coverage for a period of up to 36 months from the date of termination. Notwithstanding any provision to the contrary in the Severance Agreement, payments under the Severance Agreements are limited so that they will not constitute an excess parachute payment under Section 280G of the Internal Revenue Code.

Compensation of Officers and Trustees through Benefit Plans

         The Bank's current tax-qualified employee pension benefit plans consist of a defined benefit pension plan and a profit sharing plan with a salary deferral feature under section 401(k) of the Code. As a result of the reorganization, the Stock Company and the Bank will be able to compensate employees with stock-based compensation pursuant to the ESOP, the Recognition Plan and the Stock Option Plan described below.

         Medical, Dental, Life and Other Similar Employee Benefit Plans. The Bank provides eligible employees (i.e., generally full-time employees) with group life (after six months of employment), business travel/accident insurance, short term disability coverage, and long term disability coverage. For its eligible employees, the Bank pays 60% of the monthly premiums for group health coverage and 60% of the monthly premiums for individual and family dental coverage. The Bank pays 100% of the monthly premiums for group life insurance coverage.

         Defined Benefit Pension Plan. The Bank maintains the Savings Banks Employees Retirement Association Pension Plan, which is a qualified, tax-exempt defined benefit plan ("Retirement Plan"). All employees age 21 or older who have worked at the Bank for a period of one year and have been credited with 1,000 or more hours of service with the Bank during the year are eligible to accrue benefits under the Retirement Plan. The Bank annually contributes an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         At the normal retirement age of 65, the plan is designed to provide a single life annuity. For a married participant, the normal form of benefit is a qualified joint and survivor annuity where, upon the participant's death, the participant's spouse is entitled to receive a benefit equal to 100% of that paid during the participant's lifetime. The joint and survivor annuity will be actuarially equivalent to the single life annuity. The retirement benefit provided is an amount equal to 1.25% of a participant's average compensation for each year of service (up to a maximum of 25 years) plus .6% of such average compensation in excess of covered compensation (as defined in the Retirement
Plan) for each year of service (up to a maximum of 25 years). Retirement benefits are also payable upon retirement due to early and late retirement, disability or death. A reduced benefit is payable upon early retirement at age 62, at or after age 55 and the completion of ten years of service with the Bank, or at age 50 and the completion of 15 years of service. Upon termination of employment other than as specified above, a participant who was employed by the Bank for a minimum of three years is eligible to receive his or her accrued benefit commencing, generally, as soon as administratively possible, following termination. Benefits under the Retirement Plan are payable in various annuity forms as well as in the form of a lump sum payment. As of March 31, 1998, the most recent date for which information is available, the market value of the Retirement Plan assets equaled $385.6 million.

         The following table indicates the annual retirement benefit that would be payable under the Retirement Plan upon retirement at age 65 in calendar year 1998, expressed in the form of a single life annuity for the final average salary and benefit service classifications specified below.

                          Years of service and benefit payable at retirement
    Final                 --------------------------------------------------
   average                                                         25 years
compensation                10           15            20        and after (2)
------------             --------     --------      --------     -------------
 $  50,000             $   6,250    $   9,375     $  12,500     $  15,625
   100,000                16,742       25,113        33,484        41,854
   150,000                25,992       38,988        51,984        64,979
 160,000 (1)              27,842       41,763        55,684        69,604
------------

(1) Under present law, a retirement benefit cannot be funded based on compensation in excess of $160,000. Prior to 1994, retirement benefits could be funded based on compensation of up to $235,840. If a participant had accrued a larger retirement benefit based on the law before 1994, the participant would be entitled to the larger benefit.

(2) Benefits under the Retirement Plan are calculated based on a participant's average compensation for each year of service, up to 25 years. Benefits do not increase due to years of service in excess of 25.

        At December 31, 1997, Mr. Stone had approximately nine years of credited service (i.e., benefit service) under the Retirement Plan.

         401(k) Plan. The Bank maintains the Savings Banks Employees Retirement Association 401(k) Plan which is a qualified, tax-exempt profit sharing plan with a salary deferral feature under Section 401(k) of the Code (the "401(k) Plan"). All employees who have attained age 21 and have completed one year of service during which they worked at least 1,000 hours are eligible to participate.

         Under the 401(k) Plan, participants are permitted to make salary reduction contributions equal to the lesser of 15% of compensation or $10,000 (as indexed annually). For these purposes, "compensation" includes wages reported on federal income tax form W-2 and includes any amount contributed by salary reduction to a cafeteria plan or 401(k) plan, but does not include compensation in excess of the Code Section 401(a)(17) limits (i.e., $160,000 for plan years beginning in 1997). The Bank will match 50% of the participant's salary reduction contributions to the 401(k) Plan (up to 6% of the participant's compensation). All employee contributions, matching contributions and earnings thereon are fully and immediately vested. A participant may withdraw salary reduction contributions in the event the participant suffers a financial hardship. A participant may also borrow money from their account, which loan may not exceed the lesser of $50,000 or 50% of the participant's total account balance. The 401(k) Plan permits employees to direct the investment of their own accounts into various investment options.

         Plan benefits will be paid to each participant in the form of a life annuity (or joint and survivor annuity if married) upon retirement or death unless an alternate form of distribution (lump sum, life annuity or equal payments over a fixed period) is selected. If a participant terminates employment prior to retirement, his vested benefit will be held by the 401(k) Plan until the participant elects to receive his benefit from the 401(k) Plan. Normal retirement age under the 401(k) Plan is age 65. Early retirement age is 59 1/2.

         Employee Stock Ownership Plan and Trust. The Bank intends to implement an Employee Stock Ownership Plan in connection with the reorganization and Offering. Employees with at least one year of employment with the Bank and who have attained age 21 are eligible to participate. As part of the reorganization and Offering, the ESOP intends to borrow funds from the Company and use those funds to purchase a number of shares equal to up to 8% of the common stock to be issued in the Offering. Collateral for the loan will be the common stock purchased by the ESOP. The loan will be repaid principally from the Bank's discretionary contributions to the ESOP. It is anticipated that the interest rate for the loan either will be indexed to the prime rate published in The Wall Street Journal ("Prime Rate") from time to time, or will be a fixed rate loan set at the Prime Rate on the date of closing of the Offering.

Shares purchased by the ESOP will be held in a suspense account for allocation among participants as the loan is repaid.

         Contributions to the ESOP and shares released from the suspense account in an amount proportional to the repayment of the ESOP loan will be allocated among ESOP participants on the basis of compensation in the year of allocation. Participants in the ESOP will receive credit for each year of service with the Bank prior to the effective date of the ESOP. Benefits generally vest over a seven year period. Benefits generally vest at the rate of 20% per year beginning in the third year of service until a participant is 100% vested after seven years or upon normal retirement (as defined in the ESOP), disability or death of the participant or a change in control (as defined in the ESOP). A participant who terminates employment for reasons other than death, retirement or disability prior to seven years of credited service will forfeit the nonvested portion of his benefits under the ESOP. Benefits will be payable, at the election of the participant, in the form of common stock only or common stock and cash upon death, retirement, early retirement, disability or separation from service. The Bank's contributions to the ESOP are discretionary, subject to the loan terms and tax law limits and, therefore, benefits payable under the ESOP cannot be estimated. The Bank is required to record compensation expense in an amount equal to the fair market value of the shares released from the suspense account.

         The Bank will establish a committee to administer the ESOP. The Bank will either appoint its non-employee directors or an independent financial institution to serve as trustee of the ESOP. The ESOP committee may instruct the trustee regarding investment of funds contributed to the ESOP. The ESOP trustee, subject to its fiduciary duty, must vote all allocated shares held in the ESOP in accordance with the instructions of participating employees. Under the ESOP, nondirected shares and shares held in the suspense account will be voted in a manner calculated to most accurately reflect the instructions it has received from participants regarding the allocated stock so long as such vote is in accordance with the provisions of ERISA.

         Stock Option Plan. At a meeting of the Stock Company's shareholders to be held no earlier than six months after the completion of the Offering, the Board of Directors intends to submit for shareholder approval the Stock Option Plan for directors and officers of the Bank and of the Stock Company. The Stock Company's current intention is to implement the Stock Option Plan one year after completion of the Offering. If approved by the shareholders and by the Division, common stock in an aggregate amount equal to 10% of the shares issued in the Offering would be reserved for issuance by the Stock Company upon the exercise of the stock options granted under the Stock Option Plan. Ten percent of the shares issued in the Offering would amount to 76,500 shares, 90,000 shares, 103,500 shares or 119,025 shares at the minimum, mid-point, maximum and 15% above the maximum of the Offering Range, respectively. No options would be granted under the Stock Option Plan until the date on which shareholder approval is received.

         The exercise price of the options granted under the Stock Option Plan will be equal to the fair market value of the shares on the date of grant of the stock options. If the Stock Option Plan is adopted within one year following the Offering, options will become exercisable at a rate of 20% at the end of each 12 months of service with the Bank after the date of grant. Options granted under the Stock Option Plan would be adjusted for capital changes such as stock splits and stock dividends. Notwithstanding the foregoing, awards will be 100% vested upon termination of employment due to death or disability, and if the Stock Option Plan is adopted more than 12 months after the Offering, awards would be 100% vested upon normal retirement or a change in control of the Bank or the Stock Company. Unless the Stock Company decides to call an earlier special meeting of shareholders, the date of grant of these options is expected to be the date of the Stock Company's annual meeting of shareholders to be held at least six months after the Offering. Under FDIC rules, if the Stock Option Plan is adopted within the first 12 months after the Offering, no individual officer may receive more than 25% of the awards under the plan, no non-employee director may receive more than 5% of the awards under the plan, and all non-employee directors as a group can receive no more than 30% of the awards under the plan in the aggregate.

         The Stock Option Plan would be administered by a committee of non-employee members of the Stock Company's Board of Directors. Options granted under the Stock Option Plan to employees may be "incentive" stock options, to the extent permitted under the Code, designed to result in a beneficial tax treatment to the employee but no tax deduction to the Stock Company. Non-qualified stock options may also be granted to employees under the Stock Option Plan, and will be granted to the non-employee directors who receive stock options. In the event an option recipient terminated his employment or service as an employee or director, the options would terminate during certain specified periods.

         Recognition and Retention Plan. At a meeting of the Stock Company's stockholders to be held at least six months after the completion of the Offering, the Board of Directors also intends to submit a Recognition and Retention Plan (the "Stock Plan") for stockholder approval. The Stock Company's current intention is to implement the Stock Plan one year after completion of the Offering. The Stock Plan will provide the Bank's directors and officers an ownership interest in the Stock Company in a manner designed to encourage them to continue their service with the Bank. The Bank will contribute funds to the Stock Plan from time to time to enable it to acquire an aggregate amount of common stock equal to up to 4% of the shares of common stock issued in the Offering or 30,600 shares, 36,000 shares, 41,400 or 47,610 shares at the minimum, midpoint, maximum and 15% above the maximum of the Offering Range, respectively. The Stock Plan may acquire the shares either directly from the Stock Company or in open market purchases. In the event that additional authorized-but-unissued shares would be acquired by the Stock Plan after the Offering, the interests of existing stockholders would be diluted. The officers and directors will be awarded common stock under the Stock Plan without having to pay cash for the shares. No awards under the Stock Plan would be made until the date the Stock Plan is approved by the Stock Company's stockholders and by the Division.

         Awards under the Stock Plan would be nontransferable and nonassignable, and during the lifetime of the recipient could only be earned by him. Under FDIC rules, if the Stock Plan is adopted within one year following the Offering, the shares which are subject to an award would vest and be earned by the recipient at a rate of 20% of the shares awarded at the end of each full 12 months of service with the Bank after the date of grant of the award. Awards would be adjusted for capital changes such as stock dividends and stock splits. Notwithstanding the foregoing, awards would be 100% vested upon termination of employment or service due to death or disability, and if the Stock Plan is adopted more than 12 months after the Offering, awards would be 100% vested upon normal retirement or a change in control of the Bank or the Stock Company. If employment or service were to terminate for other reasons, the award recipient would forfeit any nonvested award. If employment or service is terminated for cause (as defined in the Stock Plan), shares not already delivered under the Stock Plan would be forfeited. Under FDIC rules, if the Stock Plan is adopted within 12 months after the Offering, no individual officer may receive more than 25% of the awards under the plan, no non-employee trustee may receive more than 5% of the awards under the plan, and all non-employee trustees as a group may receive no more than 30% of the awards under the plan in the aggregate.

         When shares become vested under the Stock Plan, the participant will recognize income equal to the fair market value of the Common Stock earned, determined as of the date of vesting, unless the recipient makes an election under ss. 83(b) of the Code to be taxed earlier. The amount of income recognized by the participant would be a deductible expense for tax purposes for the Stock Company. If the Stock Plan is adopted within one year following the Offering, dividends and other earnings will accrue and be payable to the award recipient when the shares vest. If the Stock Plan is adopted within one year following the Offering, shares not yet vested under the Stock Plan will be voted by the trustee of the Stock Plan, taking into account the best interests of the recipients of the Stock Plan awards. If the Stock Plan is adopted more than one year following the Offering, dividends declared on unvested shares will be distributed to the participant when paid, and the participant will be entitled to vote the unvested shares.

Indebtedness of Management

         The Bank makes loans to non-officer trustees and directors. Such loans are made on the same terms and conditions as those of comparable transactions with the general public and do not present more than the normal risk of collectibility.

Transactions With Certain Related Persons

         The Bank offers to directors, officers, and employees real estate mortgage loans secured by their principal residence. All loans to the Bank's directors, officers and employees are made on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions, and do not involve more than minimal risk of collectibility.

          RESTRICTIONS ON ACQUISITION OF THE STOCK COMPANY AND THE BANK

         Although the Board of Directors of the Bank and the Stock Company are not aware of any effort that might be made to obtain control of the Stock Company following the reorganization and Offering, the Board of Directors, as discussed below, believes that it is appropriate to include certain provisions in the Stock Company's Articles of Organization and Bylaws to protect the interests of the Stock Company and its stockholders from takeovers which the Board of Directors of the Stock Company might conclude are not in the best interest of the Bank, the Stock Company, or the Stock Company's stockholders. Even though the Mutual Company will own a minimum of 51% of the common stock, and may, therefore, prevent any takeover proposal simply by voting its stock against any such a proposal, the Mutual Company may convert to the stock form of ownership in the future, although it has no present intention to do so. Accordingly, the Stock Company is not assured that the Mutual Company will always control the Stock Company by virtue of its ownership of the majority of the Common Stock. In addition, these provisions will increase protections available to the Stock Company against transactions that, although not resulting in an acquisition of a majority of the Stock Company's stock, nevertheless may harm the Stock Company and its stockholders by disrupting the Bank's operations and management, and by causing the Stock Company to incur substantial expenses.

         The following discussion is a general summary of the material provisions of the Stock Company's Articles of Organization and Bylaws and certain other regulatory provisions which may be deemed to have an "anti-takeover" effect. The following description of certain of these provisions is necessarily general and, with respect to provisions contained in the Stock Company's Articles of Organization and Bylaws and the Bank's Charter and Bylaws, reference should be made in each case to the document in question, each of which is part of the Bank's application to the Commissioner and the Stock Company's Registration Statement filed with the SEC. See "Additional Information."

Provisions of the Stock Company's Articles of Organization and Bylaws

         Directors.  Certain  provisions  of the  Stock  Company's  Articles  of
Organization and Bylaws will impede changes in control of the Board of Directors. The Stock Company's Bylaws provide that the Board of Directors of the Stock Company will be divided into three classes, with directors in each class elected for three-year staggered terms except for the initial directors. Thus, it would take two annual elections to replace a majority of the Stock Company's Board. The Stock Company's Articles of Organization provide that the size of the Board of Directors may be increased or decreased only by a majority vote of the Board. The Articles of Organization also provide that any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, shall be filled for the remainder of the unexpired term by a majority vote of the directors then in office. Finally, the Articles of Organization and Bylaws impose certain notice and information requirements in connection with the nomination by stockholders of candidates for election to the Board of Directors or the proposal by stockholders of business to be acted upon at an annual meeting of stockholders.

         The Articles of Organization provide that a director may only be removed for cause by the affirmative vote of 80% of the shares eligible to vote. Removal for "cause" is limited to the grounds for termination in the federal regulations that apply to employment contracts of federally insured savings institutions.

         Restrictions on Call of Special Meetings. The Articles of Organization provide that a special meeting of stockholders may be called by a majority of the authorized Board of Directors of the Stock Company or pursuant to a resolution adopted by a majority of the Board of Directors. Stockholders are not authorized to call a special meeting of stockholders.

         Absence of Cumulative Voting. The Articles of Organization provide that there shall be no cumulative voting for the election of directors.

         Authorization of Preferred Stock. The Articles of Organization of the Stock Company authorize 2,000,000 shares of serial preferred stock, par value $0.01 per share. The Stock Company is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the Board of Directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of the Stock Company that the Board of Directors does not approve, it might be possible for the Board of Directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of such a transaction. An effect of the possible issuance of Preferred Stock, therefore, may be to deter a future takeover attempt. The Board of Directors has no present plan or understanding to issue any preferred stock.

         Other Control Considerations. The Articles of Organization further provide that the Board of Directors of the Stock Company, when determining whether the interests of the Stock Company and its stockholders will be served by any (i) exchange or tender offer, (ii) merger or consolidation or (iii) sale of substantially all of the assets of the Stock Company, may consider the interests of the Stock Company's employees, suppliers, creditors and customers, the economy of the state, region and nation, community and societal considerations and the long-term and short-term interests of the Stock Company and its stockholders, including the possibility that these interests will be best served by the continued independence of the Stock Company.

         Procedures for Certain Business Combinations. The Articles of Organization require that certain business combinations between the Stock
Company (or any majority-owned subsidiary thereof) and a 10% or greater stockholder either (i) be approved by at least 80% of the total number of outstanding voting shares of the Stock Company or (ii) be approved by a majority of certain directors unaffiliated with such 10% or greater stockholder or (iii) involve consideration per share generally equal to the higher of (A) the highest amount paid by such 10% stockholder or its affiliates in acquiring any shares of the Common Stock or (B) the "Fair Market Value" (generally, the highest closing bid paid on the Common Stock during the 30 days preceding the date of the announcement of the proposed business combination or on the date the 10% or greater stockholder became such, whichever is higher).

         Amendment to Articles of Organization and Bylaws. The Articles of Organization may be amended by the affirmative vote of at least 80% of the total votes eligible to be cast by stockholders; provided, however, that if at least two-thirds of the Directors then in office recommend approval of an amendment, then such amendment shall require the affirmative vote of a majority of the total votes eligible to be cast by stockholders.

         The bylaws may be amended by the affirmative vote of the total number of directors of the Stock Company or the affirmative vote of at least 80% of the total votes eligible to be voted at a duly constituted meeting of stockholders.

         Purpose and Takeover Defensive Effects of the Stock Company's Articles of Organization and Bylaws. At least 51% of the Common Stock of the Stock Company will be controlled by the Mutual Company. Moreover, management believes that under current policy of the FDIC and other regulators, the Mutual Company could not be acquired without first converting the Mutual Company to stock form. As a result, it is very unlikely that the Stock Company could be acquired so long as it is in a mutual holding company structure. Notwithstanding the foregoing, the Mutual Company may convert to stock form in the future and the Board of Directors believes that the provisions described above are prudent and will reduce the Stock Company's vulnerability to takeover attempts and certain other transactions which have not been negotiated with and approved by its Board of Directors. These provisions will also assist the Stock Company and the Bank in the orderly deployment of the Offering proceeds into productive assets during the initial period after the Offering. The Board of Directors believes these provisions are in the best interests of the Bank, the Stock Company and its stockholders. Attempts to acquire control of financial institutions and their holding companies have become increasingly common. Takeover attempts which have not been negotiated with and approved by the Board of Directors present to stockholders the risk of a takeover on terms which may be less favorable than might otherwise be available. A transaction which is negotiated and approved by the Board of Directors, on the other hand, can be carefully planned and undertaken at an opportune time in order to obtain maximum value for the Stock Company and its stockholders, with due consideration given to matters such as the management and business of the acquiring corporation and maximum strategic development of the Stock Company's assets.

         An unsolicited takeover proposal can seriously disrupt the business and management of a corporation and cause it great expense. Although a tender offer or other takeover attempt may be made at a price substantially above then-current market prices, such offers are sometimes made for less than all of the outstanding shares of a target company. As a result, stockholders may be presented with the alternative of partially liquidating their investment at a time that may be disadvantageous or retaining their investment in an enterprise which is under different management and the objectives of which may not be similar to those of the remaining stockholders.

         Potential Anti-Takeover Effects. Despite the belief of the Bank and the Stock Company as to the benefits to stockholders of these provisions of the Stock Company's Articles of Organization and Bylaws, these provisions, as well as the mutual holding company structure, will have the effect of discouraging any takeover attempt which would not be approved either by regulatory policy or by the Stock Company's Board, but pursuant to which stockholders may receive a substantial premium for their shares over then-current market prices. As a result, stockholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions will also make it more difficult to remove the Stock Company's Board of Directors and management. The Boards of Directors of the Bank and the Stock Company, however, have concluded that the potential benefits outweigh the possible disadvantages.

         Pursuant to applicable law, at any annual or special meeting of its stockholders after the Offering, the Stock Company may adopt additional provisions to its Articles of Organization regarding the acquisition of its equity securities that would be permitted to a Massachusetts corporation. The Stock Company and the Bank do not presently intend to propose the adoption of further restrictions on the acquisition of the Stock Company's equity securities.

Provisions of the Stock Bank's Charter and Bylaws

         Directors. Like the Stock Company's Articles of Organization, the Bank's Bylaws provides that the Board of Directors of the Bank will be divided into three classes, with directors in each class elected for three-year staggered terms except for the initial directors. Thus, it would take two annual elections to replace a majority of the Bank's Board of Directors. Additionally, directors of the Bank may only be removed from office for cause and only by the affirmative vote of the holders of at least 80% of the Bank's outstanding voting stock, voting together as a single class.

         Authorization of Preferred Stock. The Bank's Charter authorizes 500,000 shares of serial preferred stock, par value $1.00 per share. The Bank is authorized to issue preferred stock from time to time in one or more series subject to applicable provisions of law, and the Board of Directors is authorized to fix the designations, and relative preferences, limitations, voting rights, if any, including without limitation, offering rights of such shares (which could be multiple or as a separate class). In the event of a proposed merger, tender offer or other attempt to gain control of the Bank that the Board of Directors does not approve, it might be possible for the Board of Directors to authorize the issuance of a series of preferred stock with rights and preferences that would impede the completion of such a transaction. An effect of the possible issuance of preferred stock, therefore, may be to deter a future takeover attempt. The Board of Directors has no present plans of understanding for the issuance of any preferred stock but it may issue any preferred stock on terms which the Board deems to be in the best interests of the Stock Company and its stockholders.

Mutual Holding Company Structure

         Under Massachusetts law, at least 51% of the Stock Company's voting shares must be owned by the Mutual Company. The Mutual Company is controlled by its Board of Trustees, and the same persons serving on the Board of Directors of the Stock Company currently serve on the Board of Trustees of the Mutual Company. The Mutual Company, acting through its Board of Trustees, will be able to control the business and operations of the Stock Company and the Bank and will be able to prevent any challenge to the ownership or control of the Stock Company by Minority Stockholders.

FRB Regulations

         The Change in Bank Control Act and the BHCA, together with the FRB regulations under those acts, require that the consent of the FRB be obtained prior to any person or company acquiring "control" of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires more than 25% of any class of voting stock of the bank holding company. Control is rebuttably presumed to exist if the person acquires more than 10% of any class of voting stock of a bank holding company if either (i) the Stock Company has registered securities under Section 12 of the Exchange Act or (ii) no other person will own a greater percentage of that class of voting securities immediately after the transaction. The regulations provide a procedure to rebut the rebuttable control presumption. Since the Stock Company's common stock will be registered under Section 12 of the Exchange Act, any acquisition of 10% or more of the Stock Company's common stock will give rise to a rebuttable presumption that the acquiror of such stock controls the Stock Company, requiring the acquiror, prior to acquiring such stock, to rebut the presumption of control to the satisfaction of the FRB or obtain FRB approval for the acquisition of control. Restrictions applicable to the operations of bank holding companies may deter companies from seeking to obtain control of the Stock Company. See "Regulation."

Massachusetts Banking Law

         Massachusetts banking law also prohibits any "company," defined to include banking institutions as well as corporations, from directly or indirectly controlling the voting power of 25% or more of the voting stock of two or more banking institutions without the prior approval of the Massachusetts Board of Bank Incorporation. Additionally, an out-of-state company which already directly or indirectly controls voting power of 25% or more of the voting stock of two or more banking institutions may not also acquire direct or indirect ownership or control of more than 5% of the voting stock of a Massachusetts banking institution without the prior approval of the Board of Bank Incorporation. Finally, for a period of three years following completion of a conversion to stock form, no person may directly or indirectly offer to acquire or acquire beneficial ownership of more than 10% of any class of equity security of a converting mutual savings bank without prior written approval of the Board of Bank Incorporation.

                DESCRIPTION OF CAPITAL STOCK OF THE STOCK COMPANY

General

         The Stock Company is authorized to issue 12 million shares of common stock having a par value of $.01 per share and 5 million shares of serial preferred stock having a par value of $.01 per share. The Stock Company currently expects to issue between 765,000 and 1,035,000 shares, with an adjusted maximum of 1,190,250 shares, of common stock and no shares of preferred stock in the Offering. Each share of the common stock will have the same relative rights as, and will be identical in all respects with, each other share of the common stock. Upon payment of the purchase price for the common stock, in accordance with the stock issuance plan, all such stock will be duly authorized, fully paid, validly issued and non-assessable.

         The common stock of the Stock Company will represent nonwithdrawable capital, will not be an account of an insurable type and will not be insured by the FDIC or the DIF.

Common Stock

         Voting Rights. Under Massachusetts law, the holders of the Stock Company's common stock will possess exclusive voting power in the Stock Company. Each stockholder will be entitled to one vote for each share held on all matters voted upon by stockholders, except as discussed in "Restrictions on Acquisition of the Stock Company and the Bank." There are no cumulative voting rights in the election of directors of the Stock Company. If the Stock Company issues preferred stock subsequent to the Offering, holders of the preferred stock may also possess voting rights.

         Dividends. Upon consummation of the reorganization and the Offering, the Stock Company's assets will consist of the Bank's common stock and up to 50% of the net proceeds of the Offering. The payment of dividends by the Stock Company is subject to limitations which are imposed by law and applicable regulation. See "Dividends." The holders of common stock will be entitled to receive and share equally in such dividends as may be declared by the Board of Directors of the Stock Company out of funds legally available therefor. If the Stock Company issues preferred stock, the holders thereof may have a priority over the holders of the common stock with respect to dividends.

         Liquidation or Dissolution. In the unlikely event of the liquidation or dissolution of the Stock Company, the holders of the common stock will be entitled to receive--after payment or provision for payment of all debts and liabilities of the Stock Company (including all deposits in the Bank and accrued interest thereon) and after distribution of the liquidation account established upon the closing of the reorganization and the Offering for the benefit of Eligible Account Holders and Supplemental Eligible Account Holders who continue their deposit accounts at the Bank--all assets of the Stock Company available for distribution, in cash or in kind. If preferred stock is issued subsequent to the Offering, the holders thereof may have a priority over the holders of common stock in the event of liquidation or dissolution.

         No Preemptive Rights. Holders of the common stock will not be entitled to preemptive rights with respect to any shares which may be issued. The common stock will not be subject to call for redemption and, upon receipt by the Stock Company of the full purchase price therefor, each share of the common stock will be fully paid and nonassessable.

         Preferred Stock. None of the 5 million authorized shares of preferred stock of the Stock Company will be issued in the Offering. The Stock Company's Board of Directors is authorized, without stockholder approval but subject to applicable regulatory approval, to issue serial preferred stock and to fix and state voting powers, designations, preferences or other special rights of such shares. If and when issued, the serial preferred stock may rank senior to the common stock as to dividend rights, liquidation preferences, or both, and may have full, limited or no voting rights. Accordingly, the issuance of preferred stock could adversely affect the voting and other rights of holders of common stock.

                          TRANSFER AGENT AND REGISTRAR

         _________________________________,  will act as the transfer  agent and registrar for the common stock.

                              LEGAL AND TAX MATTERS

         The legality of the common stock and the federal income tax consequences of the reorganization and the Offering will be passed upon for the Bank and the Stock Company by Luse Lehman Gorman Pomerenk & Schick, P.C.,
Washington, D.C. The Massachusetts state income tax consequences of the reorganization and the Offering will be passed upon for the Bank and the Stock Company by Wolf & Company, P.C., Boston, Massachusetts. Luse Lehman Gorman
Pomerenk & Schick, P.C. and Wolf & Company, P.C. have consented to the references herein to their opinions. Certain legal matters will be passed upon for Trident Securities, Inc. by Thacher Profitt & Wood, Washington, D.C.

                                     EXPERTS

         The consolidated financial statements as of June 30, 1997 and 1996 and for each of the two years in the period ended June 30, 1997 appearing in this prospectus have been audited by Wolf & Company, P.C., independent certified public accountants, as stated in their reports appearing elsewhere herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         RP Financial, LC. has consented to the publication herein of the summary of its report to the Bank and the Stock Company setting forth its opinion as to the estimated pro forma market value of the common stock upon reorganization and its valuation with respect to subscription rights.

                             ADDITIONAL INFORMATION

         The Stock Company has filed with the SEC a registration statement under the Securities Act with respect to the common stock offered hereby. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the registration statement. Such information can be examined without charge at the public reference facilities of the SEC located at 450 Fifth Street, NW, Washington, D.C. 20549, and copies of such material can be obtained from the SEC at prescribed rates. The SEC maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. The address of this web site is http://www.sec.gov. The statements contained herein as to the contents of any contract or other document filed as an exhibit to the registration statement are, of necessity, brief descriptions thereof and are not necessarily complete but do contain all material information regarding such documents; each such statement is qualified by reference to such contract or document.

         The Bank has filed an Application for Offering with the Division with respect to the reorganization and Offering. Pursuant to the rules and regulations of the Division, this prospectus omits certain information contained in that Application. The Application, including the stock issuance plan and the Independent Valuation, may be examined at the office of the Division, 100 Cambridge Street, Boston, Massachusetts and at the main office of the Bank at 81 Main Street, Medway, Massachusetts, without charge.

         In connection with the Offering, the Stock Company will register its common stock with the SEC under Section 12(g) of the Exchange Act and, upon such registration, the Stock Company and the holders of its common stock will become subject to the proxy solicitation rules, reporting requirements and restrictions on stock purchases and sales by directors, officers and greater than 10% stockholders, the annual and periodic reporting and certain other requirements of the Exchange Act. Under the stock issuance plan, the Stock Company has undertaken that it will not terminate such registration for a period of at least three years following the Offering.

         A copy of the Articles of Organization and Bylaws of the Stock Company are available without charge from the Bank by contacting ______________, ___________________, 81 Main Street, Medway, Massachusetts, (508) 533- 4343.

                          SUMMIT BANK AND SUBSIDIARIES

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS


                                                                          Page
                                                                        --------
Independent Auditors' Report......................................          F-2

Consolidated Balance Sheets as of March 31, 1998
     (Unaudited) and June 30, 1997 and 1996.......................          F-3

Consolidated Statements of Income for the Nine Months
     Ended March 31, 1998 and 1997 (Unaudited) and the
     Years Ended June 30, 1997 and 1996...........................          F-4

Consolidated Statements of Changes in Retained Earnings
     for the Nine Months Ended March 31, 1998 (Unaudited)
     and the Years Ended June 30, 1997 and 1996...................          F-5

Consolidated Statements of Cash Flows for the
     Nine Months Ended March 31, 1998 and 1997
     (Unaudited) and the Years Ended June 30, 1997
     and 1996.....................................................   F-6 to F-7

Notes to Consolidated Financial Statements........................   F-8 to F-31



The financial statements of Service Bancorp have been omitted because Service Bancorp has not conducted any business other than of an organizational nature.

All schedules have been omitted either because they are not required, not applicable, or are included in the notes to consolidated financial statements.

                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors of
   Summit Bank


We have audited the accompanying consolidated balance sheets of Summit Bank, formerly Medway Savings Bank, and subsidiary as of June 30, 1997 and 1996, and the related consolidated statements of income, changes in retained earnings and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Summit Bank and subsidiary as of June 30, 1997 and 1996, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.




WOLF & COMPANY, P.C.


Boston, Massachusetts
August8,  1997,  except for Notes 15 and 16
  as to which the dates are August 19, 1997 and March 12, 1998, respectively

                          SUMMIT BANK AND SUBSIDIARIES

                           CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)


                                     ASSETS
                                                                June 30,
                                             March 31,   -----------------------
                                               1998         1997         1996
                                               ----         ----         ----
                                           (Unaudited)
Cash and due from banks .................   $   4,726    $   2,824    $   4,495
Short-term investments ..................       6,400        6,305        2,597
                                            ---------    ---------    ---------
    Total cash and cash equivalents .....      11,126        9,129        7,092

Certificates of deposit (Note 2) ........       1,500          500           --
Securities available for sale (Note 3) ..      42,685       24,696       20,803

Loans ...................................      72,757       67,409       60,137
    Less allowance for loan losses ......        (560)        (475)        (470)
                                            ---------    ---------    ---------
Loans, net (Note 4) .....................      72,197       66,934       59,667
                                            ---------    ---------    ---------

Other real estate owned .................          --           37           --
Banking premises and equipment,
  net (Note 5) ..........................       1,509        1,402        1,035
Federal Home Loan Bank stock, at cost ...         723          538          454
Accrued interest receivable .............         993          821          699
Net deferred tax asset (Note 8) .........          47          201          349
Due from broker .........................          --          272           --
Other assets ............................         424          348          255
                                            ---------    ---------    ---------

                                            $ 131,204    $ 104,878    $  90,354
                                            =========    =========    =========

                       LIABILITIES AND RETAINED EARNINGS

Deposits (Note 6) .......................   $ 108,056    $  92,897    $  81,189
Federal Home Loan Bank advances (Note 7)       12,404        2,622          369
Mortgagors' escrow payments .............         162           42           69
Other liabilities .......................         692          622        1,306
                                            ---------    ---------    ---------
      Total liabilities .................     121,314       96,183       82,933
                                            ---------    ---------    ---------

Commitments and contingencies (Note 11)

Retained earnings (Note 9) ..............       9,454        8,499        7,417
Net unrealized gain on securities
 available for sale, after tax
 effects (Notes 3 and 8) ................         436          196            4
                                            ---------    ---------    ---------
      Total retained earnings ...........       9,890        8,695        7,421
                                            ---------    ---------    ---------

                                            $ 131,204    $ 104,878    $  90,354
                                            =========    =========    =========


See accompanying notes to consolidated financial statements.

                          SUMMIT BANK AND SUBSIDIARIES

                        CONSOLIDATED STATEMENTS OF INCOME
                                 (In Thousands)


                                              Nine Months               Years
                                             Ended March 31,       Ended June 30,
                                             ---------------      ---------------
                                              1998     1997       1997       1996
                                              ----     ----       ----       ----
                                              (Unaudited)
Interest and dividend income:
  Interest and fees on loans ...........   $ 4,531    $ 3,923    $ 5,343    $ 4,539
  Interest and dividends on
   securities available for
   sale and Federal Home Loan
   Bank stock ..........................     1,564      1,085      1,482      1,341
  Interest on short-term investments and
   certificates of deposit .............       214        139        212        222
                                           -------    -------    -------    -------
    Total interest and dividend income .     6,309      5,147      7,037      6,102
                                           -------    -------    -------    -------

Interest expense:
    Interest on deposits ...............     2,734      2,238      3,050      2,724
    Interest on borrowings .............       238         86        124         22
                                           -------    -------    -------    -------
    Total interest expense .............     2,972      2,324      3,174      2,746
                                           -------    -------    -------    -------

Net interest income ....................     3,337      2,823      3,863      3,356
Provision for loan losses (Note 4) .....        75         35         35         93
                                           -------    -------    -------    -------
    Net interest income,
     after provision for
     loan losses .......................     3,262      2,788      3,828      3,263
                                           -------    -------    -------    -------

Other income:
  Customer service fees ................       312        295        406        388
  Gain on sales of securities
   available for sale, net (Note 3) ....       675        343        462        308
  Gain on sales of loans ...............        44         26         31         --
  Miscellaneous ........................        44         46         60         78
                                           -------    -------    -------    -------
    Total other income .................     1,075        710        959        774
                                           -------    -------    -------    -------

Operating expenses:
  Salaries and employee benefits
   (Note 10) ...........................     1,439      1,201      1,619      1,385
  Occupancy and equipment expenses
   (Notes 5 and 11) ....................       627        486        667        574
  Data processing expenses .............       250        198        258        270
  Professional fees ....................       116         96        124        124
  Advertising expenses .................        88         45         68         53
  Gain on other real estate owned ......        (6)      (158)      (158)        --
  Other general and administrative
    expenses (Note 14) .................       347        344        516        329
                                           -------    -------    -------    -------
    Total operating expenses ...........     2,861      2,212      3,094      2,735
                                           -------    -------    -------    -------

Income before income taxes .............     1,476      1,286      1,693      1,302

Provision for income taxes (Note 8) ....       521        477        611        501
                                           -------    -------    -------    -------

Net income .............................   $   955    $   809    $ 1,082    $   801
                                           =======    =======    =======    =======


See accompanying notes to consolidated financial statements.

                          SUMMIT BANK AND SUBSIDIARIES

             CONSOLIDATED STATEMENTS OF CHANGES IN RETAINED EARNINGS

                  Nine Months Ended March 31, 1998 (unaudited)
                   and the Years Ended June 30, 1997 and 1996
                                 (In Thousands)

                                                               Net
                                                           Unrealized
                                                           Gain (Loss)
                                                           on Securities
                                                  Retained  Available
                                                  Earnings   For Sale      Total
                                                  --------   --------      -----
Balance at June 30, 1995 .....................     $6,616     $  (15)     $6,601

Net income ...................................        801         --         801

Change in net unrealized gain (loss)
    on securities available for sale,
    after tax effects ........................         --         19          19
                                                   ------     ------      ------

Balance at June 30, 1996 .....................      7,417          4       7,421

Net income ...................................      1,082         --       1,082

Change in net unrealized gain (loss)
    on securities available for sale,
    after tax effects ........................         --        192         192
                                                   ------     ------      ------

Balance at June 30, 1997 .....................      8,499        196       8,695

Net income (unaudited) .......................        955         --         955

Change in net unrealized gain (loss)
    on securities available for sale,
    after tax effects (unaudited) ............         --        240         240
                                                   ------     ------      ------

Balance at March 31, 1998 (unaudited) ........     $9,454     $  436      $9,890
                                                   ======     ======      ======


See accompanying notes to consolidated financial statements.

                          SUMMIT BANK AND SUBSIDIARIES

                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)

                                                                  Nine Months                Years
                                                                 Ended March 31,         Ended June 30,
                                                              --------------------    --------------------
                                                                1998         1997      1997         1996
                                                                ----         ----      ----         ----
                                                                    (Unaudited)
Cash flows from operating activities:
    Net income ............................................   $    955    $    809    $  1,082    $    801
    Adjustments to reconcile net income to net cash
        provided (used) by operating activities:
            Provision for loan losses .....................         75          35          35          93
            Gain on sales of securities available for sale,
                net .......................................       (675)       (343)       (462)       (308)
            Net amortization of premium on securities
                available for sale ........................        338          31          40          81
            Gain on other real estate owned ...............         (6)       (158)       (158)         --
            Depreciation and amortization expense .........        259         185         266         196
            Increase in accrued interest receivable .......       (172)       (116)       (123)        (65)
            Deferred tax provision (benefit) ..............          3          47          31         (60)
            Loans originated for sale .....................     (5,379)     (1,585)     (2,219)       (361)
            Principal balance of loans sold ...............      5,379       1,585       2,219         361
            Other, net ....................................         (6)       (746)       (776)        608
                                                              --------    --------    --------    --------
                   Net cash provided (used) by operating
                      activities ..........................        771        (256)        (65)      1,346
                                                              --------    --------    --------    --------

Cash flows from investing activities:
    Purchase of certificates of deposit ...................     (1,000)         --        (500)         --
    Proceeds from sales of securities available for
        sale ..............................................      3,611       4,259       4,388       2,846
    Proceeds from maturities of and principal
        payments on securities available for sale .........      7,319       3,764       5,848       9,132
    Purchase of securities available for sale .............    (27,919)     (8,691)    (13,670)    (12,638)
    Net increase in loans .................................     (5,512)     (4,691)     (7,568)    (11,960)
    Capital additions to other real estate owned ..........         --          --          --         (97)
    Proceeds from other real estate owned .................        217         387         387         515
    Purchase of banking premises and equipment ............       (366)       (485)       (633)       (302)
    Purchase of Federal Home Loan Bank stock ..............       (185)        (84)        (84)        (22)
                                                              --------    --------    --------    --------
                  Net cash used by investing activities ...    (23,835)     (5,541)    (11,832)    (12,526)
                                                              --------    --------    --------    --------

                                  (continued)


See accompanying notes to consolidated financial statements.

                          SUMMIT BANK AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF CASH FLOWS (Concluded)
                                 (In Thousands)


                                                        Nine Months                Years
                                                       Ended March 31,         Ended June 30,
                                                    -------------------      ------------------
                                                      1998        1997       1997         1996
                                                      ----        ----       ----         ----
                                                         (Unaudited)
Cash flows from financing activities:
    Net increase in deposits ...................     15,159       7,450      11,707      11,629
    Net increase (decrease) in mortgagors'
        escrow payments ........................        120          25         (27)       (132)
    Proceeds from FHLB advances ................     12,000       2,327       2,327         166
    Repayment of FHLB advances .................     (2,218)        (55)        (73)        (68)
                                                   --------    --------    --------    --------
                  Net cash provided by financing
                      activities ...............     25,061       9,747      13,934      11,595
                                                   --------    --------    --------    --------

Net change in cash and cash equivalents ........      1,997       3,950       2,037         415

Cash and cash equivalents at beginning of
    period .....................................      9,129       7,092       7,092       6,677
                                                   --------    --------    --------    --------

Cash and cash equivalents at end of period .....   $ 11,126    $ 11,042    $  9,129    $  7,092
                                                   ========    ========    ========    ========

Supplementary information:
    Interest paid ..............................   $  2,931    $  2,289    $  3,163    $  2,743
    Income taxes paid ..........................        541         349         613         538
    Transfers to other real estate owned .......        174         229         266          --
    Increase (decrease) in due from broker .....       (272)         --         272          --


See accompanying notes to consolidated financial statements.

                          SUMMIT BANK AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


1.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Basis of presentation and consolidation

     The consolidated financial statements include the accounts of Summit Bank (the "Bank") and its wholly-owned subsidiaries, Medway Securities Corp., and, effective during the nine months ended March 31, 1998, Franklin Village Security Corp., which engage in the purchase and sale of investment securities. All significant intercompany balances and transactions have been eliminated in consolidation.

     Unaudited interim financial statements

     The consolidated financial statements and related notes as of March 31, 1998 and for the nine months ended March 31, 1998 and 1997 are unaudited. All adjustments, consisting of only normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the financial information, have been made.

     Business

     The Bank provides a variety of financial services to individuals and small businesses through its five offices in Norfolk County. Its primary deposit products are savings, checking and term certificate accounts and its primary lending products are mortgage, consumer and commercial loans.

     Use of estimates

     In preparing  financial  statements in conformity  with generally  accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the consolidated balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses and the valuation of foreclosed real estate.

     Reclassifications

     Certain amounts have been reclassified in the 1996 consolidated financial statements to conform to the 1997 presentation.

                          SUMMIT BANK AND SUBSIDIARIES

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     Cash equivalents

     Cash equivalents include amounts due from banks and short-term investments. Short-term investments consist primarily of federal funds sold and other interest-bearing deposits which mature on a daily basis.

     Securities available for sale

     Securities available for sale are carried at fair value, with unrealized gains and losses excluded from earnings and reported as a separate component of retained earnings, net of taxes.

     Amortization of premiums and accretion of discounts on debt securities are computed using a method which approximates the interest method. Gains and losses on sales are recorded on the trade date and are computed using the specific identification method.

     Loans

     The Bank grants mortgage, consumer and commercial loans to its customers. A substantial portion of the loan portfolio consists of mortgage loans in Norfolk County. The ability of the Bank's debtors to honor their contracts is dependent upon the local economy and the local real estate market.

     Loans, as reported, have been adjusted by unadvanced construction loans, the allowance for loan losses, net deferred loan fees and deferred premium/income.

     Income on loans, including impaired loans, is recognized on the simple interest basis and is not accrued when in the judgment of management the collectibility of the loan principal or interest becomes doubtful.

     Net deferred loan fees are amortized over the contractual lives of the related loans using the interest method. Deferred premium/income is amortized using a method which approximates the interest method.

     Allowance for loan losses

     The allowance for loan losses is established through a provision for loan losses charged to earnings and is maintained at a level considered adequate to provide for reasonably foreseeable loan losses.

                          SUMMIT BANK AND SUBSIDIARIES

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

     Allowance for loan losses (concluded)

     The provision and the level of the allowance are evaluated on a regular basis by management and are based upon management's periodic review of the collectibility of the loans in light of known and inherent risks in the nature and volume of the loan portfolio, adverse situations that may affect the borrower's ability to repay, estimated value of any underlying
     collateral  and  prevailing   economic   conditions.   This  evaluation  is
     inherently subjective as it requires estimates that are susceptible to significant change. Ultimately, losses may vary from current estimates and future additions to the allowance may be necessary.

     Loan losses are charged against the allowance when management believes the collectibility of the loan balance is unlikely. Subsequent recoveries, if any, are credited to the allowance.

     A loan is considered impaired when, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal or interest when due according to the contractual terms of the loan agreement. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reasons for the delay, the borrower's prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impairment is measured on a loan by loan basis using the fair value of existing collateral.

     Large  groups  of  smaller  balance   homogeneous  loans  are  collectively
     evaluated for impairment. Accordingly, the Bank does not separately identify individual consumer loans for impairment disclosures.

     Other real estate owned

     Other real estate owned is held for sale and carried at the lower of cost or estimated fair value less estimated costs to sell.

                          SUMMIT BANK AND SUBSIDIARIES

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (concluded)

     Other real estate owned (concluded)

     Other real estate owned is initially recorded at fair value at the date of foreclosure. Costs relating to the development and improvement of property are capitalized, whereas costs relating to holding property are expensed.

     Valuations are periodically performed by management, and an allowance for losses is established through a charge to earnings if the carrying value of a property exceeds its fair value less estimated costs to sell.

     Banking premises and equipment

     Land is carried at cost. Buildings, leasehold improvements and equipment are stated at cost less accumulated depreciation and amortization computed on the straight-line method over the estimated useful lives of the assets or the expected terms of the leases, if shorter.

     It is general practice to charge the cost of maintenance and repairs to earnings when incurred; major expenditures for betterments are capitalized and depreciated.

     Retirement plan

     The Bank accounts for pension plan benefits on the net periodic pension cost method for financial reporting purposes. This method recognizes the compensation cost of an employee's pension benefit over the employee's approximate service period. Pension costs are funded in the year of accrual using the aggregate cost method.

     Income taxes

     Deferred tax assets and liabilities are reflected at currently enacted income tax rates applicable to the period in which the deferred tax assets or liabilities are expected to be realized or settled. As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted accordingly through the provision for income taxes. The Bank's base amount of its federal income tax reserve for loan losses is a permanent difference for which there is no recognition of a deferred tax liability. However, the loan loss allowance maintained for financial reporting purposes is a temporary difference with allowable recognition of a related deferred tax asset, if it is deemed realizable.

                          SUMMIT BANK AND SUBSIDIARIES

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


2.   CERTIFICATES OF DEPOSIT

     A summary of certificates of deposit follows:

                                                    March 31,      June 30,
Maturity Date                             Rate        1998           1997
-------------                             ----        ----           ----
January 8, 1999 ................          5.8%       $1,000         $   --
June 5, 2000 ...................          6.4           500            500
                                                     ------         ------

                                                     $1,500         $  500
                                                     ======         ======

3.   SECURITIES AVAILABLE FOR SALE

     A summary of securities available for sale follows:


                                                  March 31, 1998
                                     -------------------------------------------
                                                 Gross       Gross
                                     Amortized Unrealized  Unrealized     Fair
                                        Cost      Gains       Losses      Value
                                        ----      -----       ------      -----
Federal agency obligations .......   $ 29,504   $    214    $    (80)   $ 29,638
Mortgage-backed securities .......      7,300         26         (21)      7,305
Other debt securities ............      2,503          4         (16)      2,491
                                     --------   --------    --------    --------
   Total debt securities .........     39,307        244        (117)     39,434

Marketable equity securities .....      2,701        588         (38)      3,251
                                     --------   --------    --------    --------

                                     $ 42,008   $    832    $   (155)   $ 42,685
                                     ========   ========    ========    ========

                          SUMMIT BANK AND SUBSIDIARIES

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


     SECURITIES AVAILABLE FOR SALE (continued)


                                                   June 30, 1997
                                    --------------------------------------------
                                                  Gross       Gross
                                     Amortized  Unrealized  Unrealized    Fair
                                        Cost      Gains       Losses      Value
                                        ----      -----       ------      -----
Federal agency obligations .......   $ 16,823   $     14    $   (195)   $ 16,642
Mortgage-backed securities .......      2,740         19         (14)      2,745
Other debt securities ............      1,615          5          (7)      1,613
                                     --------   --------    --------    --------
   Total debt securities .........     21,178         38        (216)     21,000

Marketable equity securities .....      3,232        543         (79)      3,696
                                     --------   --------    --------    --------

                                     $ 24,410   $    581    $   (295)   $ 24,696
                                     ========   ========    ========    ========


                                                  June 30, 1996
                                    --------------------------------------------
                                                  Gross       Gross
                                     Amortized  Unrealized  Unrealized    Fair
                                        Cost      Gains       Losses      Value
                                        ----      -----       ------      -----
Federal agency obligations .......   $ 11,024   $     17    $   (232)   $ 10,809
Mortgage-backed securities .......      2,099          6         (29)      2,076
Other debt securities ............      5,129         13         (28)      5,114
                                     --------   --------    --------    --------
   Total debt securities .........     18,252         36        (289)     17,999

Marketable equity securities .....      2,574        270         (40)      2,804
                                     --------   --------    --------    --------

                                     $ 20,826   $    306    $   (329)   $ 20,803
                                     ========   ========    ========    ========

                          SUMMIT BANK AND SUBSIDIARIES

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


     SECURITIES AVAILABLE FOR SALE (concluded)

     The amortized cost and estimated fair value of debt securities by contractual maturity at March 31, 1998 and June 30, 1997 follows:

                                       March 31, 1998          June 30, 1997
                                    --------------------    --------------------
                                    Amortized     Fair      Amortized      Fair
                                       Cost       Value       Cost         Value
                                       ----       -----       ----         -----
Within 1 year ..................     $   500     $   499     $   616     $   615
Over 1 year to 5 years .........       3,000       3,006       7,009       6,988
Over 5 years to 10 years .......      26,507      26,629       9,063       8,926
Over 10 years ..................       2,000       1,995       1,750       1,726
                                     -------     -------     -------     -------
                                      32,007      32,129      18,438      18,255
Mortgage-backed
    securities .................       7,300       7,305       2,740       2,745
                                     -------     -------     -------     -------

                                     $39,307     $39,434     $21,178     $21,000
                                     =======     =======     =======     =======


     Proceeds from the sale of securities available for sale for the nine months ended March 31, 1998 and 1997 were $3,611 and $4,259, respectively. Gross gains of $680 and $363, and gross losses of $5 and $20, were realized during the nine months ended March 31, 1998 and 1997, respectively.

     Proceeds from the sale of securities available for sale during fiscal 1997 and 1996 were $4,660 and $2,846, respectively. Gross gains of $482 and $316, and gross losses of $20 and $8, were realized during fiscal 1997 and 1996, respectively.

                          SUMMIT BANK AND SUBSIDIARIES

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


4.   LOANS

     A summary of the balances of loans follows:

                                                                June 30,
                                                March 31, ----------------------
                                                  1998      1997         1996
                                                  ----      ----         ----
Real estate loans:
    Residential fixed rate .................   $ 13,459    $ 13,500    $ 13,219
    Residential variable rate ..............     32,273      33,696      29,555
    Commercial .............................     12,148       8,342       5,860
    Construction ...........................      5,318       4,493       4,659
                                               --------    --------    --------
                                                 63,198      60,031      53,293
    Less unadvanced construction loans .....     (1,456)     (1,613)     (1,505)
                                               --------    --------    --------
                                                 61,742      58,418      51,788
                                               --------    --------    --------

Other loans:
    Home equity ............................      5,209       4,574       4,271
    Installment ............................      1,495       1,362       1,128
    Commercial .............................      3,525       2,554       2,695
    Passbook secured .......................        886         596         386
                                               --------    --------    --------
                                                 11,115       9,086       8,480
                                               --------    --------    --------

              Total loans ..................     72,857      67,504      60,268

Less:  Allowance for loan losses ...........       (560)       (475)       (470)
          Net deferred loan fees ...........       (103)        (99)       (100)
          Deferred (income) premium ........          3           4         (31)
                                               --------    --------    --------

                                               $ 72,197    $ 66,934    $ 59,667
                                               ========    ========    ========


     At March 31, 1998 and June 30, 1997 and 1996, mortgage loans serviced for others amounted to $1,268, $1,948 and $2,157, respectively.

                          SUMMIT BANK AND SUBSIDIARIES

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


     LOANS (concluded)

     An analysis of the allowance for loan losses is as follows:

                                              Nine Months             Years
                                             Ended March 31,     Ended June 30,
                                             ---------------     --------------
                                             1998      1997      1997      1996
                                             ----      ----      ----      ----
Balance at beginning of period .........    $ 475     $ 470     $ 470     $ 445
Provision for loan losses ..............       75        35        35        93
Recoveries .............................       21        54        64        20
Charge-offs ............................      (11)      (20)      (94)      (88)
                                            -----     -----     -----     -----
Balance at end of period ...............    $ 560     $ 539     $ 475     $ 470
                                            =====     =====     =====     =====

     The following is a summary of the impaired and non-accrual loans:


                                                                  June 30,
                                                  March 31,  -------------------
                                                   1998        1997        1996
                                                   ----        ----        ----
Loans with no valuation allowance ..........      $  151      $   84      $  474
Loans with a corresponding
    valuation allowance ....................         192         136         534
                                                  ------      ------      ------
Total impaired loans .......................      $  343      $  220      $1,008
                                                  ======      ======      ======
Corresponding valuation allowance
    on impaired loans ......................      $   26      $    9      $   70
                                                  ======      ======      ======
Non-accrual loans ..........................      $  343      $  193      $  898
                                                  ======      ======      ======
Accrued interest receivable on non-
    accrual loans ..........................      $   24      $    8      $   52
                                                  ======      ======      ======


     No additional funds are committed to be advanced in connection with impaired loans.

                                                 Nine Months         Years
                                                Ended March 31,   Ended June 30,
                                                ---------------   --------------
                                                 1998     1997     1997     1996
                                                 ----     ----     ----     ----
Average recorded investment in
    impaired loans .........................     $253     $282     $534     $793
                                                 ====     ====     ====     ====
Interest income recognized on
    impaired loans .........................     $  7     $  6     $  9     $ 34
                                                 ====     ====     ====     ====
Interest income recognized on
    a cash basis on impaired loans .........     $  7     $  6     $  9     $ 33
                                                 ====     ====     ====     ====

                          SUMMIT BANK AND SUBSIDIARIES

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


5.   BANKING PREMISES AND EQUIPMENT

     A summary of the cost and accumulated depreciation and amortization of banking premises and equipment and their estimated useful lives follows:


                                    March 31,  June 30,              Estimated
                                      1998       1997       1996    Useful Lives
                                      ----       ----       ----    ------------
Banking premises:
    Land ........................   $   113    $   113    $   113
    Building and leasehold
        improvements ............     1,771      1,547      1,349   1 - 40 years
Equipment .......................     1,912      1,770      1,335   3 - 10 years
                                    -------    -------    -------
                                      3,796      3,430      2,797
Less accumulated depreciation and
    amortization ................    (2,287)    (2,028)    (1,762)
                                    -------    -------    -------
                                    $ 1,509    $ 1,402    $ 1,035
                                    =======    =======    =======


     Depreciation and amortization expense for the nine months ended March 31, 1998 and 1997 and the years ended June 30, 1997 and 1996 amounted to $259, $185, $266 and $196, respectively.

6.   DEPOSITS

     A summary of deposit balances by type is as follows:


                                                                 June 30,
                                                March 31,  ---------------------
                                                   1998       1997         1996
                                                   ----       ----         ----
Demand .....................................    $ 10,563    $  6,686    $  6,630
NOW ........................................      16,729      13,672      10,528
Money market deposits ......................       8,659       8,436       8,006
Regular and other savings ..................      22,318      21,505      20,863
                                                --------    --------    --------
  Total non-certificate accounts ...........      58,269      50,299      46,027
                                                --------    --------    --------
Term certificates $100,000 or greater ......       7,766       7,126       4,618
Term certificates less than $100,000 .......      42,021      35,472      30,544
                                                --------    --------    --------
  Total certificate accounts ...............      49,787      42,598      35,162
                                                --------    --------    --------
  Total deposits ...........................    $108,056    $ 92,897    $ 81,189
                                                ========    ========    ========

                          SUMMIT BANK AND SUBSIDIARIES

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


     DEPOSITS (concluded)

     A summary of certificate accounts by maturity is as follows:

                            March 31, 1998      June 30, 1997    June 30, 1996
                          ------------------  -----------------  --------------
                                    Weighted           Weighted        Weighted
                                    Average            Average         Average
                          Amount     Rate     Amount    Rate    Amount   Rate
                          ------     ----     ------    ----    ------   ----
Within 1 year ..........  $42,272    5.70%   $35,683    5.60%  $27,784   5.65%
Over 1 year to 3 years..    7,443    5.61      6,915    5.64     7,378   6.00
Over 3 years to 5 years.       72    5.47         --      --        --     --
                          -------            -------           -------

                          $49,787    5.69%   $42,598    5.61%  $35,162   5.72%
                          =======            =======           =======


7.   FEDERAL HOME LOAN BANK ADVANCES

     The following advances were outstanding from the Federal Home Loan Bank of Boston (FHLB):

      Maturity                   Monthly            March 31, June 30,
        Date                     Payment     Rate     1998      1997        1996
        ----                     -------     ----     ----      ----        ----

August 19, 1997 ...........    $     9       5.43% $    --    $ 2,000    $    --
December 14, 1998 .........          5       5.83    1,000         --         --
December 16, 1998 .........          5       5.84    1,000         --         --
February 18, 1999 .........          7       4.89       77        133        203
October 29, 1999 ..........         44       5.93      841         --         --
January 8, 2008 (1) .......         12       4.99    3,000         --         --
February 6, 2008 (1) ......         25       4.99    6,000         --         --
August 31, 2015 ...........          1       6.84      162        163        166
March 5, 2017 .............          2       7.06      324        326         --
                                                   -------    -------    -------
                                                   $12,404    $ 2,622    $   369
                                                   =======    =======    =======


     (1) Callable by the FHLB in 1999.

     The advance maturing August 19, 1997 requires interest only payments until maturity. The advance maturing August 31, 2015 requires a balloon payment of $96 at maturity. The advance maturing March 5, 2017 requires a balloon payment of $191 at maturity.

                          SUMMIT BANK AND SUBSIDIARIES

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


     FEDERAL HOME LOAN BANK ADVANCES (concluded)

     Total scheduled future principal payments of the advances are as follows:

                 Year Ending           March 31,           June 30,
                   June 30,              1998                1997
                ---------------      --------------       -----------

                     1998                $ 142              $ 2,080
                     1999                2,566                   64
                     2000                  224                    6
                     2001                    6                    6
                     2002                    7                    7
                  Thereafter             9,459                  459
                                     --------------       -----------

                                      $ 12,404              $ 2,622
                                     ==============       ===========



     The Bank also has an available line of credit with the FHLB at an interest rate that adjusts daily. Borrowings under the line are limited to $1,964 at March 31, 1998 and June 30, 1997.

     All borrowings from the FHLB are secured by a blanket lien primarily on U.S. Government and federal agency obligations and real estate loans in accordance with the FHLB agreement.


8.   INCOME TAXES

     Allocation of federal and state income taxes between current and deferred portions is as follows:


                                          Nine Months                Years
                                         Ended March 31,        Ended June 30,
                                         ---------------        --------------
                                         1998      1997        1997        1996
                                         ----      ----        ----        ----
Current tax provision:
    Federal ......................      $ 498      $ 361      $ 482       $ 446
    State ........................         20         69         98         115
                                        -----      -----      -----       -----
                                          518        430        580         561
                                        -----      -----      -----       -----
Deferred tax provision
 (benefit):
    Federal ......................          2         35         23         (55)
    State ........................          1         12          8          (5)
                                        -----      -----      -----       -----
                                            3         47         31         (60)
                                        -----      -----      -----       -----
                                        $ 521      $ 477      $ 611       $ 501
                                        =====      =====      =====       =====

                          SUMMIT BANK AND SUBSIDIARIES

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


     INCOME TAXES (continued)

     The reasons for the differences between the effective tax rates and the statutory federal income tax rate are summarized as follows:

                                                  Nine Months Ended              Years Ended
                                                       March 31,                   June 30,
                                                 ------------------          -------------------
                                                 1998          1997          1997           1996
                                                 ----          ----          ----           ----
Statutory rate .............................     34.0%         34.0%         34.0%          34.0%
Increase (decrease) resulting from:
    State taxes, net of federal tax benefit       0.9           4.2           4.1            5.6
    Dividend received deduction ............     (0.8)         (1.1)         (1.1)          (1.5)
    Other ..................................      1.2            --          (0.9)           0.4
                                                 ----          ----          ----           ----

Effective tax rates ........................     35.3%         37.1%         36.1%          38.5%
                                                 ====          ====          ====           ====


     The components of the net deferred tax asset are as follows:

                                                                  June 30,
                                             March 31,      --------------------
                                               1998          1997          1996
                                               ----          ----          ----
Deferred tax asset:
    Federal ..........................        $ 317         $ 378         $ 399
    State ............................          109           132           141
                                              -----         -----         -----
                                                426           510           540
                                              -----         -----         -----
Deferred tax liability:
    Federal ..........................         (328)         (262)         (159)
    State ............................          (51)          (47)          (32)
                                              -----         -----         -----
                                               (379)         (309)         (191)
                                              -----         -----         -----

Net deferred tax asset ...............        $  47         $ 201         $ 349
                                              =====         =====         =====

                          SUMMIT BANK AND SUBSIDIARIES

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


     INCOME TAXES (concluded)

     The tax effects of each type of income and expense item that give rise to deferred taxes are as follows:

                                                                    June 30,
                                                   March 31,   -----------------
                                                    1998        1997        1996
                                                    ----        ----        ----
Allowance for loan losses ...................      $  99       $  66       $ 107
Net unrealized gain/loss on securities
    available for sale ......................       (241)        (90)         27
Employee benefit plans ......................         73          98          95
Net deferred loan fees ......................         51          51          64
Depreciation ................................         81          79          56
Other .......................................        (16)         (3)         --
                                                   -----       -----       -----
Net deferred tax asset ......................      $  47       $ 201       $ 349
                                                   =====       =====       =====


     A summary of the change in net deferred tax asset is as follows:

                                              Nine Months             Years
                                             Ended March 31,      Ended June 30,
                                             ---------------      --------------
                                              1998      1997      1997      1996
                                              ----      ----      ----      ----
Balance at beginning of period ..........    $ 201     $ 349     $ 349     $ 286
Deferred tax (provision) benefit ........       (3)      (47)      (31)       60
Change in deferred tax effect of
    net unrealized gain/loss on
    securities available for sale .......     (151)       57      (117)        3
                                             -----     -----     -----     -----
Balance at end of period ................    $  47     $ 359     $ 201     $ 349
                                             =====     =====     =====     =====


     There was no valuation reserve required for the periods presented.

     The federal income tax reserve for loan losses at the Bank's base year is approximately $1,142. If any portion of the reserve is used for purposes other than to absorb loan losses, approximately 150% of the amount actually used, limited to the amount of the reserve, would be subject to taxation in the fiscal year in which used. As the Bank intends to use the reserve solely to absorb loan losses, a deferred tax liability of approximately $467 has not been provided.

                          SUMMIT BANK AND SUBSIDIARIES

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


9.   MINIMUM REGULATORY CAPITAL REQUIREMENTS

     The Bank is subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Bank's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank's assets, liabilities and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank's capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

     Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios of total and Tier 1 capital (as defined) to risk-weighted assets (as defined) and of Tier 1 capital (as defined) to average assets (as defined). Management believes that the Bank meets all capital adequacy requirements to which it is subject.

     As of March 31, 1998 and June 30, 1997 and 1996, the most recent notification from the Federal Deposit Insurance Corporation categorized the Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based and Tier 1 leverage ratios as set forth in the following table. There are no conditions or events since that notification that management believes have changed the Bank's category. The Bank's actual capital amounts and ratios are also presented in the table.

                          SUMMIT BANK AND SUBSIDIARIES

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


     MINIMUM REGULATORY CAPITAL REQUIREMENTS (concluded)


                                                                                                       Minimum
                                                                                                      To Be Well
                                                                            Minimum                Capitalized Under
                                                                          For Capital              Prompt Corrective
                                                Actual                  Adequacy Purposes           Action Provisions
                                         -------------------          -------------------          ------------------
                                         Amount        Ratio           Amount      Ratio           Amount       Ratio
                                         ------        -----           ------      -----           ------       -----
March 31, 1998:
    Total capital
        (to risk weighted assets)       $ 10,014       14.4%          $ 5,567       8.0%          $ 6,958       10.0%
    Tier 1 capital
        (to risk weighted assets)          9,454       13.6             2,783       4.0             4,175        6.0
    Tier 1 capital
        (to average assets)                9,454        7.8             3,657-      3.0-            6,096        5.0
                                                                        6,096       5.0

June 30, 1997:
    Total capital
        (to risk weighted assets)          8,974       15.0             4,791       8.0             5,989       10.0
    Tier 1 capital
        (to risk weighted assets)          8,499       14.2             2,395       4.0             3,593        6.0
    Tier 1 capital
        (to average assets)                8,499        8.4             3,046-      3.0-            5,077        5.0
                                                                        5,077       5.0

June 30, 1996:
    Total capital
        (to risk weighted assets)          7,887       14.4             4,392       8.0             5,490       10.0
    Tier 1 capital
        (to risk weighted assets)          7,417       13.5             2,196       4.0             3,294        6.0
    Tier 1 capital
        (to average assets)                7,417        8.5             3,501-      4.0-            4,376        5.0
                                                                        4,376       5.0

                          SUMMIT BANK AND SUBSIDIARIES

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


10.  PENSION AND COMPENSATION PLANS

     Defined benefit plan

     The Bank provides basic and supplemental pension benefits for eligible employees through the Savings Banks Employees Retirement Association ("SBERA") Pension Plan. Each employee reaching the age of 21 and having completed at least 1,000 hours of service in one consecutive twelve-month period, beginning with such employee's date of employment, automatically becomes a participant in the retirement plan. All participants are fully vested after three years of service.

     Net periodic pension cost included the following components:

                                                         Years Ended October 31,
                                                         -----------------------
                                                            1997         1996
                                                            ----         ----
Service cost - benefits earned during the year .........    $ 70        $ 67
Interest cost on projected benefits ....................      36          32
Actual return on plan assets ...........................     (71)        (60)
Net amortization and deferral ..........................      (3)         (3)
Amortization of net loss ...............................      27          25
                                                            ----        ----
                                                            $ 59        $ 61
                                                            ====        ====


     Total pension expense for the nine months ended March 31, 1998 and 1997 and for the years ended June 30, 1997 and 1996 amounted to $53, $45, $60 and $67, respectively.

     According to the SBERA's actuary, the funded status of the plan is as follows:


                                                                  October 31,
                                                               -----------------
                                                                 1997      1996
                                                                -----     -----
Plan assets at fair value ..................................    $ 620     $ 473
Actuarial present value of projected benefit obligation
    (substantially all vested) .............................      655       477
                                                                -----     -----
Projected benefit obligation in excess of plan assets ......      (35)       (4)
Unamortized net asset since adoption of SFAS No. 87 ........      (32)      (35)
Unrecognized net gain ......................................     (118)     (147)
                                                                -----     -----

Accrued pension cost .......................................    $(185)    $(186)
                                                                =====     =====


     The accumulated benefit obligation (substantially all vested) at October 31, 1997 amounted to $397, which was less than the plan assets at fair value.

                          SUMMIT BANK AND SUBSIDIARIES

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


     PENSION AND COMPENSATION PLANS (concluded)

     Defined benefit plan (concluded)

     For the plan years ended October 31, 1997 and 1996, actuarial assumptions used in accounting were:

                                                            1997        1996
                                                            ----        ----
Discount rate on benefit obligations .....................   7.25%      7.50%
Expected long-term rate of return on plan assets .........   8.00       8.00
Annual salary increases ..................................   5.00       5.00


     401(k) plan

     In addition to the defined benefit plans, the Bank provides a savings plan which qualifies under Section 401(k) of the Internal Revenue Code and provides for voluntary contributions by participating employees ranging from one percent to fifteen percent of their compensation, subject to certain limitations. The Bank will make matching contributions equal to 50% of each employee's voluntary contribution, up to 3% of the employee's compensation. Total expense under the plan for the nine months ended March 31, 1998 and 1997 and the years ended June 30, 1997 and 1996 amounted to $22, $16, $24 and $18, respectively.

     Supplemental executive retirement plan

     The Bank has supplemental retirement agreements with certain current and retired officers of the Bank which provide for supplemental compensation payments upon retirement, subject to certain limitations as set forth in the agreements. The present value of these future payments amounted to $96, $75 and $63 at March 31, 1998 and June 30, 1997 and 1996, respectively.


11.  COMMITMENTS AND CONTINGENCIES

     General

     In the ordinary course of business, various legal claims arise from time to time and, in the opinion of management, these claims will have no material effect on the Bank's consolidated financial statements.

                          SUMMIT BANK AND SUBSIDIARIES

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


     COMMITMENTS AND CONTINGENCIES (continued)

     Loan commitments

     The Bank is a party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, which involve elements of credit and interest rate risk in excess of the amount recognized in the accompanying consolidated balance sheets. The Bank's exposure to credit loss is represented by the contractual amount of the instruments. The Bank uses the same credit policies in making commitments as it does for on-balance-sheet instruments.

     Financial instruments whose contract amount represents credit risk consist of:

                                                                     June 30,
                                                       March 31, ---------------
                                                         1998     1997     1996
                                                         ----     ----     ----
Commitments to grant loans ..........................   $5,063   $5,670   $1,679
Unadvanced funds on home equity lines-of-credit .....    5,069    4,457    4,126
Unadvanced funds on commercial lines-of-credit ......    1,966    1,347    1,822
Unadvanced funds on personal lines-of-credit ........      295      213      134


     Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. The commitments for home equity lines-of-credit may expire without being drawn upon, therefore, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. Commitments to grant loans and lines-of-credit are secured by real estate or other collateral, if deemed necessary.

                          SUMMIT BANK AND SUBSIDIARIES

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


     COMMITMENTS AND CONTINGENCIES (concluded)

     Operating lease commitments

     Pursuant to the terms of noncancelable lease agreements in effect at March 31, 1998 and June 30, 1997 pertaining to banking premises and equipment, future minimum rent commitments are as follows:


            Year Ending            March 31,          June 30,
              June 30,               1998               1997
           ---------------       --------------      ------------

                1998                  $ 56              $ 214
                1999                   244                224
                2000                   243                213
                2001                   208                178
                2002                   195                164
             Thereafter                985                414
                                 --------------      ------------

                                   $ 1,931            $ 1,407
                                 ==============      ============

     Two leases contain an option to extend for two additional five year periods. The cost of such rentals is not included above. Total rent expense for nine months ended March 31, 1998 and 1997 and the years ended June 30, 1997 and 1996 amounted to $178, $156, $210 and $184, respectively.


12.  RELATED PARTY TRANSACTIONS

     Certain of the Bank's trustees and officers and their affiliates are also customers of the Bank. At March 31, 1998 and June 30, 1997 and 1996, total loans to such persons amounted to $643, $563 and $655, respectively. The loans were made in the ordinary course of business at the Bank's normal credit terms, including interest rate and collateral requirements and do not represent more than a normal risk of collection.

                          SUMMIT BANK AND SUBSIDIARIES

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


13.  FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosures about Fair Value of Financial Instruments" requires disclosure of estimated fair values of all financial instruments where it is practicable to estimate such values. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instrument. Statement No. 107 excludes certain financial instruments and all nonfinancial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented do not represent the underlying value of the Bank.

     The following methods and assumptions were used by the Bank in estimating fair value disclosures for financial instruments:

          Cash and cash equivalents: The carrying amounts of cash and short-term investments approximate fair values.

          Certificates of deposit: The carrying amount of certificates of deposit approximates fair value.

          Securities available for sale: Fair values for securities available for sale are based on quoted market prices.

          FHLB stock: The carrying value of FHLB stock is deemed to approximate fair value.

          Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. At June 30, 1996, fair values for residential mortgages are based on quoted market prices of similar loans sold in conjunction with securitization transactions, adjusted for differences in loan characteristics and credit risk. Fair values for other loans, including residential mortgage loans at March 31, 1998 and June 30, 1997, are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms and adjusted for credit risk. Fair values for non-performing loans are estimated using discounted cash flow analyses or underlying collateral values, where applicable.

                          SUMMIT BANK AND SUBSIDIARIES

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


     FAIR VALUE OF FINANCIAL INSTRUMENTS (concluded)

          Deposits: The fair values disclosed for non-certificate accounts are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on time deposits.

          Federal Home Loan Bank advances: The fair values for the FHLB advances are estimated using discounted cash flow analyses based on rates currently in effect for similar types of borrowing arrangements.

          Accrued interest: The carrying amounts of accrued interest approximate fair value.

          Off-balance-sheet instruments: Fair values for off-balance-sheet lending com-mitments are based on fees currently charged to enter into similar agreements, taking into account the remaining terms of the agreements and the counterparties' credit standing and are not material.

     The estimated fair values and related carrying amounts of the Bank's financial instruments are as follows:



                                                                           June 30,
                                                          -----------------------------------------
                                      March 31, 1998            1997                  1996
                                    ------------------    ------------------    -------------------
                                     Carrying    Fair      Carrying    Fair      Carrying      Fair
                                      Amount     Value      Amount     Value      Amount      Value
                                      ------     -----      ------     -----      ------      -----
Financial assets:
    Cash and cash equivalents ...   $ 11,126   $ 11,126   $  9,129   $  9,129   $  7,092   $  7,092
    Certificates of deposit .....      1,500      1,500        500        500         --         --
    Securities available for sale     42,685     42,685     24,696     24,696     20,803     20,803
    FHLB stock ..................        723        723        538        538        454        454
    Loans, net ..................     72,197     72,545     66,934     68,070     59,667     60,243
    Accrued interest receivable .        993        993        821        821        699        699
Financial liabilities:
    Deposits ....................    108,056    108,091     92,897     92,893     81,189     81,258
    Federal Home Loan Bank
        advances ................     12,404     12,436      2,622      2,648        369        358

                          SUMMIT BANK AND SUBSIDIARIES

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


14.  CHARITABLE FOUNDATION

     During 1997, the Bank established a private charitable foundation (the "Foundation") to provide grants and donations to charitable organizations and various other deserving entities. The Foundation is not a subsidiary of the Bank and maintains a tax-exempt status. The Foundation was funded by a donation from the Bank of marketable equity securities with a zero cost basis and a market value of $53 at the date of the transfer. Such securities had been classified as available for sale and, accordingly, the transfer resulted in the Bank recognizing the net unrealized appreciation of the securities of $53 in the consolidated statement of income.


15.  REORGANIZATION

     On August 19, 1997,  Summit Bank, a  Massachusetts-charted  mutual  savings bank, was reorganized into a Massachusetts-chartered mutual holding company, Service Bancorp, ("Corporation") pursuant to Section 2 of Chapter 167H of the Massachusetts General Laws. Concurrent with the reorganization, a Massachusetts-chartered stock savings bank was established as a subsidiary of Service Bancorp, known as Summit Bank (the "Bank"). Service Bancorp exchanged certain of its assets and liabilities, including all of its deposits, for 100% of the common stock of Summit Bank. The Bank has continued the operations of the predecessor mutual savings bank. The transaction has been accounted for as a pooling of interests and has no effect on the consolidated financial results of the Corporation and the Bank.


16.  PLAN OF CONVERSION (UNAUDITED)

     On March 12, 1998, the Board of Trustees of Service Bancorp voted to establish Summit Bancorp (the "Company"), a capital stock holding company incorporated in Massachusetts. The Bank will become a state chartered capital stock bank wholly-owned by the Company. In addition, as part of a Plan of Conversion (the "Plan") the Company plans to offer for sale 47% of the shares of its common stock (the "Minority Ownership Interest") in a subscription offering initially to Bank depositors, employee benefit plans of the Bank and other certain eligible subscribers ("the Offering"). Any shares of common stock not sold in the Offering are expected to be sold to members of the general public. After completion of the Offering, Service Bancorp will be the 53% owner of the Company.

                          SUMMIT BANK AND SUBSIDIARIES

             NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Concluded)

         March 31, 1998 and 1997 (Unaudited) and June 30, 1997 and 1996
                             (Dollars in Thousands)


     PLAN OF CONVERSION (UNAUDITED) (concluded)

     As part of the Offering, the Bank will establish a liquidation account in an amount equal to the Minority Ownership Interest multiplied by the net worth of the Bank as of the date of the latest consolidated balance sheet appearing in the final prospectus. The liquidation account will be maintained for the benefit of eligible account holders and supplemental eligible account holders who maintain their accounts at the Bank after the Offering. The liquidation account will be reduced annually to the extent that such account holders have reduced their qualifying deposits as of each anniversary date. Subsequent increases will not restore an account holder's interest in the liquidation account. In the event of a complete liquidation, each eligible account holder will be entitled to receive balances for accounts then held.

     Subsequent to the Offering, the Company and the Bank may not declare or pay dividends on and the Company may not, repurchase, any of its shares of common stock if the effect thereof would cause stockholders' equity to be reduced below applicable regulatory capital maintenance requirements or if such declaration, payment or repurchase would otherwise violate regulatory requirements.

     Offering costs will be deferred and reduce the proceeds from the shares sold in the Offering. If the Offering is not completed, all costs will be expensed. As of March 31, 1998, no offering costs have been incurred. In addition, as part of the Offering, the Bank intends to enter into employment agreements with certain executive officers.

                                    GLOSSARY

Associate                     "Associate" of a person means: (i) any corporation
                              or  organization  (other  than  the  Bank  or  its
                              subsidiaries  or the Stock  Company) of which such
                              person  is a  director,  officer,  partner  or 10%
                              shareholder;  (ii) any  trust or other  estate  in
                              which  such  person has a  substantial  beneficial
                              interest  or  serves  as  trustee  or in a similar
                              fiduciary  capacity;  provided,  however that such
                              term shall not include any employee  stock benefit
                              plan of the  Stock  Company  or the  Bank in which
                              such  a  person  has  a   substantial   beneficial
                              interest or as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or relative of such spouse, who either has the same home as such person or who is a director or officer of the Bank or its subsidiaries or the Stock Company

Bank                          Summit Bank, a Massachusetts stock savings bank

BIF                           The Bank Insurance Fund of the FDIC

Code                          The Internal Revenue Code of 1986, as amended

Commissioner                  The Massachusetts Commissioner of Banks

Community Offering            The  offering  for sale to the  general  public of
                              shares of common stock not subscribed for in the Subscription Offering, with preference given to natural persons residing in the town of Medway, Massachusetts.

Conversion Transaction        A mutual-to-stock conversion of the Mutual Company

DIF                           The Depositors Insurance Fund

Division                      The Massachusetts Division of Banks

Eligible Account Holders      Depositors  of the  Bank  with  aggregate  account
                              balances of at least $50 as of the close of business on March 31, 1997

ERISA Employee Retirement Income Security Act of 1974, as amended

ESOP                          The Summit Bancorp,  Inc. Employee Stock Ownership
                              Plan and Trust

Estimated Valuation Range     The estimated pro forma market value of the common
                              stock to be issued in the Offering, or $17,000,000
                              to  $23,000,000.  The  maximum  of  the  Estimated
                              Valuation  Range may be increased  to  $26,450,000
                              without a resolicitation of subscribers

Exchange Act                  Securities Exchange Act of 1934, as amended

Expiration Date               __________, local time, on September __, 1998

FASB                          Financial Accounting Standards Board

FDIC                          Federal Deposit Insurance Corporation

FDICIA                        Federal Deposit Insurance Corporation  Improvement
                              Act of 1991, as amended

FHLB                          The Federal Home Loan Bank

FNMA                          Federal National Mortgage Association

FRB                           The Federal Reserve Board

Independent Valuation         The appraisal of the pro forma market value of the
                              Common Stock to be issued in the reorganization and Offering, as determined by RP Financial, LC., Arlington, Virginia

IRA                           Individual retirement account or arrangement

IRS                           Internal Revenue Service

Minority Ownership Interest   The  shares of common  stock of the Stock  Company
                              issued in the Offering to persons other than the Mutual Company.

Minority Stockholders         Stockholders  of the Stock  Company other than the
                              Mutual Company

MMDA                          Money Market Demand Account

Mutual Company                Service  Bancorp,   MHC,  a  Massachusetts  mutual
                              holding company

NASD                          National Association of Securities Dealers, Inc.

NOW account                   Negotiable Order of Withdrawal account

NPV                           Net portfolio value

Offering The offer and sale of between 765,000 and 1,035,000 shares of common stock, subject to adjustment to 1,190,250 shares of common stock to depositors and others in the Subscription Offering and the Community Offering pursuant to this prospectus

Offering Range                The offer and sale by the Stock Company of between
                              765,000   and   1,035,000   shares   (subject   to
                              adjustment to 1,190,250 shares) of common stock in the Offering pursuant to this prospectus

Order Form                    The form for ordering common stock  accompanied by
                              a certification concerning certain matters

Qualifying Deposits           Deposit accounts with aggregate balances of $50 or
                              more as of specified dates

Recognition Plan              The  restricted  stock  plan to be  submitted  for
                              approval at a meeting of the Stock Company's shareholders to be held no earlier than six months after the completion of the Offering

REO                           Real estate owned

SEC                           Securities and Exchange Commission

Stock Company                 Summit  Bancorp,  Inc., the parent holding company
                              for Summit Bank, and the issuer of the shares of common stock in the Offering

Stock Option  Plan            The stock  option  plan for  directors,  trustees,
                              officers  and   employees  to  be  submitted   for
                              approval at a meeting of the Stock Company's shareholders to be held no earlier than six months after the completion of the Offering

Subscription Offering         The   offering   of   nontransferable   rights  to
                              subscribe  for  the  common  stock,  in  order  of
                              priority,    to    Eligible    Account    Holders,
                              Supplemental Eligible Account Holders, the ESOP and employees, officers, directors and trustees of the Bank and the Mutual Company

Subscription Price            The  $10.00  price per  share at which the  common
                              stock will be sold in the Offering

Supplemental Eligible
Account Holders               Depositors  of the  Bank  with  aggregate  account
                              balances of at least $50 on June 30, 1998, who are not Eligible Account Holders

--------------------------------------------------------------------------------

         No person has been authorized to give any information or to make any representation other than as contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by the Summit Bancorp, Inc. or Summit Bank. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any security other than the shares of common stock offered hereby to any person in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this prospectus nor any sale hereunder shall, under any circumstances, create any implication that information herein is correct as of any time subsequent to the date hereof.


                              SUMMIT BANCORP, INC.

                          (Proposed Holding Company for
                                  Summit Bank)


                             Up to 1,190,250 Shares


                                  Common Stock
                           ($.01 par value per share)


                                SUBSCRIPTION AND
                               COMMUNITY OFFERING
                                   PROSPECTUS


                            TRIDENT SECURITIES, INC.

                                 August __, 1998

                  THESE SECURITIES ARE NOT DEPOSITS OR ACCOUNTS
                   AND ARE NOT FEDERALLY INSURED OR GUARANTEED

Until September __, 1998 or 25 days after the commencement of the Offering of common stock, all dealers effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a prospectus. This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------

PART II:          INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.          Indemnification of Directors and Officers

         Article VI of the Articles of Organization of Summit Bancorp, Inc. (the "Corporation") sets forth circumstances under which directors, officers, employees and agents of the Corporation may be insured or indemnified against liability which they incur in their capacities as such.

         6.6      Indemnification

         A. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he is or was a Director or an Officer of the Corporation or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an "indemnitee"), whether the basis of such proceeding is alleged action in an official capacity as a Director, Officer, employee or agent or in any other capacity while serving as a Director, Officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the Massachusetts Business Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith; provided, however, that, except as provided in Section C hereof with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation.

         B The right to  indemnification  conferred in Section A of this Section
6.6 shall include, in the case of a Director or officer at the level of Vice President or above, and in the case of any other Officer or any employee may include (in the discretion of the Board of Directors) the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition (hereinafter an "advancement of expenses"). Notwithstanding the foregoing, expenses incurred by an indemnitee in advance of the final disposition of a proceeding may be paid only upon the Corporation's receipt of an undertaking by the indemnitee to repay such payment if he shall be adjudicated or determined to be not entitled to indemnification under applicable law. The Corporation may accept such undertaking without reference to the financial ability of the Indemnitee to make such repayment. The rights to indemnification and to the advancement of expenses conferred in Sections A and B of this Section 6.6 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a Director, Officer, employee or agent and shall inure to the benefit of the indemnitee's heirs, executors and administrators.

         C. If a claim under Section A or B of this Section 6.6 is not paid in full by the Corporation within sixty days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the indemnitee also shall be entitled to be paid the expense of prosecuting or defending such suit. In (i) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, he shall not have acted in good faith in the reasonable belief that his action was in the best interests of the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the Massachusetts Business Corporation Law, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Section 6.6 or otherwise, shall be on the Corporation.

         D. The rights to indemnification and to the advancement of expenses conferred in this Section 6.6 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, the Corporation's Charter, Bylaws, agreement, vote of stockholders or disinterested Directors or otherwise.

         E. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the Massachusetts Business Corporation Law.

         F. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation to the fullest extent of the provisions of this Section 6.6 with respect to the indemnification and advancement of expenses of Directors and Officers of the Corporation. Without limiting the generality of the foregoing, the Corporation may enter into specific agreements, commitments or arrangements for indemnification on any terms not prohibited by law which it deems to be appropriate.

         G. If the Corporation is merged into or consolidated with another corporation and the Corporation is not the surviving corporation, the surviving Corporation shall assume the obligations of the Corporation under this Section
6.6 with respect to any action, suit, proceeding or investigation arising out of or relating to any actions, transactions or facts occurring at or prior to the date of such merger or consolidation.

Item 25.          Other Expenses of Issuance and Distribution
                                                                      Amount
                                                                      ------
         *        Legal Fees........................................ $125,000
         *        Printing and Mailing..............................   73,000
         *        Appraisal and Business Plan Fees and Expenses.....   32,500
         *        Accounting Fees and Expenses......................   60,000
         **       Marketing Fees and Expenses.......................  187,500
         *        Filing Fees (SEC and Division of Banks of
                     The Commonwealth of Massachusetts).............   12,000
         *        Conversion Agent..................................   10,000
                                                                     --------
         **       Total ............................................ $350,000
                                                                     ========

------------
*        Estimated
** The Bank and the Company have retained Trident Securities, Inc. ("Trident") to assist in the sale of common stock on a best efforts basis in the Subscription and Community Offerings. For purposes of computing estimated expenses, it has been assumed that Trident will receive fees and expenses of approximately $160,000, exclusive of attorneys' fees of $27,500.

Item 26.          Recent Sales of Unregistered Securities.

                  Not Applicable.

Item 27.          Exhibits and Financial Statement Schedules:


                  (a)      List of Exhibits

                  The index of exhibits immediately preecedes the exhibits attached to this registration statement.

                  (b)      Financial Statement Schedules

                  No  financial   statement  schedules  are  filed  because  the
required information is not applicable or is included in the consolidated financial statements or related notes.

Item 28.          Undertakings

         The undersigned Registrant hereby undertakes:

                    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To  reflect  in the  prospectus  any  facts  or  events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii)To include any  material  information  with  respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) To provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

              Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the questions whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Medway, Massachusetts on June 9, 1998.

                                  SUMMIT BANCORP, INC. (in formation)


                                  By: /s/ Eugene G. Stone
                                      -------------------------------------
                                      Eugene G. Stone
                                      President and Chief Executive Officer
                                      (Duly Authorized Representative)

                                POWER OF ATTORNEY

         We, the undersigned directors and officers of Summit Bancorp, Inc. (the "Company," and in formation) hereby severally constitute and appoint Eugene G. Stone, as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said Eugene G. Stone may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form SB-2 relating to the offering of the Company's Common Stock, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said Eugene G. Stone shall do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and as of the dates indicated.

  Signatures                       Title                              Date
  ----------                       -----                              ----

/s/ Eugene G. Stone           President, Chief Executive            June 9, 1998
---------------------------   Officer and Director (Principal
Eugene G. Stone               Executive Officer)


/s/ Warren W. Chase, Jr.      Vice President and Treasurer          June 9, 1998
---------------------------   (Principal Financial and
Warren W. Chase, Jr.          Accounting Officer)


/s/ James W. Murphy           Director and Clerk                    June 9, 1998
---------------------------
James W. Murphy


/s/ Kelly A. Adler            Director                              June 9, 1998
---------------------------
Kelly A. Adler


/s/ Harold W. Bemis           Director                              June 9, 1998
----------------------------
Harold W. Bemis


/s/ William L. Casey          Director                              June 9, 1998
----------------------------
William L. Casey

 Signatures                       Title                              Date
 ----------                       -----                              ----


/s/ Paul J. DeSimone          Director                              June 9, 1998
----------------------------
Paul J. DeSimone


/s/ John G. Dugan             Director                              June 9, 1998
----------------------------
John G. Dugan


/s/ Richard Giusti            Director                              June 9, 1998
----------------------------
Richard Giusti


/s/ John Hasenjaeger          Director                              June 9, 1998
----------------------------
John Hasenjaeger


/s/ Robert J. Heavey          Director                              June 9, 1998
----------------------------
Robert J. Heavey


/s/ Thomas R. Howie           Director                              June 9, 1998
----------------------------
Thomas R. Howie


/s/ Kenneth C.A. Isaacs       Director                              June 9, 1998
----------------------------
Kenneth C.A. Isaacs


/s/ Paul V. Kenney            Director                              June 9, 1998
----------------------------
Paul V. Kenney


/s/ Eugene R. Liscombe        Director                              June 9, 1998
----------------------------
Eugene R. Liscombe


/s/ Robert A. Matson          Director                              June 9, 1998
----------------------------
Robert A. Matson


/s/ Lawrence E. Novick        Director                              June 9, 1998
----------------------------
Lawrence E. Novick

================================================================================
      As filed with the Securities and Exchange Commission on June 15, 1998
                                                           Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549






                      ------------------------------------





                                    EXHIBITS
                                       TO
                             REGISTRATION STATEMENT
                                       ON
                                    FORM SB-2




                      ------------------------------------













                              SUMMIT BANCORP, INC.













================================================================================

                                  EXHIBIT INDEX

1.1  Engagement Letter between Summit Bank and Trident Securities, Inc.

1.2* Form of Agency  Agreement  among Summit  Bancorp,  Inc.,  Summit Bank,  and
     Trident Securities, Inc.

2    Service Bancorp, MHC and Summit Bank Stock Issuance Plan.

3.1 Articles of Organization of Summit Bancorp, Inc. (Incorporated herein by reference to Exhibit A of the Service Bancorp, MHC and Summit Bancorp, Inc. Stock Issuance Plan.)

3.2 Bylaws of Summit Bancorp, Inc. (Incorporated herein by reference to Exhibit B of the Service Bancorp, MHC and Summit Bancorp, Inc. Stock Issuance Plan.)

4    Form of Common Stock Certificate of Summit Bancorp, Inc.

5 Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C. regarding legality of securities being registered

8.1  Form of Federal Tax Opinion of Luse Lehman Gorman Pomerenk & Schick, P.C.

8.2  State Tax Opinion of Wolf & Company, P.C.

8.3  Letter from RP Financial, LC. with respect to Subscription Rights

10.1 Form of Employment Agreement

10.2 Form of Severance Agreement

10.3 Employee Stock Ownership Plan

21   Subsidiaries of the Registrant

23.1 Consent of Luse Lehman Gorman Pomerenk & Schick, P.C. (contained in opinion filed as Exhibit 5)

23.2 Consent of Wolf & Company, P.C. with respect to Report on Financial Statements

23.3 Consent of Wolf & Company, P.C. with respect to State Tax Opinion

23.4 Consent of RP Financial, LC.

24   Power of Attorney (set forth on Signature Page)

27   EDGAR Financial Data Schedule

99.1 Appraisal Agreement between Summit Bank and RP Financial, LC.

99.2 Business Plan Agreement between Summit Bank and RP Financial, LC.

99.3 Appraisal Report of RP Financial, LC.*

99.4 Marketing Materials*

99.5 Order and Acknowledgment Form*

---------------

*To be filed supplementally or by amendment.